                            SCHEDULE 14A INFORMATION


                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No. 1)


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as Permitted by Proxy Statement Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                            INCOMNET, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
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         -----------------------------------------------------------------------
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         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                                 INCOMNET, INC.
                                2801 MAIN STREET
                            IRVINE, CALIFORNIA 92614

To the Shareholders:


    I am pleased to invite you to attend the annual meeting of the shareholders
of Incomnet, Inc. to be held on September   , 1999 at 10:00 o'clock in the
morning. The meeting will be held at Incomnet's headquarters located at 2801 Main Street, Irvine, California.



    In addition to the election of directors, your Board is asking shareholders to consider and vote on a number of other proposals, including: (i) the increase in the number of authorized shares of Incomnet Common Stock; (ii) the conversion of approximately $16.8 million in debt owed to Ironwood Telecom LLC into Incomnet Preferred Stock convertible into Incomnet Common Stock; (iii) the issuance by Incomnet of up to $15 million worth of Incomnet Preferred Stock convertible into Incomnet Common Stock; (iv) the adoption of an Equity Incentive Stock Plan; (v) the adoption of an Employee Stock Purchase Plan; and (vi) the reimbursement, in stock, of certain of my expenses related to the change of control of the Board. Each of these proposals is extremely important and management hopes you will carefully consider each proposal.



    As you know, five of six Board members were appointed in late September 1998, and the Company was fortunate to attract Denis Richard as its new CEO and President at that time. Together, the Board and new management have accomplished much in a short period of time, including: restructuring obligations of the Company's telecommunications subsidiary, Incomnet Communications Corp. ("ICC"), owing to WorldCom and ICC's former lender; taking steps to revitalize ICC's network marketing organization; and completing a $16.8 million financing and $12.5 million credit facility under difficult financial circumstances. With the support of shareholders, we hope to accomplish even more in our efforts to restore shareholder value.


    Your vote is important. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person. Whether or not you plan to attend the annual meeting, please vote as soon as possible, by signing and returning the enclosed proxy card in the envelope provided.


    If you have any questions or require any assistance, please feel free to contact MacKenzie Partners, Inc., who have been retained by the Company to assist in the proxy solicitation process. You can reach MacKenzie Partners at its toll free telephone number (800) 322-2885.


                                          Sincerely,


                                          /s/ JOHN P. CASEY



                                          JOHN P. CASEY
                                          CHAIRMAN OF THE BOARD



July   , 1999

                                     [LOGO]

                                 INCOMNET, INC.
                   2801 MAIN STREET, IRVINE, CALIFORNIA 92614
                                 (949) 224-7300
                            ------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

To the Shareholders:


    The annual meeting of the shareholders of Incomnet, Inc. will be held on
September   , 1999 at 10:00 o'clock in the morning at Incomnet's headquarters located at 2801 Main Street, Irvine, California 92614, for the following purposes:


    - To elect six members to Incomnet's Board of Directors to serve until the next annual meeting or until their successors have been elected and qualified.

    - To consider a proposal to increase the number of authorized shares of Common Stock from 20 million to 100 million.


    - To consider a proposal to approve the conversion of approximately $16.8 million in debt owed to Ironwood Telecom LLC into a new series of convertible preferred stock.



    - To consider a proposal concerning the offering of up to $15 million worth of a new series of preferred stock that is convertible into Incomnet Common Stock.


    - To consider a proposal to adopt Incomnet's Equity Incentive Stock Plan.

    - To consider a proposal to adopt Incomnet's Employee Stock Purchase Plan.

    - To consider a proposal concerning reimbursement, in shares of Incomnet Common Stock, of certain expenses of John P. Casey in connection with the transaction that resulted in the change of control of the Board in September 1998.

    - To transact such other business as may properly come before the meeting or any adjournment thereof.

    These items of business are more fully described in the Proxy Statement accompanying this Notice.


    Only shareholders of record at the close of business on July 19, 1999, will be entitled to notice of and to vote at this meeting.


    Incomnet invites all shareholders to attend the meeting in person. However, to ensure your representation at the meeting, please mark, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-paid envelope. Any shareholder attending the meeting may vote in person, even if the shareholder has returned a proxy.

                                          By Order of the Board of Directors

                                                        [LOGO]

                                          George P. Blanco
                                          EXECUTIVE VICE PRESIDENT,
                                          CHIEF FINANCIAL OFFICER AND SECRETARY


Dated: July   , 1999

                                 INCOMNET, INC.
                                2801 MAIN STREET
                            IRVINE, CALIFORNIA 92614

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------


    The Board of Directors is soliciting proxies for use at the 1999 annual
meeting of shareholders. The annual meeting will be held on September   , 1999
at 10:00 o'clock in the morning at Incomnet's principal executive offices, located at 2801 Main Street, Irvine, California 92614. This proxy statement and
the form of proxy will be mailed to shareholders beginning July   , 1999,
together with a copy of Incomnet's annual report on Form 10-K.



    SHAREHOLDERS ARE URGED TO READ CAREFULLY EACH PROPOSAL CONTAINED IN THIS PROXY STATEMENT BEFORE VOTING ON THE PROPOSALS, INCLUDING ANY ATTACHED APPENDIX RELATING TO SUCH PROPOSALS.


WHO CAN VOTE


    Only shareholders of record of Common Stock and Series C and D Preferred Stock on July 19, 1999 are entitled to vote at the annual meeting. Holders of Series A and B Preferred Stock are not entitled to vote at the meeting. Although options to purchase Series D Preferred shares have been granted, no shares of Series D Preferred Stock were outstanding on the record date.



    On July 19, 1999, Incomnet had 19,933,000 shares of Common Stock issued and outstanding and 13 shares of Series C Preferred Stock outstanding. Each shareholder has one vote for each share of Common Stock. Each share of Series C Preferred Stock is entitled to 100,000 votes per share. Holders of Common Stock have 94% of the general voting power and holders of Series C Preferred Stock have the remaining 6% of the general voting power. Holders of Common Stock and Series C Preferred Stock will vote together, without regard to class, on all matters to be voted upon at the annual meeting, except that Incomnet's Chairman, John P. Casey, will not be entitled to vote his shares of Common Stock on Proposal No. 7 because Mr. Casey has a personal financial interest in such proposal.


HOW YOU CAN VOTE

    If you return your signed proxy before the annual meeting, the proxy holders will vote your shares as you direct. You can specify on your proxy whether your shares should be voted for all, some or none of the nominees for directors. In addition, a shareholder entitled to vote for directors may cumulate his or her votes and give one candidate a number of votes equal to the number of directors to be elected (I.E., 6) multiplied by the number of votes to which his or her shares are entitled, or distribute his or her votes calculated on the same principle among as many candidates as he or she thinks fit. Cumulative voting is not permitted unless the director candidate or candidates have been nominated prior to the voting and the shareholder has given notice at the meeting prior to the voting of shares of an intention to cast votes on a cumulative basis. If any one shareholder gives such notice, all shareholders may cumulate their votes for candidates in nomination.


    IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, THE PROXY HOLDERS WILL VOTE THEM "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTORS UNDER "ELECTION OF DIRECTORS" AND "FOR" THE OTHER SIX PROPOSALS DESCRIBED IN THIS PROXY STATEMENT.

REQUIRED VOTES


    In the election for directors, the six candidates receiving the highest number of affirmative votes will be elected. The proposal to increase the number of authorized shares of Common Stock requires for approval the affirmative vote of the holders of a majority of the outstanding shares entitled to vote. All other proposals at the annual meeting will require for approval (i) the affirmative vote of a majority of those shares present and voting, and (ii) the affirmative vote of a majority of the required quorum, except that Mr. Casey's shares will not be counted in determining the outcome of Proposal No. 7 concerning the reimbursement in stock of certain of his expenses in connection with the change of control of Incomnet's Board in September 1998. In addition, Proposal No. 3 (regarding conversion of debt to equity) and Proposal No. 4 (regarding issuance of a new series of preferred stock) are conditioned upon approval of Proposal No. 2 (regarding an increase in the authorized number of shares of Incomnet Common Stock).



    The required quorum is a majority of the shares issued and outstanding on the record date (I.E., July 19, 1999). In determining the presence of a quorum, shares represented by proxies that reflect "abstentions" will be treated as present and entitled to vote. For the proposals that require a majority of those shares present and voting, abstentions do not constitute a vote "for" or "against" these proposals and, thus, will be disregarded in the calculation of shares present and voting. For the proposal that requires approval of a majority of the outstanding shares, abstentions are effectively treated as "no" votes.


    In determining the presence of a quorum, "broker non-votes" (I.E., votes submitted by proxy or in person by brokers or nominees which specify that instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker or nominee thus does not have discretionary power to vote on a particular matter) will be treated as present and entitled to vote. However, for purposes of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). For those proposals that require approval of a majority of the outstanding shares, "broker non-votes" are effectively treated as a "no" vote. American Stock Transfer, Incomnet's transfer agent, will tabulate the votes and a representative of American Stock Transfer will serve as inspector of election for the Annual Meeting.


    John P. Casey, Incomnet's Chairman, and Denis Richard, Incomnet's Chief Executive Officer, together are entitled to vote shares of Incomnet stock representing approximately 35% of the outstanding shares of voting stock. Each of Mr. Casey and Mr. Richard has indicated his intent to vote all of his shares in favor of the election of all nominees for directors and in favor of each of the six other proposals described in this Proxy Statement, except that Mr. Casey's shares will not be counted in determining the outcome of Proposal No. 7 in which he has a financial interest.


REVOCATION OF PROXIES

    Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. It may be revoked:

    - By filing with the Secretary of Incomnet an instrument of revocation;

    - By presenting at the meeting a duly executed proxy bearing a later date;
      or

    - By attending the meeting and electing to vote in person.

THE SOLICITATION OF PROXIES

    Incomnet will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy and any additional material that may be furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the names of such nominees.

    The solicitation of proxies will be made by the use of the mails and through direct communication with certain shareholders or their representatives by officers, directors and employees of Incomnet, who will receive no additional compensation therefor. Incomnet has engaged MacKenzie Partners, Inc. to solicit proxies and distribute materials to certain shareholders, brokerage houses, banks, custodians and other nominee holders. Incomnet will pay MacKenzie
Partners, Inc. $      for these services, plus expenses.

OTHER MATTERS TO BE ACTED UPON AT THE MEETING

    Incomnet does not know of any other matters to be presented or acted upon at the meeting. If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting those shares.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    Six directors will be elected at this year's annual meeting. Each director will serve until the next annual meeting of the shareholders or until he is succeeded by another director who has been elected. All of the nominees were appointed as directors on or after the board change of control on September 29, 1998, except for Dr. Howard Silverman who has served as a director since January 20, 1997.

THE BOARD CHANGE OF CONTROL


    On September 29, 1998, Incomnet completed an agreement with shareholder John
P. Casey and the former directors of Incomnet to change the composition of Incomnet's board. This agreement will be referred to as the "Board Change Agreement." As a result, five new directors were appointed. Dr. Howard Silverman has served as a director since January, 1997 and agreed to continue to serve as a director. The Board Change Agreement provided that Incomnet would nominate Dr. Silverman to stand for reelection at the 1999 annual meeting.



    The new Board members include John Casey, Incomnet's largest shareholder, and Denis Richard, who was appointed by the new directors as the new President and Chief Executive Officer of Incomnet and its wholly owned subsidiary, Incomnet Communications Corporation or "ICC" (formerly known as National Telephone & Communications, Inc. or NTC). The other directors appointed after the Board Change are: R. Scott Eisenberg, Vice President, Product Management for CyberCash; John P. Hill, Jr., Administrative Manager, Quince Associates; and Michael A. Stein, Executive Vice President and Chief Financial Officer of Nordstrom, Inc. Throughout this Proxy Statement, the directors (or Board) and officers who currently hold office are referred to as the "New Board," "New Management" or "New Directors and Officers," while the directors and officers who held office prior to September 29, 1998 will be referred to as the "Former Board" or "Former Directors and Officers." For additional information concerning the Board Change, see "Transactions with Management--The Board Change Agreement."


DIRECTOR NOMINEES

    The following information about the director nominees was provided by the nominees. Each of the nominees elected to serve as a director will hold office until the next annual meeting or until their successor is elected and qualified.

--------------------------------------------------------------------------------

JOHN P. CASEY
CHAIRMAN OF THE BOARD

AGE:                        50

DIRECTOR SINCE:             September 29, 1998

PRINCIPAL OCCUPATION:       Vice Chairman of Meridian Investments, Inc., an NASD registered broker-dealer ("Meridian")

RECENT BUSINESS             Since 1981, Mr. Casey has been the Senior Vice President,
EXPERIENCE:                 Financial Marketing for Meridian and since October 1998, its
                            Vice Chairman. Meridian is a privately held company and Mr.
                            Casey believes that it is one of the largest originators of tax credit equity in the United States. Mr. Casey is primarily responsible for the design of financial marketing plans for
                            Meridian. Since October 1998, Mr. Casey has also served as a director of ICC, Incomnet's wholly owned subsidiary.

OTHER DIRECTORSHIPS:        Val-u-net; 1-800-Database; Make-a-Wish Foundation

-------------------------------------------------------------------------------------------

R. SCOTT EISENBERG

AGE:                        39

DIRECTOR SINCE:             October 2, 1998

PRINCIPAL OCCUPATION:       Vice President, Product Management for CyberCash

RECENT BUSINESS             Since June 1996, Mr. Eisenberg has been the Director, Product
EXPERIENCE:                 Management for CyberCash, a leading provider of payment
                            solutions for internet and real-world storefronts. From March
                            1993 until he joined CyberCash in June 1996, Mr. Eisenberg held key management positions with MCI Telecommunications in its internet services sector and long distance telephone services sector. From 1989 to 1993, Mr. Eisenberg was a partner in an investment banking firm where he advised emerging growth
                            companies in connection with equity and debt financings and mergers and acquisitions.

-------------------------------------------------------------------------------------------

JOHN P. HILL, JR.

AGE:                        38

DIRECTOR SINCE:             September 29, 1998

PRINCIPAL OCCUPATION:       Administrative Manager, Quince Associates

RECENT BUSINESS             Mr. Hill is the Administrative Manager of Quince Associates, a
EXPERIENCE:                 privately held company with investments in real estate, retail convenience stores, restaurants, technology and various other public and private companies. Since 1989, he has also served as
                            President of Trans Pacific Stores, Ltd., a privately held
                            operator of retail stores. Since 1997, Mr. Hill has served as a director of Covol Technologies, Inc., a publicly traded
                            technology development company based in Utah. Prior to 1989, Mr.
                            Hill was the Chief Financial Officer for various privately held retail and restaurant companies. Since October 1, 1998, Mr. Hill has also served as a director of ICC.

OTHER DIRECTORSHIPS:        Covol Technologies, Inc.

-------------------------------------------------------------------------------------------
DENIS RICHARD
AGE:                        38
DIRECTOR SINCE:             October 2, 1998
PRINCIPAL OCCUPATION:       President and Chief Executive Officer of Incomnet (since
                            September 29, 1998) and Chairman, President and Chief Executive
                            Officer of ICC (since October 2, 1998)
RECENT BUSINESS             From 1995 until he joined Incomnet in October 1998, Mr. Richard
EXPERIENCE:                 held executive management positions at Teleglobe Inc. and its affiliates. Teleglobe is one of the world's largest
                            intercontinental telecommunications companies. In January 1996,
                            Mr. Richard was appointed Vice President, Law & Corporate
                            Affairs for Teleglobe International Corp. Prior to this
                            appointment, he served as Director of Special Projects for
                            Teleglobe Inc. From 1989 until he joined Teleglobe in 1995, Mr.
                            Richard was Senior Counsel with BCE Inc., where he was involved in many of that company's telecommunications investment
                            activities, as well as heading several other divestiture and reorganization projects.

-------------------------------------------------------------------------------------------
DR. HOWARD P. SILVERMAN
AGE:                        58
DIRECTOR SINCE:             January 20, 1977
PRINCIPAL OCCUPATION:       Independent Consultant, Investment Banking
RECENT BUSINESS             From November 1996 to October 1997, Dr. Silverman served as an
EXPERIENCE:                 investment banking consultant with Andrew, Alexander, Wise & Co.
                            From May 1995 to November 1996, Dr. Silverman served as Vice
                            President of Corporate Finance for Rickel & Associates. From
                            1991 until he joined Rickel, he served as an independent
                            consultant to development stage and middle market companies.
                            From 1985 to 1991, he was the founder and Chairman of the Board of Vision Sciences, a company that developed, manufactured and marketed in-office lens casting systems.

-------------------------------------------------------------------------------------------

MICHAEL A. STEIN
AGE:                        49
DIRECTOR SINCE:             September 29, 1998
PRINCIPAL OCCUPATION:       Executive Vice President and Chief Financial Officer of
                            Nordstrom, Inc.
RECENT BUSINESS             In October 1998, Mr. Stein became the Executive Vice President
EXPERIENCE:                 and Chief Financial Officer of Nordstrom, Inc., a fashion
                            specialty retailer with 97 stores located in 22 states. At
                            Nordstrom, Mr. Stein is responsible for all of Nordstrom's financial operations and strategic planning. From 1993 through
                            September 1998, Mr. Stein was the Executive Vice President and
                            Chief Financial Officer of Marriott International, Inc. At
                            Marriott, Mr. Stein was responsible for Marriott's treasury, corporate and project finance, investor relations,
                            controllership, tax, risk management and internal audit
                            functions. Mr. Stein joined Marriott in 1989 as its Vice
                            President, Finance and Chief Accounting Officer. Prior to
                            joining Marriott, Mr. Stein spent 18 years with Arthur Andersen
                            LLP where he was a partner.

NOMINATION OF DIRECTORS



    In accordance with Incomnet's Bylaws, if a shareholder entitled to vote for the election of directors at a meeting wishes to propose a candidate for consideration as a possible nominee for management's proposed slate of directors, or such shareholder wishes to make a director nomination at a shareholder meeting, then such shareholder must give written notice (a "Nomination Notice") of his or her intent to make such nomination. A Nomination Notice must be delivered in person or by United States mail, postage prepaid, to Incomnet, Inc., 2801 Main Street, Irvine, California 92614, Attention:
Secretary.


    To be valid, a Nomination Notice must be given not later than: (i) with respect to the election to be held at an annual meeting of shareholders, 90 days in advance of the first anniversary of the preceding year's annual meeting or, if the annual meeting is more than 30 days before or more than 60 days after such anniversary date thereof, notice must be delivered not later than ten days following the day on which public announcement of the annual meeting is first made by Incomnet, and (ii) with respect to any election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first mailed to shareholders, or public disclosure of the date of the special meeting was made, whichever occurs first.

    Each Nomination Notice must set forth as to each person who the shareholder proposes to nominate:

    - The name, age, business address and residence address of such person;

    - The principal occupation or employment of such person;

    - The number of shares of each class of capital stock of Incomnet beneficially owned by such person;

    - The written consent of such person to having such person's name placed in nomination at the meeting and to serve as director if elected; and


    - Such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "SEC") if such nominee had been nominated by the board of directors.


    Each such Nominee Notice must also set forth as to the shareholder giving notice:


    - The name and address of such shareholder as it appears on Incomnet's records; and


    - The number of shares of each class of voting stock that is then beneficially owned by such shareholder.

    The presiding officer of the meeting of shareholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The tables below show how much Incomnet voting stock is owned by:

    - Each beneficial owner of 5% or more of Incomnet's voting stock;

    - Each director;


    - Each of the current and former executive officers named in the Summary Compensation Table (the "Named Officers") on page [ ] of the Proxy Statement; and


    - All directors and executive officers as a group.


    The number of shares of Incomnet voting stock beneficially owned by each entity, director and Named Officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire as of September 17, 1999 (I.E., 60 days after the record date of July 19, 1999) through the exercise of any stock option or other right.


    Unless otherwise indicated, each individual has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.


                             SECURITY OWNERSHIP OF
           BENEFICIAL OWNERS OF 5% OR MORE OF INCOMNET'S VOTING STOCK
                                      AND
                      CURRENT DIRECTORS AND NAMED OFFICERS


                                                      INCOMNET     INCOMNET SERIES C    PERCENT OF
NAME                                                COMMON STOCK    PREFERRED STOCK    VOTING STOCK
--------------------------------------------------  ------------   -----------------   ------------
5% HOLDERS:
Ironwood Telecom LLC                                 3,850,000(1)          0               15.4(2)

DIRECTORS:

John P. Casey.....................................   6,137,504(3)          0               28.9%(4)

Denis Richard.....................................   1,300,000(5)         13(5)             6.1%(5)

R. Scott Eisenberg................................      40,000(6)          0                (8)

John P. Hill, Jr..................................      40,000(6)          0                (8)

Howard P. Silverman...............................      75,000(7)          0                (8)

Michael A. Stein..................................      40,000(6)          0                (8)

OFFICERS (OTHER THAN MR. RICHARD):

George P. Blanco..................................     166,668             0                (8)

Debra A. L. Chuckas...............................       1,000             0                (8)

Timothy M. Ciaccio................................      30,000             0                (8)

Stephen A. Garcia.................................      36,200             0                (8)

                 SECURITY OWNERSHIP OF FORMER DIRECTORS AND FORMER NAMED OFFICERS


                                                      INCOMNET     INCOMNET SERIES C    PERCENT OF
NAME                                                COMMON STOCK    PREFERRED STOCK    VOTING STOCK
--------------------------------------------------  ------------   -----------------   ------------

Melvyn Reznick....................................     103,400(9)          0                (8)

Edward R. Jacobs..................................           0             0                  0

James R. Quandt...................................           0             0                  0

Michael J. Keebaugh...............................           0(10)         0                  0

All current and former directors and executive
  officers as a group (14 persons)................  11,819,772            13(5)           46.36%(11)


------------------------------


(1) Ironwood's address is 555 Zang Street, Suite 300, Lakewood, Colorado. Ironwood owns warrants to purchase up to 4.85 million shares of Common Stock (the "Ironwood Warrants") of which 3.85 million have an exercise price of $1.00 per share and 1.0 million have an exercise price of $2.25 per share. Exercise of the Ironwood Warrants is conditioned upon shareholder approval of an amendment to Incomnet's Articles of Incorporation to increase the number of authorized shares of Incomnet's Common Stock (the "Authorizing Amendment") as described in Proposal No. 2 at page [ ] of this Proxy Statement. One million of the 4.85 Ironwood Warrants may not be exercised until December 15, 1999. In addition to the Ironwood Warrants, Ironwood owns
    369.6 shares of non-voting Incomnet Series A and B Preferred Stock. Ironwood is obligated to hold such preferred stock until April 30, 2000, during which time Incomnet is required to repurchase such preferred stock if it is financially able to do so. If Incomnet does not repurchase Ironwood's Series A and B Preferred Stock, Ironwood and Incomnet are obligated to offer the Common Stock underlying the Ironwood Series A and B Preferred Stock to all Incomnet shareholders on a pro-rata basis as described at page [ ] of this Proxy Statement. Mr. John P. Hill, Jr., a director of Incomnet, individually owns approximately 1% of Ironwood.



   As described in Proposal No. 3 on July   , 1999, Incomnet and Ironwood
    agreed, subject to shareholder approval, to a conversion of approximately $16.8 million in debt owed by Incomnet to Ironwood, into a new series of Incomnet preferred stock which is convertible into Common Stock. Incomnet cannot currently estimate the number of shares of Incomnet Common Stock that Ironwood might receive in the future if Proposal No. 3 is approved for the reasons discussed in Proposal No. 3.



(2) Computed on the basis of 21.233 million shares of voting stock outstanding
    as of [            ], 1999, (comprised of 19.933 million outstanding shares
    of Common Stock plus 1.3 million voting shares attributable to the Series C Preferred) plus 3.85 million shares that would be issued upon exercise of the Incomnet Warrants by Ironwood assuming shareholder approval of an increase in the number of authorized shares of Incomnet Common Stock. The percentage does not take into account Incomnet stock that could be issued in the future relating to outstanding options, warrants and restricted stock awards and shares that may be issued in settlement of litigation.



(3) Includes 102,000 shares held in various trusts and accounts for the benefit of Mr. Casey's minor children. Does not include non-voting Series A and Series B Preferred Shares of Incomnet which Mr. Casey is obligated to sell back to Incomnet prior to November 5, 1999, as described at page [ ] of this Proxy Statement. If Incomnet is unable to redeem such Series A and B Preferred Stock, Incomnet has agreed to convert such Preferred Stock into 8,459,970 shares of Common Stock and Mr. Casey has agreed to offer such Common Stock to all shareholders on a pro rata basis at a price representing actual profit to Mr. Casey. Also does not include shares that may be issued to Mr. Casey in lieu of cash reimbursement of certain expenses relating to the Board Change Agreement described in Proposal No. 7. As described above under "The Board Change of Control," Mr. Casey has pledged the proceeds of any sale of his Common Stock to Trans Pacific Stores Ltd. and has secured a loan from Ironwood Telecom LLC with his shares of Series A and B Preferred Stock.



(4) Percentage of the 21.233 million currently outstanding shares of voting stock. The percentage does not take into account additional shares that could be issued in the future as a result of outstanding warrants, options, restricted stock awards and shares that may be issued in settlement of litigation as described in detail under Proposal No. 2 at page [ ] of this Proxy Statement.



(5) Mr. Richard owns 100% of the outstanding Incomnet Series C Preferred Stock. The 13 shares of Series C Preferred Stock are convertible into 1.3 million shares of Common Stock. If the proposal to increase the number of shares of Common Stock (as described in Proposal No. 2 of this Proxy Statement) is approved, Mr. Richard would be entitled to convert his 13 shares of Series C Preferred Stock into 1.3 million shares of Common Stock. The Series C Preferred Stock was granted to Mr. Richard in connection with his employment and is subject to certain restrictions, including Incomnet's rights to repurchase such stock. The percentage of voting stock reported as owned by Mr. Richard, assumes 19.933 million shares of Incomnet Common Stock currently outstanding and 1.3 million additional shares that would be issued to Mr. Richard upon conversion of his Preferred Stock, assuming the shareholders approve the proposal to increase the authorized number of shares of Common Stock and Mr. Richard elects to convert his Preferred Stock into Common Stock. The percentage does not take into account additional shares of Incomnet Common Stock that would be issued in the future relating to outstanding options, warrants, restricted stock awards and shares that may be issued in settlement of litigation. See "Report of the Compensation Committee--Equity Based Compensation."


(6) Represents an option to purchase 4 shares of Series D Preferred at $21,875 per share in the case of Messrs. Hill and Stein and $22,500 per share in the case of Mr. Eisenberg. Each share of Series D Preferred Stock is convertible into 10,000 shares of Common Stock. Exercise is subject to Incomnet increasing its authorized Common Stock as described in Proposal No. 2 of this Proxy Statement. Does not include options granted to each of Messrs. Hill, Stein and Eisenberg to purchase an additional 6 shares of Series D Preferred at $21,875 per share in the case of Messrs. Hill and Stein and $22,500 per share in the case of Mr. Eisenberg that have not yet vested.


(7) Includes an option to purchase 4 shares of Series D Preferred Stock at $21,875 per share and an option to purchase 35,000 shares of Common Stock at $4.25 per share. Each share of Series D Preferred Stock is convertible into 10,000 shares of Common Stock. Exercise is subject to Incomnet increasing its authorized Common Stock. Does not include options granted to purchase an additional 6 shares of Series D Preferred Stock at $21,875 per share that have not yet vested.


(8) Less than 1%.


(9) Includes an option to purchase 50,000 shares of Common Stock at $4.37 per share. This option expires September 1, 2003.



(10) Mr. Keebaugh terminated his employment with ICC effective April 2, 1999.



(11) Percentage of the 21.233 million currently outstanding voting shares plus [4,261,668] shares that could be issued in respect of options and warrants specified in this table for Ironwood and Messrs. Eisenberg, Hill, Silverman, Stein, Blanco, Ciaccio and

    Garcia. The percentage does not take into account additional shares that would be issued in the future as a result of exercise of outstanding warrants, options and restricted stock awards and shares that may be issued in the future in settlement of litigation.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Incomnet's directors, executive officers and holders of more than 10% of Incomnet's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Incomnet. Based on a review of the filings submitted to Incomnet and written representations by Incomnet's directors and officers, Incomnet believes that during the fiscal year ended December 31, 1998, its officers, directors and holders of more than 10% of Incomnet's Common Stock complied with all Section 16(a) filing requirements.

                COMPENSATION OF DIRECTORS--STANDARD ARRANGEMENTS

    COMPENSATION FOR NON-EMPLOYEE DIRECTORS. During 1998, each of the non-employee New Directors (other than Mr. Casey) was granted an option to purchase ten shares of Series D Preferred Stock of Incomnet (the "New Director Options"). Each share of Series D Preferred is convertible into 10,000 shares of Incomnet Common Stock. The exercise price for the Series D Preferred Stock was based on the market price for the underlying Common Stock at the time of grant. The options vest over a two-year period with four shares vesting immediately and three shares vesting on each of the first two anniversary dates of the grants. Three of the outside directors have an exercise price of $21,875 for each share of Series D (or $2.1875 per common share on an as-converted-to-common basis) and one director has an exercise price of $22,500 for each share of Series D (or $2.25 per common share on an as-converted-to-common basis). The New Director Options have a term of ten years.

    These options were granted in consideration of the New Directors' commitment to join the New Board and, in the case of Dr. Silverman, to continue to serve on the Board, at a time when Incomnet and ICC were facing financial and operating difficulties. These difficulties are discussed in more detail at page [ ] of this Proxy Statement.


    During 1998, the New Directors received no retainer fee or meeting fees but were reimbursed for their out-of-pocket expenses relating to Board meetings. Mr. Richard received no additional compensation for his services as a director other than reimbursement of expenses relating to Board meetings.



    For fiscal year 1999, the non-employee New Directors (other than Mr. Casey) will each receive $1,000 for each board meeting held in person plus reimbursement of out-of-pocket expenses attendant to board meetings. The non-employee New Directors will not be compensated for telephone meetings or committee meetings unless a committee meeting is in person and on a day that no in-person board meeting is held. No stock or options will be granted to non-employee directors during 1999 in recognition of the option grants in September 1998.


    It is anticipated that each non-employee director elected at the annual meeting of shareholders to be held in 2000 will be granted an option to purchase 10,000 shares of Incomnet Common Stock at the then market price.


    During 1999, Mr. Richard will not be entitled to any additional compensation for his services as a director other than reimbursement of expenses related to board meetings.


    CHAIRMAN COMPENSATION ARRANGEMENTS. On September 29, 1998, Mr. Casey and Incomnet entered into an agreement (the "Casey Services Agreement"), under which Mr. Casey agreed to perform certain duties as Chairman of the Board of the Directors of Incomnet. The Casey Services Agreement provides that Mr. Casey will be entitled to a quarterly service fee based on the fair market value of Incomnet's Common Stock at the end of each fiscal quarter during the term of the Agreement. Under the Casey Services Agreement, the fair market value of Incomnet's Common Stock is generally equal to the average closing price of the Common Stock for the last five trading days during the applicable fiscal quarter. If the fair market value of the Common Stock is less than $4.00 per share at the end of each fiscal quarter for the term of the Agreement, Mr. Casey will be entitled to a service fee of $1.00 for that quarter. If the fair market value of the Common Stock is $4.00 or more at the end of each calendar quarter, Mr. Casey will be entitled to a service fee equal to the product of (i) $25,000, (ii) the number determined by dividing the fair market value of the Common Stock by four. Generally, this will result in a $25,000 quarterly service fee for Mr. Casey if the market price of the Common Stock is $4.00, and an additional $25,000 for each additional $4.00 increase in the market price of the Common Stock.

    The maximum fee Mr. Casey would be entitled to receive in any fiscal quarter is $250,000. During 1998 no payments were made to Mr. Casey under the Casey Services Agreement.

                 COMPENSATION OF DIRECTORS--OTHER ARRANGEMENTS


    During the period January 1, 1998 to September 29, 1998, the Former Directors, who were not employees of Incomnet, received no compensation for their services as directors other than reimbursement of their out-of-pocket expenses related to Board meetings.


                   DIRECTOR MEETINGS AND DIRECTOR COMMITTEES


    During fiscal 1998, there were 5 meetings of the New Directors and 24 meetings of the Former Directors. Since the appointment of the New Directors in September, each of the New Directors attended all meetings of the New Board in 1998. Dr. Silverman, who served as a director during all of 1998, attended 95% of all directors' meetings during 1998.


    AUDIT COMMITTEE.  Incomnet's Audit Committee (appointed effective October 2,
1998) consists of four non-employee directors: Michael A. Stein (Chair), Scott Eisenberg, John P. Hill, Jr. and Dr. Howard P. Silverman (the "New Audit Committee"). The New Audit Committee did not meet in fiscal 1998. The New Audit
Committee:

    - Selects independent public accountants to audit Incomnet's books and records;

    - Consults with the accountants and reviews and approves the scope of Incomnet's audit;

    - Reviews internal controls, accounting practices, financial structure and financial reporting; and

    - Reports to the full Board about the above matters.

    Prior to September 29, 1998, Incomnet's Audit Committee consisted of Nancy Zivitz (the "Former Audit Committee"). The Former Audit Committee met once in fiscal 1998.

    COMPENSATION COMMITTEE. Incomnet's Compensation Committee (appointed effective September 29, 1998) consists of three non-employee directors: John P. Hill, Jr. (Chair), Dr. Howard P. Silverman and Michael A. Stein (the "New Compensation Committee"). The New Compensation Committee did not meet in 1998, but has met once in 1999 and all members attended that meeting. The New Compensation Committee:

    - Establishes salaries and determines bonus awards for Incomnet's executive officers;

    - Considers and makes recommendations regarding Incomnet's executive compensation plans; and

    - Makes recommendations on granting stock options and other awards.

    Prior to September 29, 1998, the Compensation Committee consisted of Howard
P. Silverman and Nancy Zivitz (the "Former Compensation Committee"). The Former Compensation Committee met once in fiscal 1998 and both members attended that meeting.

    DISINTERESTED DIRECTOR COMMITTEE. Incomnet's Disinterested Director Committee (appointed effective October 2, 1998) consists of four non-employee
Directors: John P. Hill, Jr. (Chairman), R. Scott Eisenberg, Howard P. Silverman and Michael A. Stein. The Disinterested Director Committee did not meet during 1998. The Disinterested Director Committee is charged with approving all transactions in which one or more directors has a material, financial or personal interest, unless that interest is solely that of a shareholder and such director's interest is no different than any other shareholder.


    EXECUTIVE COMMITTEE. During the period January 1, 1998, through September 28, 1998, Incomnet had an Executive Committee consisting of three directors:
Melvyn H. Reznick, David Wilstein and Rolf Lesem. The Executive Committee functioned as the liaison between Incomnet's executive officers and the Former Board. The Executive Committee provided oversight and evaluated management reports. From time to time, the Executive Committee made recommendations to the Former Board. The Executive Committee was also authorized to act on behalf of the Former Board in certain cases when specifically authorized to do so by the Former Board. The Executive Committee met twice in fiscal 1998.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table discloses compensation received by Incomnet's new and former Chief Executive Officer and the most highly paid current and former executive officers of Incomnet and its wholly owned subsidiary, ICC, for fiscal year ending December 31, 1998 as well as their compensation for each of the fiscal years ending December 31, 1997 and December 31, 1996.

                           SUMMARY COMPENSATION TABLE


                                                                                LONG-TERM COMPENSATION
                             ANNUAL COMPENSATION                                        AWARDS
                                                                                               (G)
                                                                                   (F)      SECURITIES
                                                                                RESTRICTED  UNDERLYING       (H)
                (A)                                                  (E)          STOCK      OPTIONS/     ALL OTHER
             NAME AND                (B)      (C)        (D)     OTHER ANNUAL    AWARD(S)      SARS      COMPENSATION
        PRINCIPAL POSITION           YEAR  SALARY($)   BONUS($)  COMPENSATION      ($)         (#)           ($)
                                               CURRENT NAMED OFFICERS
DENIS RICHARD                        1998  $ 73,750    $353,000    $41,268(1)   $2,600,000(2)
CEO and President of Incomnet and
Chairman, CEO and President of ICC
DEBRA A.L. CHUCKAS                   1998  $181,973(6) $20,000 (7)
Director, Customer Service of ICC
                                     1997  $177,129(6)                                        100,000(15)
                                     1996  $ 87,023
TIMOTHY M. CIACCIO                   1998  $160,445(8) $20,000 (7)                                         $    138(5)
Chief Information Officer of ICC
                                     1997  $ 55,607(8)                                         50,000(15)
                                                FORMER NAMED OFFICERS
MELVYN REZNICK                       1998  $278,838                                                        $100,000(9)
Chairman and President of Incomnet
                                     1997  $276,116    $175,000
                                     1996  $175,000                                           200,000(12)
EDWARD JACOBS                        1998  $253,977    $13,430
Chairman of ICC
                                     1997  $472,106    $13,334                                529,297(13)
                                                                                            1,407,115(16)
                                     1996  $379,502    $15,970
JAMES QUANDT                         1998  $397,708(10) $114,100                                           $105,538(11)
President and CEO of ICC
                                     1997  $462,486(10) $122,707                              600,000(14)
MICHAEL KEEBAUGH                     1998  $181,618(3) $65,000 (4)                                         $  1,297(5)
Executive VP and Chief Operating
Officer of ICC
                                     1997  $166,158(3)                                        100,000(15)   $    467(5)


------------------------------

 (1) Consists of $29,937 in relocation expenses and $11,331 for temporary housing.


 (2) On September 29, 1998, and in connection with this employment agreement, Mr. Richard was granted 13 shares of Incomnet Series C Preferred Stock convertible into 1.3 million shares of Incomnet Common Stock. For the reasons discussed below, these shares had nominal value at the time of issuance. The $2.6 million value assigned to the 13 shares of Preferred Stock granted to Mr. Richard (as specified in the above chart) was determined in accordance with the rules of the SEC and is based on the closing sale price of Common Stock as reported on the Nasdaq SmallCap Market on the date of grant of the Series C Preferred Stock multiplied by the 1.3 million shares of Common Stock issuable upon conversion of Mr. Richard's 13 shares of Series C

     Preferred Stock. As of December 31, 1998 that value, in accordance with the SEC's rules, would have been $2,275,000. Those values do not take into account the significant restrictions applicable to such Preferred Stock, including a right of repurchase by Incomnet if Mr. Richard desires to sell his stock or Mr. Richard's employment is terminated without good reason or Mr. Richard's employment is terminated for "cause" as defined in his employment agreement. The right of repurchase will be calculated based on an as-converted-to-common basis reduced by $2.1775 for each as-converted common share. Accordingly, if the right to repurchase was triggered, Mr. Richard would be entitled to the difference between the then current market price and $2.1775 per share. Given (i) Incomnet's financial circumstances at the time of grant, (ii) insufficient underlying shares of Common Stock were available to be issued upon conversion of his Preferred Stock, (iii) the repurchase right of Incomnet that, if exercised, would provide value to Mr. Richard only if the Common Stock increased in value over $2.1775 per share and (iv) the other restrictions on the Preferred Stock and Common Stock issuable upon conversion thereof, the restricted stock award had nominal value to Mr. Richard when granted.



 (3) Includes $1,297 in vested 401(k) matching contributions paid by ICC during 1998 and $156 in vested matching 401(k) contributions during 1997. Mr. Keebaugh terminated his employment with ICC effective April 2, 1999.


 (4) Mr. Keebaugh was paid a retention bonus of $20,000 and a signing bonus of $45,000. See "Other Incentive Plans" at page [ ] of this Proxy Statement for a discussion of the retention bonus plan.

 (5) Represents unvested portion of ICC's 401(k) matching contribution for the specified year.


 (6) Includes $1,765 in vested 401(k) matching contributions paid by ICC during 1998 and $623 in vested 401(k) matching contributions during 1997. Prior to April 7, 1999, Ms. Chuckas served as Senior Vice President, Marketing Support. Effective April 7, 1999, Ms. Chuckas' title was changed to Director, Customer Service, and her compensation was significantly reduced at date.


 (7) Represents retention in bonus paid in August 1998. In April 1998, ICC approved a retention bonus plan for 44 key employees. The plan was put in place in contemplation of the proposed sale of ICC. See "Other Incentive
     Plans" at page [      ] of this Proxy Statement.

 (8) Includes $139 in matching vested 401(k) contributions paid by ICC during 1998 and $156 in vested matching 401(k) contributions during 1997.

 (9) In accordance with Mr. Reznick's severance agreement with Incomnet, Mr. Reznick was entitled to a lump sum payment of $100,000 in December 1998, but he elected to defer that payment until January 1999.

 (10) Includes $946 in vested 401(k) matching contributions paid by ICC during 1998 and $556 in vested 401(k) matching contributions during 1997.

 (11) Represents severance payment pursuant to Mr. Quandt's severance agreement with ICC dated November 2, 1998.


 (12) Represents options to purchase 200,000 shares of Incomnet Common Stock at $4.37 per share. As described below under the caption
      "Employment/Severance Contracts," Mr. Reznick's options were terminated except for 50,000 options which may be exercised at $4.37 per share through September 1, 2003.


 (13) Represents options to purchase 529,297 shares of ICC Stock. These options expired and were not exercised.

 (14) Represents options to purchase 600,000 shares of ICC Stock. These options expired and were not exercised.


 (15) Represents options to purchase ICC Stock. These options were terminated on January 18, 1999. On that date, each of Messrs. Keebaugh and Ciaccio and Ms. Chuckas were granted options to purchase 100,000 shares of Incomnet Common Stock at $1.78125 per share. Ms. Chuckas' grant was subsequently reduced to an option to purchase 50,000 shares of Incomnet Common Stock at $1.78125 per share.



 (16) Represents shares underlying ICC convertible debt units awarded in March 1997.

                      SUMMARY OF STOCK OPTION COMPENSATION


    Incomnet's 1996 Stock Option Plan allows grants of stock options and other rights relating to Common Stock. No grant of stock options under the 1996 Stock Option Plan was made in 1998 and no stock options were exercised during 1998.

    The Incomnet and ICC stock options granted to Named Executive Officers that were outstanding as of December 31, 1998 are as follows:

                         FISCAL YEAR-END OPTION VALUES


                                  NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                       UNDERLYING                   IN-THE-MONEY
                                  UNEXERCISED OPTIONS                 OPTIONS
                                      AT 12/31/98                   AT 12/31/98
                                 (#) EXERCISABLE / (#)         ($) EXERCISABLE / ($)
            NAME                     UNEXERCISABLE                 UNEXERCISABLE
            (A)                           (B)                           (C)
MICHAEL KEEBAUGH                   50,000 / 50,000(1)                   0(2)
                                     (ICC Options)
DEBRA A.L. CHUCKAS                 50,000 / 50,000(1)                   0(2)
                                     (ICC Options)
TIMOTHY M. CIACCIO                   0 / 50,000(1)                      0(2)
                                     (ICC Options)
MELVYN REZNICK                         50,000 / 0                       0(3)
                                   (Incomnet Options)
EDWARD JACOBS                        1,407,115 / 0                      0(4)
                              (ICC Convertible Debt Units)


------------------------------


(1) These options to purchase ICC stock were terminated on January 18, 1999. On that date, each of Messrs. Keebaugh and Ciaccio and Ms. Chuckas were granted an option to purchase 100,000 shares of Incomnet Common Stock at an exercise price of $1.78125 per share of which 25% vest on June 30 and December 31, 1999 and June 30 and December 31, 2000. These Incomnet options terminate at the earlier of January 18, 2002 or 90 days after termination of employment by Incomnet or ICC. Mr. Keebaugh terminated his employment effective April 2, 1999 and, therefore, his Incomnet options terminated before they were vested. Effective April 7, 1999, Ms. Chukas' Incomnet options were reduced to 50,000 and her vesting schedule is changed so that 33% of these Incomnet's options vest at December 31, 1999, 2000 and 2001.



(2) The exercise price of these options is $3.50 per share. ICC stock is not publicly traded and there is no market for ICC stock. ICC is Incomnet's only subsidiary. Incomnet's stock closed at $1.75 on December 31, 1998. Accordingly, Incomnet has concluded that none of these options were "in-the-money" as of December 31, 1998.



(3) Mr. Reznick's options have an exercise price of $4.37. On December 31, 1998, Incomnet's stock closed at $1.75 per share. Mr. Reznick resigned as an officer effective September 29, 1998.



(4) Mr. Jacob's Convertible Debt Units have a conversion price of $3.01 per share of ICC Common Stock. ICC stock is not publicly traded and there is no market for ICC stock. ICC is Incomnet's only subsidiary. Incomnet's stock closed at $1.75 on December 31, 1998. Accordingly, Incomnet has concluded that none of these options were "in-the-money" as of December 31, 1998.



    Incomnet has not repurchased any stock options previously granted to executive officers, directors or key consultants during 1998. Incomnet plans to discontinue the 1996 Stock Option Plan, provided that shareholders approve the new Equity Incentive Stock Plan as described in Proposal No. 6 of this Proxy Statement. Incomnet further plans to substitute all outstanding employee options under the 1996 Stock Option Plan with the new options on substantially identical terms under the Equity Incentive Stock Plan. These Substituted Options will count against the share limit under the new Equity Incentive Stock Plan.

                             OTHER INCENTIVE PLANS

    Incomnet and ICC currently do not have any long-term incentive plans or compensation plans for its executive officers and directors. However, in April 1998, ICC announced the adoption of a one-time retention bonus program in anticipation of the proposed sale of ICC. The retention bonus plan provided for a bonus to key employees provided that such employees continued to be employed by ICC on the tenth day following the sale of ICC or 60 days following termination of a sale of ICC. The proposed sale of ICC was terminated in mid-1998 and retention bonuses in the aggregate amount of $253,031 were paid in August 1998 to 44 key employees of ICC. The average retention bonus paid to an employee was $5,751 and the highest retention bonus paid was $20,000.

                         EMPLOYMENT/SEVERANCE CONTRACTS

    RICHARD EMPLOYMENT AGREEMENT. On September 29, 1998, Incomnet and ICC entered into an employment agreement with Denis Richard, pursuant to which Mr. Richard agreed to serve as President and Chief Executive Officer of Incomnet and its subsidiary, ICC. Mr. Richard was asked to join Incomnet at a particularly difficult time for Incomnet due to the following factors:

    - ICC was in default on its primary credit facility with First Bank and Trust of Newport Beach ("First Bank").

    - ICC had defaulted on obligations to its primary service provider, WorldCom Network Services, Inc. ("WorldCom"), and WorldCom was threatening to enforce its security interest in ICC's customer accounts.

    - As a condition to their continued forbearance, First Bank and WorldCom required that new management of ICC be selected.

    - ICC and Incomnet were having difficulties obtaining new sources of financing and the Former Board was evaluating bankruptcy alternatives.

    - Many Incomnet and ICC executives had been fired or were voluntarily terminated.

    - The California Public Utilities Commission, California Attorney General and Orange County District Attorney had imposed operating restrictions on ICC in connection with settlements following allegations of unauthorized switching of consumers' long distance service providers to ICC.

    - Incomnet and ICC were embroiled in numerous litigation matters, including a class action litigation against Incomnet and former directors and officers.

    - Competitors were trying to hire away ICC's key independent sales representatives.


    - There was a failed attempt to conduct an initial public offering of ICC stock and the proposed sale of ICC was terminated a few months prior to Mr. Richard joining Incomnet.


    All of the above factors and the fact that Mr. Richard was being asked to leave the stable environment of his former employer, Teleglobe International Corp., for a company in extremely difficult financial position contributed to the Board's decision to approve an employment package that contained equity incentives for Mr. Richard that would have value only if Incomnet's and ICC's financial difficulties could be favorably resolved.

    The Richard Employment Agreement commenced on September 29, 1998 and terminates on December 31, 2001. The Richard Employment Agreement obligates Incomnet and ICC to nominate Mr. Richard as a director of Incomnet and ICC (and Chairman of the Board of ICC), if Mr. Richard so requests during the term of his agreement. Mr. Richard was appointed as a director of ICC (and as its Chairman) on October 1, 1998 and a director of Incomnet on October 2, 1998.

    Mr. Richard's annual base salary during 1998 was $325,000. In addition, Mr. Richard received a one-time signing bonus of $353,000. If Mr. Richard terminates his employment voluntarily on or before December 14, 1999 without "good reason," as defined in the Richard Employment Agreement, he must return a pro-rated portion of his signing bonus. He is also eligible to participate in the Executive Bonus Plan of Incomnet and may receive up to 100% of his then current base salary as a bonus, as determined by Incomnet's Compensation Committee, provided, however, that Mr. Richard is entitled to a minimum guaranteed bonus in fiscal 1999 and 2000 equal to 50% of his then current base salary. Mr. Richard is also entitled to certain fringe benefits under the Richard Employment Agreement, including a car allowance, a temporary housing allowance (for six months), and broker and closing costs on the sale and purchase of his residence and moving expenses.

    Under the Richard Employment Agreement, Incomnet issued to Mr. Richard 13 shares of Incomnet's Series C Preferred Stock. The Series C Preferred Stock will be convertible into an aggregate of 1.3 million shares of Incomnet's Common Stock at such time as Incomnet's Articles of Incorporation have been amended to increase the authorized number of shares of Incomnet's Common Stock to satisfy the conversion. The 13 shares of Series C Preferred Stock will be entitled to vote with the holders of Incomnet's Common Stock on all matters submitted to shareholders on as converted to common basis (I.E., the right to vote as if the Series C Preferred Stock were converted to 1.3 million shares of Common Stock). Mr. Richard has certain rights to require Incomnet to register the Common Stock under the Securities Act of 1933, as amended, following the first anniversary of the commencement of his employment with Incomnet.

    Under the Richard Employment Agreement, the shares of Series C Preferred Stock and the shares of Incomnet's Common Stock that would be issued upon conversion of the Series C Preferred Stock are subject to (i) a 30-day right of first refusal in favor of Incomnet (the "Company Repurchase Right") if Mr. Richard at any time desires to sell, transfer or assign any such securities; and
(ii) a right in favor of Incomnet to repurchase all, but not less than all, such securities if Mr. Richard terminates voluntarily without good reason or is terminated by Incomnet for "cause" (as defined in the Richard Employment Agreement) prior to the first anniversary of the Employment Agreement (the "Company Repurchase Option"). The Purchase Price for the securities purchased by Incomnet under Incomnet Repurchase Right or Incomnet Repurchase Option will be the then current per share market price of Incomnet's Common Stock reduced by $2.1775 (calculated on an as-converted common basis, if the securities being transferred are Series C Preferred Stock). The grant of the Series C Preferred Stock by Incomnet to Mr. Richard is deemed to be compensation from Incomnet to Mr. Richard and, due to the various restrictions and Incomnet's rights of repurchase, the current compensation value to Mr. Richard is minimal. No consideration will be paid by Mr. Richard either for the issuance of the Series C Preferred Stock or upon the conversion of the Series C Preferred Stock into shares of Common Stock.

    Under the Richard Employment Agreement, Incomnet is obligated to pay Mr. Richard severance if Mr. Richard terminates for good reason or is terminated by Incomnet without cause. His severance arrangement calls for continued payment of base salary for 18 months or, if longer, until December 31, 2001 and reimbursement of health insurance premiums for 18 months or, if earlier, until December 31, 2001.

    Incomnet is also obligated to indemnify Mr. Richard against certain liabilities relating to his service to Incomnet and ICC and provide coverage for Mr. Richard under commercially reasonable directors' and officers' liability insurance during the term of his employment and for three years thereafter.

    If Mr. Richard is terminated for cause or voluntarily terminates his employment without good reason, Mr. Richard is prohibited under the Richard Employment Agreement from competing (as described in the Agreement) against Incomnet or ICC and from soliciting employees of Incomnet and ICC, both for a period of 18 months following employment termination.

    BLANCO EMPLOYMENT AGREEMENT. On January 19, 1999, Incomnet entered into an employment agreement with George Blanco pursuant to which Mr. Blanco agreed to serve as Executive Vice President and Chief Financial Officer of Incomnet.

    Mr. Blanco's annual base salary is $250,000 and is subject to annual review and increase as determined by the Board during the term of the employment agreement which ends on December 31, 2001. In addition, Mr. Blanco received a one-time signing bonus of $100,000. If Mr. Blanco terminates his employment with Incomnet during the one year following the payment of his signing bonus without "good reason" (as defined in his employment agreement), he must return a pro-rated portion of his signing bonus. He is also eligible to receive a bonus in each year of his employment agreement with a guaranteed minimum annual bonus for fiscal year 1999 of at least $75,000. Thereafter, his entire bonus will be determined at the discretion of the Board. Mr. Blanco is also entitled to certain fringe benefits under his employment agreement including a car allowance and certain relocation expenses.


    Incomnet granted Mr. Blanco an option to purchase 500,000 shares of Incomnet Common Stock at an exercise price of $1.71875 which was the market price on January 19, 1999. The option vests as follows: for 125,000 shares on June 30, 1999 and for 20,834 shares each month thereafter until November 30, 2000 with a final vesting for 20,822 shares on December 31, 2000. In accordance with this schedule, Mr. Blanco's stock options will be fully vested on December 31, 2000 and will expire on December 31, 2008. In the event of a "change of control" of Incomnet (as defined in Mr. Blanco's agreement), Mr. Blanco's options shall automatically become vested and exercisable in full. In the event that Mr. Blanco terminates "with good reason" or Incomnet terminates Mr. Blanco "without cause" (as defined in his agreement), his stock option will automatically become vested and exercisable in full.



    Under Mr. Blanco's employment agreement, Incomnet is obligated to pay Mr. Blanco severance if Mr. Blanco terminates his employment for good reason or is terminated without cause. If Mr. Blanco terminates his employment for good reason, his severance calls for continued payment of salary for 18 months or until December 31, 2001. If Mr. Blanco's employment is terminated by Incomnet without cause, then he is entitled to severance payments of a lump sum of three months salary and continued payment of his salary until September 30, 2001.



    REZNICK SEVERANCE AGREEMENT. On September 29, 1998, Incomnet reached a severance agreement with Melvyn Reznick, Incomnet's former President and Chief Executive Officer, to settle the terms of an employment agreement between Incomnet and Mr. Reznick that would have required Incomnet to pay an aggregate of $1.1 million over a period of four years to fulfill the terms of the contract. Under the terms of the severance agreement, Mr. Reznick agreed to voluntarily leave his position at Incomnet in consideration for severance payments of up to $500,000 over a 2-year period and retained approximately 337,000 Incomnet stock options. On November 2, 1998, Incomnet's new management renegotiated the severance agreement with Mr. Reznick under which he agreed to reduce his severance payments to $162,499. In addition, Mr. Reznick agreed to terminate all of his stock options, except for 50,000 stock options at an exercise price of $4.37 per share.



    QUANDT SEVERANCE AGREEMENT. On July 1, 1998, ICC reached a severance agreement with Mr. Quandt, ICC's former President and Chief Executive Officer, to settle the terms of an employment agreement that would have required ICC to pay an aggregate of $960,000 over a period of two years to fulfill the terms of the contract. Under the terms of the severance agreement, Mr. Quandt agreed voluntarily to leave his position at ICC in consideration for severance payments of up to $240,000 over a one-year period. On November 2, 1998, Incomnet's new management renegotiated the severance agreement with Mr. Quandt, under which he agreed to reduce the severance payments to $144,061. ICC also agreed to pay Mr. Quandt a lump sum of $50,000 on or before July 1, 2000 if: (i) ICC enters into a merger in which ICC or its shareholders retain less than 50% interest in the new company, (ii) ICC sells substantially all of its assets, or (iii) there is a public offering of ICC's Common Stock.

                      REPORT OF THE COMPENSATION COMMITTEE


    The New Compensation Committee was appointed during the last quarter of 1998 following the change of control of the Board on September 29, 1998.


    During the first half of 1998, Incomnet and its subsidiary, ICC, were focused on the proposal to sell ICC. When the Former Compensation Committee met concerning executive compensation, there was a decision to freeze salaries for executives and institute a retention bonus program to help ensure continued employment by key employees through the then proposed sale period or through the termination of the proposed sale of ICC. Retention bonuses were paid to a total of 44 employees in August 1998 following the termination of the sale of ICC.

    While objectives and goals may have been established for individual employees in early 1998 by individual managers, the members of the New Compensation Committee did not take part in the formulation of any Company-wide policies or procedures for setting compensation for 1998 other than considering year-end bonuses for employees.

    The New Compensation Committee met in January 1999 to establish a compensation philosophy and a set of procedures and objectives on a going-forward basis. The discussion that follows concerning compensation philosophy and cash and equity based compensation is the product of the New Compensation Committee's discussions regarding compensation of executives in 1999.

COMPENSATION PHILOSOPHY

    The current compensation philosophy is based on the premise that the achievements of Incomnet and ICC result from the coordinated efforts of all individuals working toward common objectives. Incomnet and ICC strive to achieve those objectives through teamwork that is focused on meeting the expectations of sales representatives, customers and shareholders.

    The goals of the compensation program are:

    - To enable Incomnet and ICC to attract, retain and reward talented, qualified and experienced management;

    - To tie executive compensation to Incomnet's and ICC's short term and long term performance;

    - To link executives' and management's goals with the interests of the shareholders; and

    - To reward individual achievement.

    Incomnet and ICC achieve these goals through paying competitively, paying for sustained performance and striving for fairness in administrating its pay.

CASH-BASED COMPENSATION

    SALARY. Incomnet and ICC establish salary ranges for employees by reviewing compensation for management positions in telecommunications companies and publicly-held companies with revenues of $50 million to $200 million per year. Incomnet and ICC then create a salary range based on the results of the peer group analysis. The range is designed to place an executive officer above or below the midpoint in the range, according to that officer's overall individual performance. Overall individual performance is measured against the following factors:

    - Long-term strategic goals set by supervisors or managers;

    - Short-term business goals;

    - Profitability;

    - The development of employees;

    - The ability of Incomnet and ICC to pay;

    - The fostering of teamwork; and

    - Other Company values.

    In both setting goals and measuring an executive officer's performance against those goals, Incomnet and ICC take into account the performance of their competitors and general economic and market conditions. None of the factors included in Incomnet's and ICC's goals is assigned a specific weight. Instead, Incomnet and ICC recognize that these factors may change in order to adapt to specific business challenges and to changing economic and marketplace conditions.


    BONUSES. Incentive bonuses are dependent upon individual and Company performance. Incomnet and ICC will review management compensation near-year-end 1999 to determine if bonuses for management and key employees are appropriate. However, until Incomnet's and ICC's current financial position becomes cash flow positive, the Company will look primarily to stock options as a means to provide incentive compensation. In that regard, Incomnet is proposing for shareholder approval an equity incentive plan.


EQUITY-BASED COMPENSATION

    STOCK INCENTIVE PROGRAM. Incomnet proposes to adopt a stock incentive plan that will cover employees of Incomnet and ICC. The purpose of this program is to provide long term incentives to employees of Incomnet and ICC to work to maximize shareholder value. Incomnet and ICC also recognize that a stock incentive program is a necessary element of a competitive compensation package for their employees. The proposed program utilizes vesting periods to encourage employees to continue in the employ of Incomnet or ICC and thereby acts as a retention device for employees. Incomnet believes that the program will encourage employees to maintain a long-term perspective. If the Equity Incentive Plan is approved, Incomnet plans to grant stock options annually to a broad-based group representing a substantial majority of the total employee population of Incomnet and ICC.

    In determining the size of an option award for an executive officer, the Compensation Committee's primary considerations will be the "grant value" of the award and the performance of the officer measured against the same performance criteria described above under "Cash-based Compensation" which is used to determine salary. To determine the grant value guidelines for option awards, Incomnet plans to survey the same group of companies it surveys for salary purposes. In addition to considering the grant value and the officer's performance, the Compensation Committee also plans to consider the number of outstanding unvested options that the officer holds and the size of previous option awards to that officer. The Compensation Committee does not expect to assign specific weights to these items.

CEO COMPENSATION

    Denis Richard was appointed as the President and Chief Executive Officer ("CEO") of Incomnet on September 29, 1998 and of ICC on October 1, 1998. His employment agreement was approved by the Board on September 29, 1998. In setting the compensation for Mr. Richard, the Board sought to:

    - Provide compensation competitive with other companies;

    - Provide an equity incentive that would encourage Mr. Richard to accept the CEO position immediately;

    - Reimburse Mr. Richard for compensation and benefits that he left behind at his former employer; and

    - Motivate Mr. Richard to vigorously pursue the difficult task of making ICC profitable.

    The Board gave considerable weight to the fact that Mr. Richard was asked to join Incomnet and ICC at a time when Incomnet and ICC were in a financial crisis and facing extraordinary operating difficulties including: (i) the default by ICC on its primary credit facility and ICC's difficulties in obtaining new sources of financing; (ii) the default by ICC under its contract with its primary service provider, WorldCom Network Services, Inc., and WorldCom's threats to terminate service and enforce its rights concerning ICC's customer accounts; (iii) the hiring away of key independent sales representatives; and
(iv) recent terminations of most of Incomnet's and ICC's senior executives.

    In approving Mr. Richard's compensation, the Board considered the advice of a compensation consultant (the "Consultant") in confirming the reasonableness of the proposed compensation to Mr. Richard under his employment contract. The Consultant reviewed Mr. Richard's employment contract and compared it to compensation for CEO's of companies with revenues between $100 million and $200 million. The Consultant's findings were as follows:

    - Mr. Richard's salary of $325,000 per year was competitive with companies of that size;

    - Mr. Richard's benefits and perquisites were appropriate;

    - Mr. Richard's hiring bonus of $353,000 and relocation payments were fairly typical and did not seem excessive;

    - The severance and non-competition provisions were customary and reasonable;

    - The change-of-control provisions were within a reasonable range; and

    - The equity grant of 13 shares of restricted Preferred Stock convertible into 1.3 million shares of Common Stock, while not typical, seemed appropriate under the circumstances.

    After review of the Consultant's report and consideration of all relevant factors, the Compensation Committee concluded that Mr. Richard's compensation was fair and reasonable to Incomnet and ICC.

                                                          COMPENSATION COMMITTEE

                                                               John P. Hill, Jr.
                                                             Howard P. Silverman
                                                                Michael A. Stein

                               PERFORMANCE GRAPH


    Incomnet's Common Stock is quoted on the Nasdaq SmallCap Market under the trading symbol ICNT. The following chart shows a 5-year comparison of cumulative total returns for Incomnet's Common Stock, the Nasdaq U.S. Index ("Nasdaq Composite") and Nasdaq Telecommunications Stock Index ("Nasdaq Telecom"). The table assumes that $100 was invested at the close of trading on the last trading day in 1993.


    NOTE: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           INCOMNET, INC.   NASDAQ COMPOSITE    NASDAQ TELECOM
12/93             $100.00             $100.00           $100.00
12/94              231.75               97.76             83.45
12/95               73.02              138.46            109.26
12/96               47.62              170.01            111.72
12/97               18.89              208.30            163.84
12/98               27.78              293.52            270.00

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


    There are no "interlocks" as defined by the SEC, with respect to any director who currently serves as a member of the New Compensation Committee. The following non-employee directors serve on the New Compensation Committee: John
P. Hill, Jr., Dr. Howard Silverman and Michael A. Stein. It should be pointed out that while not required by the SEC's rules to be disclosed in this section as an "Insider Participation," Mr. Hill has a 1% financial interest in Ironwood Telecom LLC who provided financing to Incomnet during 1998 as discussed below under "Transactions with Management," which financing is the subject of Proposal No. 3 of this Proxy Statement.



    Prior to September 29, 1998, the Former Compensation Committee consisted of Dr. Howard P. Silverman and Nancy Zivitz. There were no "interlocks" as defined by the SEC with respect to Former Directors who served on the Former Compensation Committee during 1998, except that Incomnet had loaned $277,995 to Former Compensation Committee member, Nancy Zivitz. That loan had an interest rate of 10% and was repaid in full, including interest, on July 24, 1998.

                          TRANSACTIONS WITH MANAGEMENT


    As described below, Incomnet has entered into or was a party to a number of transactions with its directors, officers and holders of 5% of any class of Incomnet's voting stock:



THE BOARD CHANGE AGREEMENT



    On September 29, 1998, Incomnet consummated the Board Change Agreement among John P. Casey, Incomnet and the Former Directors.



    The Board Change was initiated by Mr. Casey who beneficially owns 6,137,504 shares of Incomnet's Common Stock or 30.8% of the outstanding Common Stock. All of Mr. Casey's purchases of Incomnet Common Stock were in open market transactions. Mr. Casey acquired 4,230,100 shares of Common Stock using personal funds and 1,907,404 shares using funds under a $3.84 million credit facility from Trans Pacific Stores, Ltd. (the "Trans Pacific Facility"). The principal amount currently owed by Mr. Casey under the Trans Pacific Facility is approximately $4.67 million. The Trans Pacific Facility is secured by a pledge of certain personal assets of Mr. Casey and all proceeds from any sale of his shares of Incomnet Common Stock. The Trans Pacific Facility has an interest rate of 18% compounded quarterly through June 30, 1999 and 25% compounded quarterly thereafter and has no minimum periodic payments and no prepayment penalties. Mr. Casey is obligated to repay the Trans Pacific Facility in cash by not later than June 30, 2000, unless the parties mutually agree upon an extension; however, the Trans Pacific Facility gives Trans Pacific the ability to elect, in lieu of the compounded quarterly interest due under such facility, to have Mr. Casey pay Trans Pacific in shares of Incomnet Common Stock or cash, an amount equal to 25% of the market price appreciation in the per share Common Stock price of Incomnet at the time of prepayment or, if not prepaid at June 30, 2000 (the "Payoff Date") in excess of $0.725 per share multiplied by 5.4 million (the "Appreciation Right"). For purposes of determining the per share value of Incomnet Common Stock in calculating the Appreciation Right, the value of the stock shall be equal to the average closing price of Incomnet's Common Stock on the last day of the quarter during which the Trans Pacific Facility is paid and the four trading days prior to that date. If Trans Pacific elects to receive the Appreciation Right, all interest payments by Mr. Casey prior to the Payoff Date shall be credited against the number of Appreciation Right shares or amount of Appreciation Right cash. Through June 30, 1999, Mr. Casey will be credited for approximately $1.34 million. John P. Hill, Jr., a director of the Company, is the President of Trans Pacific Stores Ltd.



    Mr. Casey also owns 1598.211 shares of Incomnet's Series A and B Preferred stock (the "Casey Preferred") or 78% of the outstanding Series A and Series B preferred stock on a combined basis. In accordance with the Board Change Agreement, Mr. Casey has agreed to sell the Casey Preferred back to Incomnet on or before November 5, 1999, at a price representing no actual profit to Mr. Casey. That price is estimated to be $0.42 per share (the "Repurchase Price"). If Incomnet is not financially able to repurchase the Casey Preferred before November 5, 1999, Incomnet has agreed to convert the Casey Preferred into 8,459,970 shares of Common Stock (the "Casey Converted Common Stock"), and Mr. Casey is then required to offer the Casey Converted Common Stock to all shareholders on a pro rata basis at the Repurchase Price plus the cost of such offering.



    Mr. Casey purchased the Casey Preferred for $2,424,790 using $300,000 of borrowed funds under the Trans Pacific Facility and $2,124,790 of borrowed funds under a loan from Ironwood Telecom LLC (the "Casey/Ironwood Loan").



    The Casey/Ironwood Loan bears interest at 18% and is secured by a stock pledge agreement whereby Mr. Casey has pledged the Casey Preferred as collateral. ICC, Incomnet's wholly owned subsidiary, has guaranteed payment by Mr. Casey under the Casey/Ironwood Loan. The Casey/Ironwood Loan has no prepayment penalties and is due on the earlier of the repurchase of the Casey Preferred by Incomnet or the sale of the Common Stock underlying the Casey Preferred to Incomnet's shareholders as described above. John P. Hill, Jr., a director of Incomnet, indirectly owns approximately 1% of Ironwood.

    Of the remaining 446.893 outstanding shares of Series A and B Preferred Stock, 369.616 shares of the Series A and Series B Preferred Stock are owned by Ironwood (the "Ironwood A and B Preferred"). Ironwood is required to hold the Ironwood A and B Preferred for repurchase by Incomnet at any time on or before April 30, 2000 if Incomnet is financially able to do so. If Incomnet does not repurchase by such date, the Ironwood A and B Preferred is convertible into 2,328,000 shares of Incomnet Common Stock, and Ironwood and Incomnet have agreed that such Common Stock will be offered to all shareholders on a pro rata basis at a price equal to the sum of: (i) the price that Ironwood paid for the Ironwood A and B Preferred, (ii) the expenses incurred by Ironwood (including legal and accounting expenses); and (iii) a carrying charge equal to an annual 18% interest rate.



    As a result of the Board Change Agreement, five new directors were appointed. In addition to the change in the composition of the Board of Directors, the Board Change Agreement obligates Incomnet, subject to applicable law, to nominate Dr. Silverman for re-election to the Board at the 1999 annual meeting of Incomnet's shareholders. Further, the Board Change Agreement obligates Incomnet to form and appoint members to an Audit Committee, Compensation Committee and a Disinterested Director Committee and to offer Dr. Silverman the opportunity to be a member on each of those committees.



    As discussed in detail in Proposal No. 7 and at page [ ] of this Proxy Statement, Incomnet is obligated under the Board Change Agreement to reimburse Mr. Casey for certain costs and expenses associated with the events surrounding the Board Change.



LOAN TO FORMER DIRECTOR



    In November 1996, Incomnet extended a loan to Former Director, Nancy Zivitz, and her spouse. In early 1997 the loan was extended. The principal amount of the loan was $277,955 with an annual interest rate of 10%. On July 24, 1998, Ms. Zivitz repaid the loan in full, including interest.



SEVERENCE AGREEMENTS WITH FORMER MANAGEMENT



    In September 1998, Incomnet and its former President and Chairman, Melvyn H. Reznick, entered into a severance agreement that was subsequently amended in November 1998, as described at page [ ] of this Proxy Statement.



    On July 1, 1998, Incomnet's subsidiary, ICC, reached a severance agreement with James Quandt, ICC's former President and Chief Executive Officer, that was subsequently amended in November 1998, as described at page [ ] of this Proxy Statement.



    On July 1, 1998, ICC entered into a severance agreement with Victor Streufert, ICC's former Senior Vice President and Chief Financial Officer, pursuant to which ICC was to pay Mr. Streufert up to $480,000 over a 2-year period. On November 2, 1998, Incomnet entered into an amended arrangement under which the severance payments were reduced to $75,185. Mr. Streufert will be entitled to an additional $37,500 if, on or before July 1, 2000, (i) ICC enters into a merger in which ICC or its shareholders retain less than a 50% interest in the new company, (ii) ICC sells substantially all of its assets, or (iii) there is a public offering of ICC's stock.



    Incomnet had entered into an employment agreement with former officer Stephen Caswell. That agreement provided for a severance payment of $260,000. In October 1998, Mr. Caswell's employment arrangement was amended such that Caswell would be employed through April 30, 1999, after which his employment could have been extended at Incomnet's option for an additional six months or Mr. Caswell could have received a severance payment of $30,000. Mr. Caswell also agreed to terminate all of his outstanding Incomnet stock options. Mr. Caswell's employment was terminated in March 1999. Mr. Caswell has notified Incomnet of his intention to arbitrate certain claims related to his employment with Incomnet and certain other matters.

AGREEMENTS WITH MR. CASEY



    On September 29, 1998, Mr. Casey entered into a services agreement with Incomnet as described at page [ ] of this Proxy Statement. No amounts were paid to Mr. Casey under his Service Agreement in 1998.



    In accordance with the Board Change Agreement completed on September 28, 1998, the New Board agreed to reimburse Mr. Casey for certain of his out-of-pocket costs and expenses relating to his efforts to replace the board and key management of Incomnet. In light of Incomnet's current financial position, Mr. Casey has agreed to accept payment for his out-of-pocket costs in shares of Incomnet Common Stock. The New Board agreed to the reimbursement in stock of Mr. Casey's expenses, provided that shareholders also approve the reimbursement, as set forth in Proposal No. 7 of this Proxy Statement. The categories of Mr. Casey's proposed reimbursements are his out-of-pocket expenses relating to: (i) filings made with the Securities and Exchange Commission and other regulatory agencies in connection with the Board Change Agreement; (ii) the negotiations with WorldCom, First Bank, institutional investors and potential providers of debt and equity to Incomnet; (iii) settlement of the class action; (iv) obtaining directors' and officers' insurance coverage; (v) negotiations and documentation of the Board Change Agreement and related documents and preparation of the Information Statement to shareholders concerning the Board Change; (vi) due diligence prior to entering into the Board Change Agreement; and (vii) negotiating and documenting the transactions, whereby Mr. Casey acquired 1598.211 shares of Series A and Series B Preferred Stock that Mr. Casey agreed to sell back to Incomnet prior to November 5, 1999 at a price representing no actual profit to Mr. Casey. Incomnet has reimbursed a total of $228,310 to Mr. Casey and Mr. Casey is owed an additional $910,192. See
Proposal No. 7 at page [      ] of this Proxy Statement.



    Mr. Casey borrowed $2,124,790 to purchase the Casey Preferred under a loan from Ironwood. Mr. Casey is obligated to pay that loan on the earlier of the repurchase of the Casey Preferred Stock by Incomnet or any rights offering of the common stock underlying the Casey Preferred Stock. ICC has guaranteed Mr. Casey's obligations to repay the loan to Ironwood used to purchase the Casey Preferred Stock.



    In January 1999, Mr. Casey agreed to guarantee Incomnet's obligation to issue up to 900,000 shares pursuant to stock options granted to five officers of Incomnet and ICC. Incomnet currently has insufficient authorized common stock to issue any shares of Common Stock if such officers should elect to exercise their options. As described in Proposal No. 2 of this Proxy Statement, Incomnet is requesting shareholder approval of a proposal to increase the authorized number of shares of Common Stock. If any such officer who was granted options elects to exercise his or her options prior to Incomnet obtaining an increase in the authorized number of shares of Common Stock, Mr. Casey has agreed to transfer some of his shares to Incomnet to permit Incomnet to complete such exercise. In such event, Incomnet will reimburse Mr. Casey in an equal number of shares of Common Stock. Once Incomnet has sufficient authorized Common Stock, the guarantee by Mr. Casey will terminate.



IRONWOOD FINANCINGS



    On December 15, 1998, Incomnet completed a secured credit financing with Ironwood Telecom LLC. Ironwood provided a total of $16.8 million under this facility. John P. Hill, Jr., a director of Incomnet and ICC, indirectly owns approximately 1% of Ironwood. The amount borrowed from Ironwood by Incomnet bears interest at the rate of 12% per year, payable quarterly, with principal and accrued interest due on December 31, 2000.



    In connection with the credit facility, Incomnet issued warrants to purchase 2 million shares of Common Stock at an exercise price of $1.00 per share, and 1 million shares of Common Stock at an exercise price of $2.25 per share, subject to adjustment based on Incomnet's operating results. The Ironwood credit facility is secured by all of the assets of Incomnet and ICC and was guaranteed by ICC. However, effective April 9, 1999, Ironwood agreed to subordinate its priority interest in ICC's assets in exchange for 1.25 million warrants to purchase Incomnet Common Stock with an exercise price of $1.00 per share. These warrants have a term of five years. Prior to December 15, 1998 Ironwood provided an aggregate of $6 million (i) in bridge financing to Incomnet; and (ii) in a loan to Mr. Casey in connection with the exercise by Mr. Casey of an option to purchase outstanding Incomnet Series A and B Preferred Stock. Ironwood received 600,000 warrants with an exercise price of $1.00 in connection with the bridge financing. The principal amount under the bridge facility was refinanced under the Ironwood secured credit facility described above.



    In November 1998, Ironwood purchased 369.616 shares of Incomnet Series A and B Preferred Stock for $1.09 million which Ironwood is obligated to hold for repurchase by Incomnet or a rights offering to shareholders as described at page
[   ] of this Proxy Statement.



    On July __, 1999, Ironwood and Incomnet entered into an agreement whereby, subject to shareholder approval, Incomnet and Ironwood agreed to convert the principal and interest due under the Ironwood secured credit facility into a new series of convertible preferred stock. Approval of the conversion agreement with Ironwood is subject of Proposal No. 3 of this Proxy Statement.



DISGORGEMENT OF SHORT SWING PROFITS TO THE COMPANY BY A FORMER DIRECTOR



    On January 8, 1998, David Wilstein, a director of Incomnet, disclosed in a Form 4 that he had purchased 65,000 shares of Incomnet's Common Stock on January 5, 6, and 7, 1998 and sold 65,000 shares of Incomnet's Common Stock on December 1, 1997 at a higher price. On January 12, 1998, Incomnet informed Mr. Wilstein that he had generated a short swing profit pursuant to Section 16(b) of the Securities Exchange Act of 1934. On January 26, 1998, Mr. Wilstein paid to Incomnet short swing profits plus interest of $95,456.



ICC LOAN TO FORMER OFFICER



    On March 31, 1997, ICC made a loan to Jerry Ballah in the original principal amount of $550,219. The loan accrued interest at the annual rate of 5.83%. The entire principal amount and accrued interest under the loan were due on March 31, 1999. Mr. Ballah failed to make payments of principal and interest on the loan when due. ICC has demanded that Mr. Ballah pay $614,375 constituting the principal amount and all accrued interest owing to ICC. Mr. Ballah has not complied with ICC's demand for repayment of this loan.



CONVERTIBLE DEBT UNITS



    In April 1997, ICC entered into certain arrangements with Jerry Ballah and Edward R. Jacobs which would permit those persons to acquire common stock of ICC through the issuance of ICC's convertible debt units. Under the arrangements with Mr. Ballah, ICC issued to Mr. Ballah 1,257,116 convertible debt units in the aggregate principal amount of $3,771,348 (or $3 per debt unit). Interest at the annual rate of 6.49% on the $3,771,348 principal amount is payable by ICC to Mr. Ballah annually on April 11 of each year in which the debt units are outstanding. The principal amount owing by ICC to Mr. Ballah under the debt units is due on April 11, 2002.



    The purchase price for each debt unit issued to Mr. Ballah was $3 per unit or $3,771,348 in the aggregate. Mr. Ballah paid the purchase price to acquire the debt units by delivery of a promissory note payable by him in the principal amount of $3,771,348. This promissory note accrues interest at the annual rate of 6.74% payable annually on April 11 of each year in which the note is outstanding. The principal amount owing by Mr. Ballah to ICC under his promissory note is due on April 11, 2002.



    The terms of Mr. Ballah's promissory note described above mirror the requirements of ICC under the convertible debt units with the exception that Mr. Ballah owes interest to ICC annually under his promissory note at an annual rate of 0.25% greater than the interest rate owing by ICC to Mr. Ballah under the convertible debt units. This difference in interest rates requires Mr. Ballah to make an annual payment to ICC on April 11, 1998, 1999, 2000, 2001 and 2002 of $9,428.37 in each such year. Given that the principal and interest amount owing by ICC under the convertible debt units is completely offset by the principal amount and interest owing by Mr. Ballah to ICC under his promissory note, during the period in which ICC's convertible debt units are outstanding, ICC will not be obligated to pay Mr. Ballah any amount under the convertible debt units.



    ICC's debt units are convertible into common stock of ICC at the conversion ratio of $3 per outstanding principal amount of the debt unit. Thus, the outstanding aggregate principal amount of the debt units issued to Mr. Ballah of $3,771,348 is convertible into 1,257,116 shares of ICC's common stock which currently represents approximately 30% of the outstanding capital stock of ICC.



    Mr. Ballah has not made the required payment under his promissory note of $9,428.37 to ICC on April 11, 1998 and 1999. Thus, he is in default under his promissory note obligations owing to ICC. His promissory note is secured by the convertible debt units issued by ICC.



    Mr. Jacobs has been issued 1,407,115 convertible debt units of ICC in exchange for the delivery of Mr. Jacobs' promissory note in the principal amount of $4,221,345 on substantially the same terms as described above for Mr. Ballah. If Mr. Jacobs' debt units are converted into Common Stock, such Common Stock would represent approximately 3% of the outstanding shares of ICC. Mr. Jacobs has made the required payments of interest under his promissory note of $10,553 in each of April 1998 and 1999. When these units were granted, Mr. Jacobs forfeited his outstanding Incomnet options.


                                 PROPOSAL NO. 2
               INCREASE IN THE NUMBER OF AUTHORIZED COMMON SHARES


    Incomnet's Articles of Incorporation currently authorize Incomnet to issue up to 20 million shares of Common Stock and 100,000 shares of Preferred Stock. Of the 20 million authorized shares of Incomnet Common Stock, 19.933 million shares of Common Stock are currently outstanding. Incomnet's Board of Directors approved a proposal to increase the number of authorized shares to 100 million shares of Common Stock because Incomnet is unable to satisfy its current obligations to issue shares of Common Stock to holders of outstanding options, warrants and restricted stock as well as litigation settlements. If the shareholders do not approve the increase in the number of authorized shares of Common Stock, Incomnet will be exposed to liability (i) from the holders of outstanding options, warrants and restricted stock for not being able to satisfy Incomnet's current obligations to issue Common Stock when such holders tender their options, warrants or restricted stock for conversion; and (ii) in connection with pending litigation settlements. In addition, the larger number of authorized shares of Common Stock will give Incomnet the certainty and flexibility to undertake various types of transactions, including possible stock acquisitions, stock splits (in the form of stock dividends), equity financings, incentive stock compensation in lieu of cash and other corporate transactions not yet determined. In order to raise additional equity capital in the future and in accordance with its strategic plan, Incomnet must have additional shares of Common Stock available for issuance.



    Incomnet currently has commitments under various agreements to issue shares of Common Stock (the "Share Commitments"), but is unable to satisfy those commitments because Incomnet has no authorized and available shares of Common Stock. The Share Commitments were entered into since November 30, 1995. The Share Commitments were entered into for a variety of reasons and some call for the issuance of Common Stock at prices below the current market price (I.E.,
Incomnet's Common Stock closed at $   as of July   , 1999). Those Share
Commitments that call for the issuance of Common Stock at a price below the current market price may be considered dilutive from a market capitalization standpoint.

    Following is a table that sets forth the Share Commitments as of [July   ,
1999]:



                               SHARE COMMITMENTS



    NO. OF
 COMMON SHARES                                              DESCRIPTION
---------------  -------------------------------------------------------------------------------------------------
     1,375,000   The minimum number of shares of Incomnet Common Stock issuable in the settlement of Incomnet's class action entitled Sandra Gayles, et al. v. Sam D. Schwartz and Incomnet, Inc., as described
                   at page   of this Proxy Statement (assuming a $3.00 or more per share stock price at the time of issuance). The maximum number of shares that are required to be issued is 4,125,000 (based on the stock price of $1.00 per share or less at time of issuance). The exact number of shares is expected to be determined some time during Fall of 1999.(1)

        12,000   Common Stock issuable under warrants granted at $2.94 per share on December 17, 1996 in settlement of litigation. These warrants expire December 17, 2001.

       600,000   Common Stock issuable in settlement of claims to three former holders of Series A and B Preferred
                   Stock who attempted to convert their Preferred Stock in June 1998 when Incomnet had insufficient authorized Common Stock to effect the conversions. The shares of Series A and B
                   Preferred Stock were initially issued in connection with financings by Incomnet.

    10,787,806   Common Stock that could be issued and offered to all shareholders if Incomnet does not repurchase the Series A and B Preferred Stock owned by Mr. Casey and Ironwood as described in detail at
                   page   of this Proxy Statement under "Proposal No. 1--Election of Directors--The Board Change
                   of Control." The shares of Series A and B Preferred Stock were initially issued in connection with financings by Incomnet.

       727,870   Common Stock issuable upon exercise of warrants granted during the period January 21, 1996 through November 1998 to various individuals and entities that provided financing to Incomnet with prices ranging from $1.00 to $3.75 per share.(2)

       300,000   Common Stock issuable upon exercise of stock options and warrants granted to Former Management during 1995 and 1997 at prices ranging from $4.37 to $7.00 per share.(3)

     2,485,000   Common Stock issuable upon conversion of restricted preferred stock to Mr. Richard and upon exercise of stock options granted to Current Directors and Management at prices ranging from
                   $2.1875 to $4.25 per share.(4)

     4,850,000   Common Stock issuable upon exercise of warrants granted in connection with the Ironwood financings at prices ranging from $1.00 to $2.25 per share as described at page of this Proxy
                   Statement.

       300,000   Options granted to a consultant and key independent sales representatives of the Company in
                   September 1998 and January 1999 at prices ranging from [$1.00] to $2.00 per share.(5)

     8,000,000   Estimate of Common Stock issuable upon conversion of approximately $16.8 million of outstanding debt into a new Series of Preferred Stock assuming the market price of the Common Stock for determining the conversion price is $3.00 at the time of conversion. This issuance is also conditioned upon shareholder approval of Proposal No. 3.

     6,666,667   Estimate of Common Stock issuable upon conversion of $15.0 million of a new series of Preferred
                   Stock, assuming a conversion price of $2.25. This issuance is also conditioned upon shareholder approval of Proposal No. 4.

    56,037,343   Total estimated voting stock assuming 19.933 million shares outstanding as of July __, 1999, all options and warrants are exercised, all Series A and B Preferred Stock is not repurchased by
                   Incomnet, but, rather, is converted into Common Stock and offered to shareholders, all restricted stock is issued and Proposals 2, 3 and 4 of this Proxy Statement are approved by shareholders (the "Maximum Capitalization").



(1) The minimum number of Common shares (1,375,000) will be issued if the stock price at the time of issuance is $3.00 or more. The time of issuance currently is estimated to be some time after July 1999. The maximum number of Common shares issuable under the class action settlement is 4,125,000 (if the stock price at the time of issuance is $1.00 or less). In addition to the class action, a group of shareholders representing less than 5% of the Common Stock then outstanding that opted-out of the class action.



(2) Following is detailed information concerning warrants issued in connection with prior financings and settlements of claims. The expiration dates on the warrants will be determined in part based upon the availability of registration rights in the future.



 SHARES      PRICE    GRANT DATE
---------  ---------  -----------
  360,000  $    3.75    12/09/96
   50,000       3.50     7/27/97
   55,000       2.00    11/03/97
   18,000       1.09     1/21/98
  244,870       1.00    11/04/98



(3) Following is detailed information concerning outstanding options and warrants to Former Management:



                                    OPTIONS



 SHARES      PRICE    GRANT DATE   EXPIRATION DATE
---------  ---------  -----------  ---------------
   25,000  $    4.37    11/30/95         4/5/01
   75,000       5.37      5/9/96         5/9/01
   50,000       4.37    11/30/95         9/1/03



                                    WARRANTS



 SHARES      PRICE    GRANT DATE   EXPIRATION
---------  ---------  -----------  -----------
  100,000  $    6.00     5/09/96      5/09/01
   50,000       7.00     5/09/96      5/09/01



(4) 1.3 million shares are issuable upon conversion of Series C Preferred to Mr.
    Richard, which shares are subject to restrictions set forth on page   of
    this Proxy Statement.

    Following is detailed information concerning the outstanding options to Current Directors:



             PRICE PER                    VESTING
 SHARES     COMMON SHARE   GRANT DATE      DATE      EXPIRATION DATE
---------  --------------  -----------  -----------  ---------------
   35,000    $  4.25          1/21/97      1/21/97        1/21/01
  120,000       2.1875        9/29/98      9/29/98        9/29/08
   40,000       2.25          10/2/98      10/2/98        10/2/08
   90,000       2.1875        9/29/99      9/29/99        9/29/08
   30,000       2.25          10/2/98      10/2/99        10/2/08
   90,000       2.1875        9/29/98      9/29/00        9/29/08
   30,000       2.25          10/2/98      10/2/00        10/2/08



    Following is a chart detailing the grant of options to Current Officers (other than Mr. Richard).



             PRICE PER
 SHARES        SHARE       GRANT DATE   EXPIRATION DATE
---------  --------------  -----------  ---------------
  500,000       1.71875       1/18/99*       12/31/08
   50,000       1.78125       1/18/99**       1/18/02
  200,000       1.78125       1/18/99***       1/18/02


    ----------------------------------


    * These options vest as follows: 125,000 options vest on June 30, 1999 and 20,834 options vest on the last date of the month thereafter commencing with the month ending July 31, 1999 and ending with the final vesting of 20,822 shares on January 31, 2000.



    **  One-third of these options vest on each of December 31, 1999, December
       31, 2000, and December 31, 2001.



    *** One quarter of these options vest on each of June 30, 1999 and 2000 and December 31, 1999 and 2000.



(5) Following is a chart detailing the options granted to consultants and independent representatives.



 SHARES      PRICE    GRANT DATE   EXPIRATION DATE
---------  ---------  -----------  ---------------
   75,000  $    2.00     9/29/98        9/29/09
  225,000  [$   1.00]    1/25/99        1/24/01



    As of December 31, 1998, the net tangible book value of Incomnet was approximately $(19,748,000) or approximately $(0.99) per share of Common Stock. Net tangible book value per share consists of total assets less intangible assets and liabilities, divided by the total number of shares of Common Stock outstanding. Without giving effect to any changes in such net tangible book values after December 31, 1998, other than to give effect to the issuance of 36,104,343 shares pursuant to the Share Commitments, the pro forma net tangible book value at December 31, 1998 would have been $16,339,000 or approximately $0.29 per share. Thus, if Incomnet had sufficient authorized Common Stock and 36,104,000 shares under the Share Commitments were issued as of December 31, 1998, the net tangible book value per share of Common Stock owned by Incomnet's current shareholders would have increased by approximately $1.28.



    Incomnet also currently believes that Incomnet will repurchase the Series A and B preferred stock owned by Mr. Casey and Ironwood convertible into 10,787,806 shares of Common Stock (the "Casey/ Ironwood A and B Preferred"). If Incomnet were to assume that the Company repurchases the Casey/ Ironwood A and B Preferred and all other share commitments described above resulted in issuances of Common Stock (I.E., all outstanding options and warrants were exercised and Preferred Stock was converted), the total number of outstanding shares would be 45,249,537 (the "Estimated Capitalization").



    Without giving effect to any changes in the net tangible book value after December 31, 1998 other than to effect the Share Commitments contemplated by the Estimated Capitalization, the pro forma net tangible book value at December 31, 1998 would have been $11,808,000 or approximately $0.26 per share (I.E., an increase of approximately $1.25 per share).

    Following is a pro forma table listing voting stock beneficially owned by each 5% shareholder and all current directors and Named Officers that was prepared on the basis of both (i) the maximum capitalization assuming all Share Commitments result in share issuances (I.E., 56,037,806 shares); and (ii) the Estimated Capitalization of 45,249,537 shares of Common Stock. The following information is not necessarily indicative of beneficial ownership for any other purpose. Under the rules of the SEC, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire as of September 17, 1999 (I.E., 60 days after the record date of July 19, 1999) through the exercise of any stock option or other right.



                  PRO FORMA SCHEDULE OF SECURITY OWNERSHIP OF
           BENEFICIAL OWNERS OF 5% OR MORE OF INCOMNET'S VOTING STOCK
                                      AND
                      CURRENT DIRECTORS AND NAMED OFFICERS



                                                                                                         PERCENT OF VOTING
                                                                                   PERCENT OF VOTING      STOCK BASED ON
                                               INCOMNET      INCOMNET SERIES C    STOCK BASED ON ALL         ESTIMATED
NAME                                         COMMON STOCK     PREFERRED STOCK      SHARE COMMITMENTS      CAPITALIZATION
------------------------------------------  --------------  -------------------  ---------------------  -------------------
5% HOLDERS:
Ironwood Telecom LLC......................      3,850,000(1)              0                  6.8%                  8.5(2)

DIRECTORS:
John P. Casey.............................      6,137,504(3)              0                 11.0%                 13.6%(4)
Denis Richard.............................      1,300,000(5)             13(5)>              2.3%                  2.9%(5)
R. Scott Eisenberg........................         40,000(6)              0                     (8)                   (8)
John P. Hill, Jr..........................         40,000(6)              0                     (8)                   (8)
Howard P. Silverman.......................         75,000(7)              0                     (8)                   (8)
Michael A. Stein..........................         40,000(6)              0                     (8)                   (8)

OFFICERS (OTHER THAN MR. RICHARD):
George P. Blanco..........................        166,668                0                      (8)                   (8)
Debra A. L. Chuckas.......................          1,000                0                      (8)                   (8)
Timothy M. Ciaccio........................         30,000                0                      (8)                   (8)
Stephen A. Garcia.........................         36,200                0                      (8)                   (8)



                    PRO FORMA SCHEDULE OF SECURITY OWNERSHIP
                            OF FORMER NAMED OFFICERS



                                                                                   PERCENT OF VOTING     PERCENT OF VOTING
                                                                                    STOCK BASED ON        STOCK BASED ON
                                               INCOMNET      INCOMNET SERIES C         ALL OTHER             ESTIMATED
NAME                                         COMMON STOCK     PREFERRED STOCK      SHARE COMMITMENTS      CAPITALIZATION
------------------------------------------  --------------  -------------------  ---------------------  -------------------
Melvyn Reznick............................        103,400(9)              0                     (8)                   (8)
Edward R. Jacobs..........................              0                0                     0                     0
James R. Quandt...........................              0                0                     0                     0
Michael J. Keebaugh(10)...................              0                0                     0                     0
All current directors and current and
 former executive officers as a group (14
 persons).................................     11,819,772               13(5)               21.1%                 26.1%(4)



(1) The address for Ironwood Telecom, LLC ("Ironwood") is 555 Zang Street, Suite 300, Lakewood, Colorado 80228. Ironwood owns warrants to purchase up to 4.85 million shares of Common Stock (the "Warrants") of which 3.85 million have an exercise price of $1.00 per share and 1.0 million have an exercise price of $2.25 per share. Exercise of the Warrants is conditioned upon shareholder approval of an amendment to Incomnet's Articles of Incorporation to increase the number of authorized shares of

    Incomnet's Common Stock (the "Authorizing Amendment") as described in Proposal No. 2 at page [ ] of this Proxy Statement. One million of the 4.85 million warrants may not be exercised until December 15, 1999. In addition to the Warrants, Ironwood owns 369.6 shares of non-voting Incomnet Series A and B Preferred Stock. Ironwood is obligated to hold such preferred stock until April 30, 2000, during which time Incomnet may repurchase such preferred stock if it is financially able to do so. If Incomnet does not repurchase Ironwood's Series A and B Preferred Stock, Ironwood is obligated to offer the Common Stock underlying the Ironwood Series A and B Preferred Stock to all Incomnet shareholders on a pro-rata basis as described at page [ ] of this Proxy Statement. Mr. John P. Hill, Jr., a director of Incomnet, individually owns approximately 1% of Ironwood.



     As described in Proposal No. 3, on July   , 1999 Incomnet and Ironwood
     agreed, subject to shareholder approval, to a conversion of approximately $16.8 million in debt owed by Incomnet to Ironwood into a new series of Incomnet preferred stock. Incomnet cannot currently estimate the number of shares of Incomnet Common Stock that Ironwood might receive in the future if Proposal No. 3 is approved for the reasons discussed in Proposal No. 3.



(2) Computed on the basis of [    ] million shares of voting stock that could be
    outstanding as of             , 1999 using the Estimated Capitalization and
    assuming shareholder approval of an increase in the number of authorized shares of Incomnet Common Stock.



(3) Includes 102,000 shares held in various trusts and accounts for the benefit of Mr. Casey's minor children. Does not include non-voting Series A and Series B Preferred Shares of Incomnet which Mr. Casey is obligated to sell back to Incomnet prior to November 5, 1999, as described at page [ ] of this Proxy Statement. If Incomnet is unable to repurchase such Series A and B Preferred Stock, Incomnet has agreed to convert such Preferred Stock into 8,459,970 shares of Common Stock and Mr. Casey has agreed to offer such Common Stock to all shareholders on a pro rata basis at a price representing no actual profit to Mr. Casey. Also does not include shares that may be issued to Mr. Casey in lieu of cash reimbursements of certain expenses relating to the Board Change Agreement described in Proposal No. 7. As described above under "The Board Change of Control," Mr. Casey has pledged the proceeds of any sale of his Common Stock to Trans Pacific Stores Ltd. and has secured a loan from Ironwood Telecom LLC with his shares of Series A and B Preferred Stock.



(4) Percentage of the [   ] million shares of voting stock that could be
    outstanding as of             , 1999 using the Estimated Capitalization.



(5) Mr. Richard owns 100% of the outstanding Incomnet Series C Preferred Stock. The 13 shares of Series C Preferred Stock are convertible into 1.3 million shares of Common Stock. Incomnet currently has no authorized but unissued Common Stock. If the proposal to increase the number of shares of Common Stock (as described in Proposal No. 2 of this Proxy Statement) is approved, Mr. Richard would be entitled to convert his 13 shares of Series C Preferred Stock into 1.3 million shares of Common Stock. The Series C Preferred Stock was granted to Mr. Richard in connection with his employment and is subject to certain restrictions, including Incomnet's rights to repurchase such stock. The percentage of Voting Stock reported as owned by Mr. Richard,
    assumes [   ] million shares of Voting Stock could be outstanding using the
    Estimated Capitalization of        shares of Common Stock and Mr. Richard
    elects to convert his Preferred Stock into Common Stock. Mr. Richard is entitled to vote his Preferred Stock on an as-converted-to-Common-Stock-basis on all matters presented for a vote in this Proxy Statement. See "Report of the Compensation Committee-- Equity Based Compensation."



(6) Represents an option to purchase 4 shares of Series D Preferred at $21,875 per share in the case of Messrs. Hill and Stein and $22,500 per share in the case of Mr. Eisenberg. Each share of Series D Preferred Stock is convertible into 10,000 shares of Common Stock. Exercise is subject to Incomnet increasing its authorized Common Stock as described in Proposal No. 2 of this Proxy Statement. Does not include options granted to each of Messrs. Hill, Stein and Eisenberg to purchase an additional 6 shares of Series D Preferred at $21,875 per share in the case of Messrs. Hill and Stein and $22,500 per share in the case of Mr. Eisenberg that have not yet vested.



(7) Represents an option to purchase 4 shares of Series D Preferred Stock at $21,875 per share and an option to purchase 35,000 shares of Common Stock at $4.25 per share. Each share of Series D Preferred Stock is convertible into 10,000 shares of Common Stock. Exercise is subject to Incomnet increasing its authorized Common Stock. Does not include options granted to purchase an additional 6 shares of Series D Preferred Stock at $21,875 per share that have not yet vested.



(8) Less than 1%.



(9) Includes an option to purchase 50,000 shares of Common Stock at $4.37 per share. This option expires September 1, 2003.



(10) Mr. Keebaugh terminated his employment with ICC effective April 2, 1999.



    Mr. Casey has agreed, pursuant to the Board Change Agreement described on page [ ] of this Proxy Statement, to vote all of his Common Stock in favor of the increase in the number of authorized shares of Common Stock. In addition, Mr. Casey and Mr. Richard have entered into agreements with former and current holders of Series A and B Preferred Stock and with Ironwood whereby Mr. Casey and Mr. Richard have agreed to vote all of their respective Incomnet voting stock in favor of the increase in the authorized number of shares of Common Stock. Mr. Casey and Mr. Richard are collectively entitled to cast in excess of 7.4 million votes or approximately 35% of the outstanding voting shares of Incomnet. Passage of this proposal requires the affirmative vote of a majority of the outstanding shares or 10,616,501 votes in favor of the proposal. Accordingly, while the affirmative votes by Messrs. Casey and Richard do not guarantee passage, their votes represent a significant portion of the votes that are required for approval.



    Mr. Casey and Mr. Richard may be deemed to have a special interest in this proposal because without an increase in the authorized Common Stock (i) Mr. Casey would be unable to convert his Series A and B Preferred Stock into Common Stock in the event that Incomnet is unable to redeem Mr. Casey's Preferred Stock (see page [ ] of this Proxy Statement), (ii) Mr. Casey would not receive reimbursement in stock of certain of his expenses even if shareholders approve Proposal No. 7, and (iii) Mr. Richard would be unable to convert his 13 shares of restricted Series C Preferred Stock into Common Stock. Further, each of Incomnet's directors and executive officers who currently own options to purchase Common Stock may be deemed to have a special interest in this proposal because, without an increase in the authorized Common Stock, none of the outstanding options granted to them may be exercised.



    The Board of Directors believes that, in order for Incomnet to continue as a going concern, Incomnet must have authorized shares of Common Stock sufficient to exchange the 16.8 million Ironwood debt into Preferred Stock that is converted into Common Stock and to complete the issuance of $15 million worth of Preferred Stock that is convertible into Common Stock as described in Proposals No. 3 and No. 4 of this Proxy Statement.



    In addition, Incomnet has certain contractual commitments under litigation settlements that require additional shares of Common Stock to be authorized. Without these additional shares, Incomnet may be in breach of certain settlement agreements. Further, Incomnet has outstanding options and warrants that require additional shares of Common Stock to be authorized in order for Incomnet to meet its commitments under various option and warrant agreements. If Incomnet is unable to meet its options and relevant commitments, Incomnet's management believes additional lawsuits may be instituted against Incomnet relating to those commitments. The increase in authorized shares is also necessary to give Incomnet the flexibility to grant incentive options to employees and consultants as well as opportunities to employees to purchase Incomnet Common Stock as described in Proposal Nos. 5 and 6 of this Proxy Statement. The Board of Directors unanimously supports this proposal.



    In order for the Board of Directors of Incomnet to respond to growth of Incomnet's business that may occur in the future, Incomnet must have a sufficient number of authorized shares. The additional shares of Common Stock would be available for issuance without further stockholder action, unless shareholder action is otherwise required by California law or the rules of any stock exchange or automated quotation system on which Incomnet's Common Stock may then be listed or quoted.


VOTE REQUIRED


    The affirmative vote of the holders of a majority of the shares of Incomnet's voting stock entitled to vote at the annual meeting will be required to approve this proposal. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THIS PROPOSAL AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO SET THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF INCOMNET AT 100 MILLION.



                                 PROPOSAL NO. 3
                    CONVERSION OF IRONWOOD DEBT INTO EQUITY



    On July   , 1999 Incomnet and Ironwood executed an agreement (the "Debt
Conversion Agreement") based on a letter of intent dated June [24,] 1999 providing for the conversion of all amounts owed by Incomnet to Ironwood into shares of a new series of Incomnet preferred stock ("Series E Preferred"). The Series E Preferred will be subordinate in the payment of dividends and in liquidation to Incomnet's Series A and B Preferred Stock and senior to the Series C and D Preferred Stock. The conversion of the debt owed to Ironwood into the Series E Preferred (the "Debt Conversion") is expressly conditioned upon shareholder approval of this Proposal No. 3, as well as shareholder approval of an increase in the authorized number of shares of Incomnet Common Stock as set forth in Proposal No. 2 of this Proxy Statement. Assuming those conditions are satisfied, the conversion of the debt owed to Ironwood is expected to occur within a few days following approval by shareholders of those proposals (the "Closing").



    Under the Conversion Agreement, $16,785,470 in debt owed to Ironwood (the
"Ironwood Debt") is proposed to be converted into     shares of Series E
Preferred Stock. In consideration for agreeing to the Debt Conversion, Incomnet will pay to Ironwood a fee of $335,700 and will issue to Ironwood a warrant to purchase 335,700 shares of Incomnet Common Stock at an exercise price of $2.00
per share. The warrant will have a     -year term. In addition, Incomnet may
issue additional warrants to Ironwood in lieu of interest due on the Ironwood Debt for the months of July, August and September 1999. For each such month that Incomnet makes such election, Incomnet will issue to Ironwood a warrant to purchase 55,000 additional shares of Incomnet Common Stock at an exercise price of $1.00 per share. If the Debt Conversion Agreement is not consummated by September 30, 1999, then all interest due and payable through September 30, 1999 in accordance with the terms of the existing notes to Ironwood will be due and payable.



    The Series E Preferred will be convertible into Incomnet Common Stock at a
conversion rate equal to a   % discount from the average closing sales price for
the 30 trading days prior to the date that the Series E Preferred is converted to Common Stock (the "Series E Conversion Rate"). The Series E Preferred is not convertible for 180 days after the Closing. After 180 days following Closing, one-third of the Series E Preferred may be converted and after 270 days a second one-third of the Series E Preferred may be converted. The remainder of the Series E Preferred Stock may be converted after 360 days following the Closing. At the end of three years following the Closing, all Series E Preferred Stock that has not been converted will automatically convert into shares of Incomnet Common Stock at the Series E Conversion Rate.



    The Series E Preferred Stock has a preferred dividend of 12% payable upon conversion into Incomnet Common Stock. The dividends on the Series E Preferred are payable in cash or in additional shares of Incomnet Common Stock at Incomnet's election.



    After the first anniversary of the Closing and with 30 days prior written notice by Incomnet to Ironwood, Incomnet may redeem the Series E Preferred Stock for cash at a redemption price equal to the stated value of the Series E Preferred Stock (I.E., the principal amount of debt converted) plus a 12% premium plus all accrued and unpaid dividends on the Series E Preferred Stock. Ironwood's rights to convert the Series E Preferred into Incomnet Common Stock will be terminated five days prior to any such redemption date.



    The Conversion Agreement provides that Ironwood will have the right to require Incomnet to register under the Securities Act of 1933 the Common Stock underlying the Series E Preferred under any registration statement filed by Incomnet on behalf of itself or other shareholders and, beginning with the first anniversary of the Closing, Ironwood will have certain rights to demand that Incomnet register the Common Stock underlying the Series E Preferred Stock.



BACKGROUND OF THE TRANSACTION



    In October 1998, Incomnet received a commitment letter from Ironwood to provide Incomnet with a secured credit facility. In accordance with the commitment letter, Ironwood loaned Incomnet approximately $2.8 million under a secured bridge loan in late 1998 (the "Bridge Loan"). The proceeds from the Bridge Loan were used to make a partial payment of amounts owed by ICC to WorldCom. In connection with the Bridge Loan, Ironwood received an origination fee of $100,000 and warrants to purchase 600,000 shares of Incomnet's Common Stock at an exercise price of $1.00 per share.

    On December 15, 1998 Incomnet and Ironwood executed a term loan with total proceeds to Incomnet of $16.8 million (the "Term Loan"). The Term Loan replaced the Bridge Loan and bears interest at the rate of 12%, payable quarterly. Principal and unpaid interest on the Term Loan are due on December 31, 2000. The proceeds of the Term Loan were used to pay off in full amounts owed by ICC to First Bank, to pay off all amounts in default owing by ICC to WorldCom and for general corporate purposes.



    In connection with arranging the Term Loan, Ironwood received an origination fee of $400,000 plus 3,000,000 warrants to purchase Incomnet's Common Stock, of which 2,000,000 warrants have an exercise price of $1.00 per share and 1,000,000 warrants have an exercise of $2.25 per share. The warrants have 5-year terms. The Term Loan is secured by substantially all of the assets of Incomnet and ICC.



    In April 1999, Ironwood agreed to subordinate its priority interest in the assets of ICC and Incomnet to Foothill Capital Corporation in connection with the $12.5 million credit facility provided by Foothill Capital. In consideration for agreeing to subordinate, Ironwood was granted a warrant to purchase 1.25 million shares of Incomnet Common Stock at $1.00 per share.



    In late April 1999 Incomnet and Ironwood commenced discussions concerning a possible conversion of the debt owed to Ironwood into equity. Those discussions
led to the execution of the Conversion Agreement on July   , 1999.



REASONS FOR THE CONVERSION AGREEMENT



    Incomnet believes that the Conversion Agreement will assist Incomnet in executing its strategic plan of increasing its market share in existing and new markets through strategic acquisitions and internal growth primarily by (i) reducing the near term cash outflow obligations called for under the Term Loan and (ii) incrementally improving the near term working capital position of Incomnet. The existing Term Loan requires Incomnet to make quarterly interest payments of $508,617 (or total interest payments through December 31, 2000 of $3,051,702) and pay the entire principal amount of approximately $16.8 million by December 31, 2000. Under the Conversion Agreement, Incomnet will no longer be obligated to make quarterly interest payments or pay the principal amount. In addition, while Preferred Stock accrues dividends at the rate of 12% per year, such dividends are payable in additional shares of stock or cash at Incomnet's election and, in any event, no payments of dividends are due until conversion of the Series E Preferred into Common Stock.



    Incomnet eventually would have restructured this loan since it currently anticipates that it would not have the ability to pay back the loan on December 31, 2000. Incomnet's inability to repay its debt obligations would threaten Incomnet's ability to continue as a going concern. By converting the Term Loan into Series E Preferred Stock, Incomnet will incrementally increase its cash flow by $508,617 per quarter or $3,051,702 through December 31, 2000 by eliminating the interest payment obligations and will increase its cash available for operations by about $16.8 million at December 31, 2000 since it will not be obligated to repay the principal under the Term Loan. If the conversion of the Term Loan is approved, Incomnet will take a one-time charge to income of approximately $331,000 to write off capitalized debt issue costs and original issue discount associated with the Term Loan. The elimination of the Term Loan gives Incomnet greater flexibility to pursue acquisitions and greater cash flow to fund internal growth.



DILUTIVE EFFECT ON COMMON STOCK



    Since the Conversion Rate is at a discount to the market price for Incomnet Common Stock, the conversion of the Series E Preferred into Common Stock will be dilutive from a market capitalization standpoint. Incomnet cannot now predict the exact number of shares of Common Stock that Ironwood would receive upon any conversion of the Series E Preferred. The number of shares that could be issued would depend upon: (i) the length of time that the Series E Preferred remains outstanding; (ii) whether Incomnet elects to pay accrued dividends in cash or additional shares; and (iii) the market price for

Incomnet Common Stock prior to conversion. It is also possible that the Series E Preferred will never be converted into Common Stock, but rather redeemed for cash.



    The following table illustrates the potential number of shares of Incomnet Common Stock that could be issued assuming: (i) the conversion were to occur at the last possible date (I.E., at the end of three years following the Closing),
(ii) all dividends are paid in cash, and (iii) various average closing sales prices for Incomnet Common Stock.



                                                                                     NUMBER OF SHARES
 STATED VALUE     ACCRUED                            DISCOUNT FROM                    OF COMMON STOCK
 OF IRONWOOD     DIVIDENDS      ASSUMED AVERAGE     AVERAGE CLOSING    CONVERSION       ISSUED UPON
     DEBT       OVER 3 YEARS    CLOSING PRICES          PRICES            RATE          CONVERSION
--------------  ------------  -------------------  -----------------  -------------  -----------------
 $ 16,785,470    $6,796,907        $       5                   %        $
   16,785,470     6,796,907                4                   %
   16,785,470     6,796,907                3                   %
   16,785,470     6,796,907                2                   %



    The above table demonstrates that as the closing sales price for Incomnet Common Stock increases, the number of shares of Common Stock to be issued upon conversion will decrease. If, however, the conversion to Common Stock had
occurred on July   , 1999, and the Series E Preferred had been outstanding for three years, the 30-day average closing sales price of Incomnet Common Stock
immediately preceding such date would be $    resulting in a Conversion Rate of
$    (at a   % discount from such average price). Assuming a Conversion Rate of
$    , Incomnet would have been obligated to issue approximately     shares of
Common Stock to Ironwood. At March 31, 1999, Incomnet had a net loss of $
million or $    per share. If the Term Loan were converted into Series E
Preferred Stock, this would remove approximately $16.8 million of long-term liabilities from Incomnet's balance sheet and Incomnet's net loss at March 31,
1999 would have been $    or, assuming the issuance of     shares of Common
Stock upon conversion of at an assumed Conversion Rate of $    , then the net
loss per share would have decreased to $    .



    Incomnet's Board of Directors concluded that the positive aspects of converting the Term Loan into Series E Preferred outweighed the negative effects associated with the ultimate increase in the number of outstanding shares of Common Stock resulting from the issuance of the Series E Preferred and its conversion into shares of Common Stock on the terms described above.



BOARD RECOMMENDATION



    Incomnet's Board of Directors unanimously approved the Debt Conversion Agreement, except that John P. Hill, Jr., who indirectly owns approximately 1% of Ironwood, abstained from voting on the proposed Debt Conversion. The Board of Directors recommends that shareholders vote "FOR" the Debt Conversion proposal.



VOTE REQUIRED



    The affirmative vote of the holders of a majority of the outstanding shares of Incomnet voting stock represented and voting at the annual meeting and the affirmative vote of a majority of the required quorum are required to approve the proposal concerning Debt Conversion. However, completion of the Debt Conversion is conditioned upon an increase in the authorized number of shares of Incomnet Common Stock. Accordingly, even if shareholders approve the Debt Conversion in this Proposal No. 3, the Debt Conversion cannot proceed unless shareholders also approve of the proposed increase in the authorized number of shares of Incomnet Common Stock set forth in Proposal No. 2.

                                 PROPOSAL NO. 4
                PROPOSED ISSUANCE OF ADDITIONAL PREFERRED STOCK



    On July   , 1999 Incomnet and certain prospective investors entered into a
Preferred Stock Purchase Agreement (the "Purchase Agreement"), under which Incomnet agreed to sell and issue up to $15 million worth of a new series of Incomnet preferred stock convertible into Incomnet Common Stock. This new series of Preferred Stock will be designated Series F Preferred (the "Series F Preferred"). Completion of the proposed issuance is subject to a number of conditions, including shareholder approval of this Proposal No. 4 as well as shareholder approval of an increase in the authorized number of shares of Incomnet Common Stock as set forth in Proposal No. 2 of this Proxy Statement. The Series F Preferred will not be registered under the Securities Act in accordance with an exemption from the registration requirements for issuances of stock not involving any public offering.



    The Series F Preferred will be a new series of preferred that is subordinate to Incomnet's Series A and B Preferred Stock but senior to the Series C and D Preferred Stock. The preferences of the Series F will be on a par with the Series E Preferred Stock that is proposed to be issued to Ironwood. The Series F Preferred will be entitled to a dividend of 12% per year payable only on conversion of the Series F Preferred into Incomnet Common Stock. The dividends will be payable in additional shares of Incomnet Common Stock or in cash at Incomnet's election.



    The Series F Preferred may be converted at the election of the investor during the three years following the closing of the investment (the "Series F Closing") provided that no conversion may occur until at least 180 days following the Series F Closing. After 180 days following the Series F Closing, up to one-third of an investor's position may be converted into Incomnet Common Stock and up to a second one-third of an investor's position may be converted after 270 following the Series F Closing. The remainder of an investor's position may be converted after 360 days following the Series F Closing. The Series F Preferred will be convertible at a price equal to a [ %] discount below the average closing sales price for the 30 trading days prior to the conversion date (the "Series F Conversion Rate"). If, at the end of three years following the Series F Closing, any Series F Preferred remains outstanding, it will be converted into Incomnet Common Stock at the Series F Conversion Rate.



    After the first anniversary of the Series F Closing, Incomnet may redeem the Series F Preferred in whole or in part for cash at a redemption price equal to the purchase price for such Series F Preferred, all accrued and unpaid dividends
plus a   % redemption premium. Incomnet must give an investor 30 days prior notice of any cash redemption. In the event that an Investor receives such notice of cash redemption, such holder's right to convert his or her Series F Preferred into Incomnet Common Stock will terminate five calendar days prior to the redemption date.



    The holders of Series F Preferred shall have the right to demand registration of the Incomnet Common Stock they receive upon conversion beginning twelve months following the Series F Closing and to have their Common Stock received upon conversion included in or "piggy-backed" on any SEC registration statement filed by the Company.



THE DILUTIVE EFFECT ON COMMON STOCK



    Since the Series F Conversion Rate is at a discount to the market price for Incomnet Common Stock, the conversion of Series F Preferred into Common Stock will be dilutive from a market capitalization standpoint.



    Incomnet cannot now predict the exact number of shares of Common Stock that would be issued upon conversion of the Series F Preferred. The number of shares would depend upon: (i) the length of time that the Series F Preferred is outstanding; (ii) whether Incomnet elects to pay accrued dividends in cash or in additional shares; and (iii) the price for Incomnet Common Stock during the 30 trading days prior to conversion. It is also possible that the Series F Preferred will never be converted into Common Stock, but rather redeemed for cash.



    The following table illustrates the potential number of shares of Incomnet Common Stock that could be issued assuming: (i) the conversion were to occur on the last possible date (I.E., at the end of three years following the Series F Closing), (ii) all accumulated dividends are paid in cash, and (iii) various average closing sales prices for Incomnet Common Stock.



 STATED VALUE                               ASSUMED 30-DAY
 OF SERIES F    ACCRUED DIVIDENDS OVER   AVERAGE CLOSING SALES   DISCOUNT FROM AVERAGE                       POSSIBLE NUMBER
  PREFERRED             3 YEARS                 PRICES            CLOSING SALES PRICE     CONVERSION RATE   OF COMMON SHARES
--------------  -----------------------  ---------------------  -----------------------  -----------------  -----------------
 $ 15,000,000                                  $       5
   15,000,000                                          4
   15,000,000                                          3
   15,000,000                                          2



    The above table demonstrates that as the closing sales price for Incomnet Common Stock increases, the number of shares of Common Stock to be issued upon conversion will decrease. If, however, the conversion to Common Stock had
occurred on July   , 1999, and the Series F had been outstanding for three
years, the 30-day average closing price of Incomnet Common Stock immediately
preceding such date would be $    resulting in a Series F Conversion Rate of
$    (at a __% discount) from such average price. Assuming a Series F Conversion
Rate of $    , Incomnet would have been obligated to issue approximately shares of Common Stock to the holders of the Series F. At March 31, 1999,
Incomnet had a net loss of $    million or $    per share. If the Series F had
been issued and converted to Common Stock as of March 31, 1999, at an assumed
Series F Conversion Rate of $    , then the net loss per share would have been
$    .



REASONS FOR THE PREFERRED OFFERING



    Incomnet intends to use the proceeds of the Series F Preferred to expand into new markets and fund its internal growth. Specifically, Incomnet plans to use the proceeds from the Series F Preferred for the following purposes:



    - To fund possible future acquisitions and integrate and grow such acquired businesses.



    - To develop new marketing and advertising materials that will assist in expanding Incomnet's network of independent representatives selling Incomnet's telecom services ("Representatives"). Incomnet plans to develop audio and visual materials as well as new training materials that will assist in attracting new Representatives and improving the marketing skills of existing Representatives.



    - To provide a permanent source of working capital that will permit Incomnet to timely pay for long distance services from its underlying carriers for which payment is due almost a month before Incomnet receives payment from its customers.



    - To provide incentive programs and promotions for Representatives who meet target quotas.



    - To continue the process of upgrading Incomnet's computer and software systems.



BOARD RECOMMENDATION



    The Board of Directors unanimously approved the Purchase Agreement and the issuance of the Series F Preferred and recommends that shareholders vote "FOR" the proposed Purchase Agreement and issuance of the Series F Preferred.

VOTE REQUIRED



    The affirmative vote of the holder of a majority of the outstanding shares of Incomnet voting stock represented and a voting at the annual meeting and the affirmative vote of a majority of the required quorum are required to approve the proposal concerning the issuance of the Series F Preferred. However, the offering of the Series F Preferred also is conditioned upon an increase in the authorized number of shares of Incomnet Common Stock. Accordingly, even if shareholders approve of the issuance of the Series F Preferred in this Proposal No. 4, the offering of the Series F Preferred will not proceed unless shareholders also approve of the proposed increase in the authorized number of shares of Incomnet Common Stock as set forth in Proposal No. 2.



                                 PROPOSAL NO. 5
               APPROVAL OF INCOMNET'S EQUITY INCENTIVE STOCK PLAN


DESCRIPTION OF THE INCENTIVE PLAN

    The Board has approved, subject to shareholder approval, the Incomnet, Inc. Equity Incentive Plan (the "Incentive Plan"). A copy of the Incentive Plan is set forth in APPENDIX A to this Proxy Statement. The Incentive Plan provides that a total of 5 million shares of Incomnet Common Stock may be issued thereunder. The Board approved the 5 million shares of Common Stock to be covered by the Incentive Plan to give the Board sufficient flexibility over the next few years in awarding incentive compensation to executive officers, employees, independent representatives and consultants to Incomnet and ICC. In addition, the Board believes that the number of shares of Common Stock covered under the Incentive Plan is similar to shares available under stock option plans of comparable companies. It is anticipated that options to purchase 1,050,000 shares of Common Stock granted under Incomnet's 1996 stock option plan will be terminated and substantially identical options will be granted under this Incentive Plan, reducing the total number of shares of Common Stock available to be issued in future grants to 3,950,000 shares.

    The Incentive Plan is intended to strengthen Incomnet by providing selected eligible executive officers, employees and independent sales representatives of, and consultants to Incomnet and its subsidiaries (including ICC) an opportunity to participate in Incomnet's future by offering them an opportunity to acquire stock in Incomnet. In doing so, the Incentive Plan is intended to attract new executive officers, employees, independent representatives and consultants to Incomnet and ICC to retain and motivate existing eligible participants. Administration of the Incentive Plan may either be by the Board or a Committee of the Board (in either case, the "Committee"). The Committee may select employees, including executive officers, independent sales representatives or consultants to receive awards under the Incentive Plan. The Committee has broad discretion to determine the amount and type of awards and terms and conditions of the awards. However, the Committee may not grant, in any one fiscal year, awards covering more than 750,000 shares of Common Stock to any executive officer whose compensation is required to be disclosed under Item 402 of Regulation S-K. Individual grants will generally be based on a person's present and potential contribution to Incomnet and/or its subsidiaries.


    As of July   , 1999, Incomnet and ICC had approximately [121] employees and consultants eligible to participate in the Incentive Plan.

    The following table shows the number of shares covered by options recently awarded to executive officers under Incomnet's 1996 Stock Option Plan. If shareholders approve the Equity Incentive Plan, each of the following executive officers will receive substitute options under the Equity Incentive Plan upon cancellation of all outstanding options under the 1996 Stock Option Plan.


                               NEW PLAN BENEFITS


                                                    NUMBER OF SHARES OF
                                                  COMMON STOCK UNDERLYING
               NAME AND POSITION                          OPTIONS
------------------------------------------------  -----------------------
GEORGE P. BLANCO, Executive Vice
  President and Chief Financial Officer of
  Incomnet and ICC, Secretary of Incomnet                  500,000
DEBRA A.L. CHUCKAS, Director, Customer Service
  of ICC                                                    50,000
TIMOTHY M. CIACCIO, Chief Information Officer of
  ICC                                                      100,000
STEPHEN A. GARCIA, Vice President of Finance and
  Corporate Controller of Incomnet and ICC                 100,000
ALL CURRENT EXECUTIVES
  AS A GROUP (4 PERSONS)                                   750,000


    Since the grant of awards is based upon a determination made by the Committee after a consideration of various factors, Incomnet currently cannot determine the nature and amount of any awards that will be granted to future non-executive employees.


    Awards may be granted in the form of incentive stock options ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified options ("NQO") (each ISO or NQO, an "Option," and collectively, "Options"), restricted stock ("Restricted Stock"), stock purchase rights ("Stock Purchase Rights") or performance shares ("Performance Shares"). Any award may be granted either alone or in addition to other awards granted under the Incentive Plan. The Committee may condition the grant of the award upon the attainment of specified Company, group or division performance goals or other criteria, which need not be the same for all participants. No award may be granted under the Incentive Plan on or after December 31, 2008, but outstanding awards may extend beyond that date.


    OPTIONS. Options granted under the Incentive Plan may be ISOs or NQOs. The exercise price of ISOs may not be less than the fair market value of the shares subject to the Option on the date of grant. The exercise price of NQOs must be at least 85% of the fair market value of the shares subject to the Option on the date of grant. The term of any ISO granted under the plan may not exceed ten years and the term of any NQO may not exceed fifteen years. Certain other limitations are also applicable to ISOs in order to take advantage of the favorable tax treatment that may be available for ISOs.

    RESTRICTED STOCK. Restricted Stock awards consist of non-transferable shares of Common Stock of Incomnet. The Committee may provide for the lapse of the transfer restrictions over a period of not more than ten years or may accelerate or waive such restrictions, in whole or in part, based on service, performance or other criteria determined by the Committee.

    STOCK PURCHASE RIGHTS. Stock Purchase Rights consist of a grant to purchase Common Stock at a purchase price of not less than 85% of the fair market value of the Common Stock on the grant date. Stock Purchase Rights are generally exercisable for a period of up to 30 days after the grant date.

    PERFORMANCE SHARES. Performance Shares are shares of Common Stock issuable upon the attainment of performance criteria. At the time of a grant, the Committee will determine the number of shares of

Common Stock to be awarded at the end of the performance period if and to the extent that the specified performance targets are met. The consideration payable by a participant with respect to a Performance Share award will be determined by the Committee but may not exceed 50% of the fair market value of the Common Stock on the date of grant.

    The Committee will determine the performance periods (which shall be at least one year and no more than six years), the performance objectives to be used in granting the awards and the extent to which awards have been earned. Performance periods may overlap, and participants may be awarded Performance Shares having different performance criteria. Performance Share awards may be payable in cash or stock, at the discretion of the Committee, and may bear interest or earn dividends.

    The consideration payable for, upon exercise of, or for tax payable in connection with, an award may be paid in cash, by promissory note of the participant or by delivery of other property, including securities of Incomnet, as authorized by the Committee. Incomnet generally will not receive any consideration upon the grant of any awards, although the Incentive Plan provides that consideration may be payable with respect to the grant of Performance Shares.

    Upon employment termination or retirement or the termination of a consulting arrangement with Incomnet or its subsidiary, awards generally may be exercised at any time within three months after such termination (but only to the extent exercisable or payable at the time of termination). If termination is due to the participant's death or disability, the award may be exercised for one year thereafter or such shorter time as may be fixed by Incomnet in any Award agreement. Shares issued under an award may be subject to a right of repurchase by Incomnet. No award shall be assignable or otherwise transferable by a participant other than by will or by the laws of descent and distribution.

    The Committee may adjust the performance goals and measurements applicable to awards. The Committee also may waive in whole or in part any or all restrictions, conditions, vesting or forfeiture with respect to any award granted under the Incentive Plan.

    CHANGES TO THE PLAN. The Board may amend, alter or discontinue the Incentive Plan or any award at any time, except that the consent of a participant is required if the participant's rights under an outstanding award would be impaired. In addition, to the extent (i) required for the Incentive Plan to satisfy the conditions of Rule 16b-3 under the Exchange Act; (ii) with respect to executive officers whose compensation is required to be disclosed under Item 402 of Regulation S-K, to the extent required to qualify as "qualified performance-based compensation" under Section 162(m) of the Code, or,
(iii) with respect to ISOs, to the extent required for the Incentive Plan to comply with Section 422 of the Code, the shareholders of Incomnet must approve any amendment, alteration or discontinuance of the Incentive Plan that would:

    - Increase the total number of shares reserved under the Incentive Plan;

    - Change the minimum price terms for Option exercise;

    - Change the class of employees and consultants eligible to participate in the Incentive Plan;

    - Increase the number of shares available for grant to any executive officer whose compensation is required to be so disclosed;

    - Extend the maximum option exercise period; or

    - Materially increase the benefits accruing to participants under the Incentive Plan.

    The Incentive Plan constitutes an unfunded plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or arrangements to meet the obligations under the Incentive Plan to deliver stock or make payments.

    In the event of a "change in control" of Incomnet, as defined in the Incentive Plan, the Board may, subject to certain limitations, accelerate the vesting provisions of awards or may cash out the awards. A "change in control" is defined to include the acquisition of 50% or more of the voting power of Incomnet's outstanding stock, certain changes in the composition of Board membership, a dissolution or liquidation of

Incomnet and certain asset sales, mergers or reorganizations or other changes in ownership of Incomnet's assets or stock.

FEDERAL INCOME TAX CONSEQUENCES

    The following summary of federal income tax consequences is based upon existing statutes, regulations and interpretations thereof. The applicable rules are complex, and income tax consequences may vary depending upon the particular circumstances of each plan participant. This Proxy Statement describes federal income tax consequences of general applicability, but does not purport to describe particular consequences to each individual plan participant or foreign, state or local income tax consequences, which may differ from the United States federal income tax consequences.

INCENTIVE STOCK OPTIONS

    AWARDS; EXERCISE. ISOs are intended to constitute "incentive stock options" within the meaning of Section 422 of the Code. ISOs may be granted only to employees of Incomnet (including directors who are also employees). The recipient of an Option (the "Optionee") does not recognize taxable income upon either the grant or exercise of an ISO. However, the excess of the fair market value of the shares purchased upon exercise over the Option exercise price (the "Option Spread") is includable in the Optionee's "alternative minimum taxable income" ("AMTI") for purposes of the alternative minimum tax ("AMT"). The Option Spread is generally measured on the date of exercise and is includable in AMTI in the year of exercise. Special rules regarding the time of AMTI inclusion may apply for shares subject to a repurchase right or other "substantial risk of forfeiture" (including, in the case of each person subject to the reporting requirements of Section 16 of the Exchange Act, certain limitations on resale of shares imposed under Section 16(b) of the Exchange Act).

    SALE OF OPTION SHARES. If an Optionee holds the shares purchased under an ISO for at least two years from the date the ISO was granted and for at least one year from the date the ISO was exercised, any gain from a sale of the shares other than to Incomnet should be taxable as long term capital gain. Under these circumstances, Incomnet would not be entitled to a tax deduction at the time the ISO was exercised or at the time the stock was sold. If an Optionee were to dispose of stock acquired pursuant to an ISO before the end of the required holding periods (a "Disqualifying Disposition"), the amount by which the market value of the stock at the time the ISO was exercised exceeded the exercise price (or, if less, the amount of gain realized on the sale) would be taxable as ordinary income, and Incomnet would be entitled to a corresponding tax deduction. Such income is subject to information reporting requirements and may become subject to withholding. Gain from a Disqualifying Disposition in excess of the amount required to be recognized as ordinary income is capital gain. Optionees are required to notify Incomnet immediately prior to making a Disqualifying Disposition. If stock is sold to Incomnet rather than to a third party, the sale may not produce capital gain or loss but will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code.

    EXERCISE WITH STOCK. If an Optionee pays for ISO shares with shares of Incomnet acquired under an ISO or a qualified employee stock purchase plan ("statutory option stock"), the tender of shares is a Disqualifying Disposition of the statutory option stock if the above described (or other applicable) holding periods respecting those shares have not been satisfied. If the holding periods with respect to the statutory option stock are satisfied, or the shares were not acquired under a statutory stock option of Incomnet, then any appreciation in value of the surrendered shares is not taxable upon surrender. Special basis and holding period rules apply where previously-owned stock is used to exercise an ISO.

    WITHHOLDING TAXES. The present position of the Internal Revenue Service ("IRS") appears to be that income and employment withholding taxes are not imposed upon the exercise of an ISO or the sale of ISO shares, including a Disqualifying Disposition. The IRS is studying this position and may change it at any time, possibly with retroactive effect.

NONQUALIFIED STOCK OPTIONS


    AWARD; EXERCISE. An Optionee is not taxable upon the award of a NQO. Federal income tax consequences upon exercise will depend upon whether the shares thereby acquired are subject to a "substantial risk of forfeiture." If the shares are not subject to a substantial risk of forfeiture, or if they are so restricted and the Optionee files an election under Section 83(b) of the Code (a "Section 83(b) Election") with respect to the shares, the Optionee will have ordinary income at the time of exercise measured by the Option Spread on the exercise date. The Optionee's tax basis in the shares will be the share's fair market value on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long-term or short-term also will begin on that date.


    The amount of ordinary income taxable to an Optionee who was an employee at the time of grant constitutes "supplemental wages" subject to withholding of income and employment taxes by Incomnet, and Incomnet receives a corresponding income tax deduction.

    SALE OF OPTION SHARES. Upon sale, other than to Incomnet, of shares acquired under a NQO, an Optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the Optionee's tax basis in the shares, which will be long-term gain or loss if the employee's holding period in the shares is more than one year. If stock is sold to Incomnet rather than to a third party, the sale may not produce capital gain or loss but will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code.

    EXERCISE WITH STOCK. If an Optionee tenders Common Stock (other than statutory option stock--see above) to pay all or part of the exercise price of a NQO, the Optionee will not have a taxable gain or deductible loss on the surrendered shares. Instead, shares acquired upon exercise that are equal in value to the fair market value of the shares surrendered in payment are treated as if they had been substituted for the surrendered shares, taking as their basis and holding period the basis and holding period that the Optionee had in the surrendered shares. The additional shares are treated as acquired pursuant to the exercise of the NQOs, with the ordinary income consequences described above.

    If the surrendered shares are statutory option stock as described above under "Incentive Stock Options," with respect to which the applicable holding period requirements for favorable income tax treatment have not expired, then the newly acquired shares substituted for the statutory option shares should remain subject to the federal income tax rules governing the surrendered shares, but the surrender should not constitute a Disqualifying Disposition of the surrendered stock.

RESTRICTED STOCK

    Upon receipt of Restricted Stock, a recipient generally has taxable income in the amount of the excess of the then fair market value of the Common Stock over any consideration paid for the Common Stock (the "spread"). However, if the Common Stock is subject to a "substantial risk of forfeiture" (described under "Incentive Stock Options," above) and the recipient does not make a Section 83(b) Election, the recipient will have taxable income upon lapse of the risk of forfeiture, rather than at receipt, in an amount equal to the spread on the date of lapse. The taxable income constitutes supplemental wages subject to income and employment tax withholding, and Incomnet receives a corresponding income tax deduction. Supplemental wages are subject to federal income tax withholding at a rate of 28%. The consequences upon sale or disposition of Restricted Stock generally are the same as for Common Stock acquired under a NQO (see above).

PERFORMANCE SHARES

    Depending on the exact terms of an award of Performance Shares, the Award could be treated for tax purposes in the same manner as a nonqualified option; as a Restricted Stock Award (I.E., as transfer of property subject to restrictions); or as a transfer which takes place only when the terms of the award are satisfied.

STOCK PURCHASE RIGHTS

    The tax treatment of Stock Purchase Rights is identical to that of NQOs, as described above.

SPECIAL FEDERAL INCOME TAX CONSIDERATION DUE TO SHORT SWING PROFIT RULE

    The potential liability of a person subject to Section 16 of the Exchange Act to repay short-swing profits from the resale of shares acquired under an Incomnet plan constitutes a "substantial risk of forfeiture" within the meaning of the above-described rules, which is treated as lapsing at such time as the potential liability under Section 16 lapses. Persons subject to Section 16 who would be required by Section 16 to repay profits from the immediate resale of stock acquired under an Incomnet plan should consider whether to file a Section 83(b) Election at the time they acquire stock under an Incomnet plan in order to avoid deferral of the date that they are deemed to acquire shares for federal income tax purposes.

VOTE REQUIRED


    Shareholders are being asked to approve the Incentive Plan. The affirmative vote of the holders of a majority of the outstanding shares of Incomnet voting stock represented and voting at the annual meeting and the affirmative vote of a majority of the required quorum are required to adopt the Incentive Plan.



                                 PROPOSAL NO. 6
              APPROVAL OF INCOMNET'S EMPLOYEE STOCK PURCHASE PLAN


BACKGROUND

    The Board has approved, subject to shareholder approval, the Incomnet, Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"), covering an aggregate of 1 million shares issuable under the plan. A copy of the Employee Stock Purchase Plan is set forth in APPENDIX B to this Proxy Statement. Management expects these shares to be sufficient for all stock purchases under the Employee Stock Purchase Plan for at least two years. No shares have been issued to date under the Employee Stock Purchase Plan. The Employee Stock Purchase Plan permits United States employees and employees of certain subsidiaries (including ICC) to purchase Incomnet's Common Stock at a discounted price. The plan is designed to encourage and assist a broad spectrum of employees of Incomnet and participating subsidiaries to acquire an equity interest in Incomnet through the purchase of Common Stock. It is also intended to provide to United States employees participating in the plan the tax benefits available under Section 421 of the Internal Revenue Code.

DESCRIPTION OF PLAN

    All employees, including executive officers and directors who are employees, customarily employed more than 20 hours per week and more than five months per year by Incomnet or a participating subsidiary are eligible to participate in the Employee Stock Purchase Plan as of the first quarterly enrollment date following employment. However, employees who hold, directly or through options, 5% or more of the stock of Incomnet are not eligible to participate. Participants may elect to make contributions up to a maximum of 15% of base earnings.

    Following shareholder approval of the Employee Stock Purchase Plan, the first enrollment date shall be July 1, 1999. Thereafter, enrollment dates will be on the first business day of October, January, April and July. On June 30, 1999 and thereafter on the last trading date of each September, December, March and June, Incomnet applies the funds then in each participant's account to the purchase of shares. The cost of each share purchased is 85% of the lower of the closing prices for Common Stock on: (i) the first trading day in the enrollment period in which the purchase is made; and (ii) the purchase date. The length of the option period may not exceed a maximum of 24 months. The Board has initially selected a three month option period.

    The Board has limited the maximum number of shares that may be purchased by a participant during any enrollment period, and no participant's right to acquire shares may accrue at a rate exceeding $25,000 of fair market value of Common Stock (determined as of the first trading day in an enrollment period) in any calendar year.

    The Board of Directors may administer this plan or the Board may delegate its authority to a committee of directors (the "Administrator") and may delegate routine matters to management. The Board of Directors may amend or terminate the plan at any time and may provide for an adjustment in the purchase price and the number and kind of securities available under the plan in the event of a reorganization, recapitalization, stock split or other similar event. However, amendments that would increase the number of shares reserved for purchase, or would otherwise require shareholder approval in order to comply with certain federal securities regulations, require stockholder approval. Shares available under the Employee Stock Purchase Plan may be either outstanding shares repurchased by Incomnet or newly issued shares.

    Shares purchased under the Employee Stock Purchase Plan will be non-transferable for a period of six months.

    Substantially all of the employees of Incomnet and ICC will be eligible to participate in the Employee Stock Purchase Plan. Since the number of shares purchased under the Employee Stock Purchase Plan by an employee and the purchase price thereof are determined by the level of voluntary contribution by such employee and the market price of the shares in effect from time to time, Incomnet currently cannot determine the number of shares that may be purchased in the future by any eligible individual or group of individuals or the purchase price thereof.

FEDERAL INCOME TAX CONSEQUENCES

    In general, participants who are citizens or residents of the United States ("U.S. Participants") will not have taxable income or loss under the Employee Stock Purchase Plan until they sell or otherwise dispose of shares acquired under the plan (or die holding such shares). If the shares are held, as of the date of sale or disposition, for longer than both: (i) two years after the beginning of the enrollment period during which the shares were purchased; and
(ii) one year following purchase, a U.S. Participant will have taxable ordinary income equal to 15% of the fair market value of the shares on the first day of the enrollment period (but not in excess of the gain on the sale). Any additional gain from the sale will be long-term capital gain. Incomnet is not entitled to an income tax deduction if the holding periods are satisfied.

    If the shares are disposed of before the expiration of both of the foregoing holding periods (a "disqualifying disposition"), a U.S. Participant will have taxable ordinary income equal to the excess of the fair market value of the shares on the purchase date over the purchase price. In addition, the U.S. Participant will have taxable capital gain (or loss) measured by the difference between the sale price and the U.S. Participant's purchase price plus the amount of ordinary income recognized, which gain (or loss) will be long-term if the shares have been held as of the date of sale for more than one year. Incomnet is entitled to an income tax deduction equal to the amount of ordinary income recognized by a U.S. Participant in a disqualifying disposition.

    Special rules apply to U.S. Participants who are directors or officers.

VOTE REQUIRED

    Shareholders are being asked to approve the Employee Stock Purchase Plan. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock of Incomnet represented and voting at the annual meeting and the affirmative vote of a majority of the required quorum is required to adopt the Employee Stock Purchase Plan.

                                 PROPOSAL NO. 7
                       REIMBURSEMENT IN STOCK OF EXPENSES
                      RELATING TO BOARD CHANGE OF CONTROL


    As described at page [ ] of this Proxy Statement, the Board Change Agreement was completed on September 29, 1998, pursuant to which Mr. Casey and his nominees replaced all but one of the members of Incomnet's Board. In the several months leading up to the completion of the Board Change Agreement, Mr. Casey incurred a significant amount of legal, travel and other out-of-pocket expenses for which he is seeking reimbursement. Prior to the change in Board membership, Mr. Casey negotiated with the Former Directors and their legal counsel certain provisions in the Board Change Agreement that obligate Incomnet to reimburse Mr. Casey in cash for his expenses, subject to certain approvals by the Board of Directors and, in one instance, Incomnet's shareholders.

    For some of the expenses described below, Mr. Casey was entitled to be reimbursed at the closing of the Board Change Agreement on September 29, 1998. Mr. Casey decided to defer reimbursement of these expenses to assist Incomnet and ICC in curing payment defaults owing by ICC to WorldCom and First Bank. Given the current cash needs for the operations of Incomnet and ICC, Mr. Casey believes that it is in the best interests of Incomnet and its shareholders that his expenses be reimbursed in stock rather than cash.


    Mr. Casey's expenses can be grouped into three categories: (i) expenses directly related to the Board Change Agreement and transactions contemplated under that agreement (the "Board Change Expenses"); (ii) expenses relating to the purchase of Preferred Stock by Mr. Casey which Mr. Casey is required to sell back to Incomnet at a price representing no actual profit to Mr. Casey and which price is substantially below the current market price for Incomnet stock (the "Preferred Stock Expenses"); and (iii) expenses relating to general due diligence investigation concerning Incomnet, its operations and management and the evaluation of a proposal by the Former Directors and former management to sell the assets of ICC to a third party (the "Due Diligence Expenses"). These expenses are more fully described below.


BOARD CHANGE EXPENSES

    Under the Board Change Agreement, Incomnet agreed to reimburse Mr. Casey for all of his Board Change Expenses upon approval of the amounts by a majority of the Board members other than Mr. Casey. The Board members other than Mr. Casey have unanimously approved of the payment of these expenses. Shareholder approval is not required under the Board Change Agreement in order for Mr. Casey to be entitled to reimbursement for the Board Change Expenses.


    The major tasks relating to the Board Change Expenses and Mr. Casey's out-of-pocket expenses relating thereto include:



    - Preparation of filings made by Incomnet or Mr. Casey with the Securities and Exchange Commission and Federal Communications Commission and other regulatory agencies in connection with the Board Change Agreement. (Approximately $21,110)



    - Participation by Mr. Casey's legal counsel in the settlement of the class action lawsuit involving Incomnet described at page [ ] of this Proxy Statement. (Approximately $29,081)



    - Preparation of the Information Statement on Form 14(f) that was distributed to all shareholders in September 1998 announcing the proposed Board Change. (Approximately $14,110)



    - Negotiation and preparation of documents relating to directors' and officers' insurance coverage. (Approximately $39,004)



    - Negotiation and preparation of the Board Change Agreement and related documents. (Approximately $260,216)

    - Negotiations with WorldCom and First Bank with respect to ICC. (Approximately $14,349)



    - Negotiations with institutional investors relating to additional debt or equity financings for Incomnet and ICC. (Approximately $18,284)



    The aggregate amount of Mr. Casey's Board Change Expenses is $396,154 of which approximately $10,040 relates to travel expenses, $6,915 relates to fees paid to a financial printer for preparing Mr. Casey's electronic submissions to the Securities and Exchange Commission relating to the Board Change and the balance relates to legal fees and expenses. Mr. Casey already has been reimbursed $128,310 in cash for some of the Board Change Expenses. In addition to this amount, the total amount of Board Change Expenses Mr. Casey is seeking reimbursement under this proposal is $267,844.


PREFERRED STOCK EXPENSES

    Mr. Casey incurred Preferred Stock Expenses relating to the negotiations and documentation of his option to buy, and his later purchase, of 1598.211 shares of Series A and B Preferred Stock. These shares of Preferred Stock are convertible into 8,459,970 shares of Common Stock (assuming Incomnet has sufficient shares of Common Stock available).


    Mr. Casey has agreed to sell the Series A and B Preferred Stock back to Incomnet at a price representing no actual profit to Mr. Casey. Mr. Casey paid $2,424,790 for the Series A and Series B Preferred Stock. The funds used to purchase the Series A and Series B Preferred Stock were borrowed under the Trans Pacific Facility and Ironwood Facility as described in detail on page [ ] of this Proxy Statement. It is estimated that Mr. Casey incurred approximately $156,150 in Preferred Stock Expenses and will incur approximately $575,000 in interest and financing fees associated with the borrowed funds used to purchase the Series A and Series B Preferred Stock. Accordingly, it is estimated that the repurchase cost per share of Common Stock that these shares of Preferred Stock are convertible into is approximately $0.37 per share, subject to adjustment. By being willing to allow Incomnet to buy back these shares of Preferred Stock at a cost on an as-converted-to-Common Stock-basis of approximately $0.37 which is substantially below the current trading price of Incomnet's Common Stock (I.E.,
$      as of [            ], 1999), Mr. Casey is conferring a substantial
benefit to Incomnet's shareholders. If Incomnet is unable to purchase Mr. Casey's Preferred Stock, he agreed under the Board Change Agreement to offer the Common Stock underlying the Preferred Stock to shareholders in a rights offering at a price representing no actual profit to Mr. Casey. Incomnet's shareholders will benefit even if Incomnet is unable to redeem the Preferred Stock from Mr. Casey through participation in a rights offering of Common Stock estimated to be offered at approximately $0.37 per share (subject to adjustment) to all shareholders.



    Mr. Casey has not been reimbursed for any of his Preferred Stock Expenses. The total amount of Preferred Stock Expenses Mr. Casey is seeking reimbursement under this proposal is $156,150 consisting entirely of legal fees and expenses. The members of the Board of Directors other than Mr. Casey have unanimously approved the reimbursement of these expenses. Under the Board Change Agreement, Mr. Casey is entitled to be reimbursed these Preferred Stock Expenses at the time of redemption of the Preferred Stock by Incomnet, or if not so redeemed, then at the time the Preferred Stock is offered to the shareholders in a rights offering. Shareholder approval is not required under the Board Change Agreement in order for Mr. Casey to be entitled to be reimbursed for his Preferred Stock Expenses.


DUE DILIGENCE EXPENSES


    Mr. Casey also incurred certain Due Diligence Expenses leading up to the Board Change Agreement. The Due Diligence Expenses primarily relate to Mr. Casey's general due diligence investigation concerning Incomnet, its operations and management and an evaluation of a proposal by the Former Directors and former management to sell the assets of ICC to a third party. The proposal by Former Directors and former management to sell the assets of ICC was considered in light of ICC's payment defaults owing at that time to WorldCom and First Bank, and the difficulty management was having raising additional financing. New management, with Mr. Casey's assistance, was able to obtain financing which permitted ICC to cure the WorldCom and First Bank defaults.


    Mr. Casey's due diligence benefited Incomnet by assisting possible sources of financing in their evaluation of Incomnet. In addition, if Incomnet sold ICC's assets as proposed by Former Directors and Former Management before Mr. Casey's involvement in the process, the proceeds from that transaction (approximately $13 million in cash plus an estimated 16% of the surviving company) would have yielded less than the market value of Incomnet's outstanding
Common Stock as of             , 1999. It is management's belief that, following
the refinancing of ICC's obligations, the current market value of Incomnet's Common Stock is based primarily on the value ascribed to ICC and its future operations.



    The Board Change Agreement requires shareholder approval of reimbursement of Mr. Casey's Due Diligence Expenses in excess of $100,000. The Former Directors approved the reimbursement to Mr. Casey of $100,000 in cash of his Due Diligence Expenses. Mr. Casey has $486,198 in unreimbursed Due Diligence Expenses for which he is seeking reimbursement. Of that amount, all but approximately $10,000 in travel expenses and approximately $25,000 paid to a consulting firm were legal fees and related expenses incurred by Mr. Casey. The current members of the Board of Directors, other than Mr. Casey, have unanimously approved the reimbursement of the Due Diligence Expenses in accordance with this proposal, upon approval by the shareholders.


VALUATION OF STOCK

    In January 1999, Mr. Casey began discussions with Incomnet's management concerning Incomnet's ability to reimburse him for his Board Change Expenses, Preferred Stock Expenses and Due Diligence Expenses in light of Incomnet's liquidity and cash needs for operations. Mr. Casey expressed his willingness to receive Incomnet stock in lieu of cash and the Board favored such a proposal. The Board and Mr. Casey then discussed the appropriate price at which to value the Incomnet Common Stock in order to determine the number of shares that would be issued to Mr. Casey for reimbursement of his expenses.

    Based on these discussions, the Board and Mr. Casey agreed that the stock would be valued at a price above the current trading price. In setting a price above the current trading price, it was the intent of the Board and Mr. Casey to confer a further benefit to Incomnet's shareholders. At a valuation above current market value, Mr. Casey will receive less shares for reimbursement of his expenses in stock than Mr. Casey could acquire in the open market if he were reimbursed for his expenses in cash.

    After discussions between Mr. Casey and the Board as to the appropriate formulation of the price at which the stock would be valued, the Board and Mr. Casey agreed to reimburse Mr. Casey for his expenses based on a stock price that was the higher of $3.00 per share or 10% above the 5-day trading average at the time of the annual meeting. The Board members other than Mr. Casey unanimously determined that this valuation was fair to Incomnet and its shareholders.

FACTORS CONSIDERED BY THE BOARD

    The Board reviewed the proposal for reimbursement by Mr. Casey, taking into account the following factors:

    - Mr. Casey has contractual rights to be reimbursed in cash under the Board Change Agreement that was negotiated at arms' length between Mr. Casey and the Former Directors. Mr. Casey has deferred payment on some of these expenses to benefit Incomnet.

    - Given Incomnet's liquidity, it was more appropriate to allocate cash to ongoing operations rather than for reimbursement of Mr. Casey's expenses and, therefore, reimbursement in stock would be more beneficial to Incomnet and its shareholders.

    - In incurring these expenses, Mr. Casey has conferred substantial benefits to Incomnet and its shareholders by agreeing to purchase and hold the 1,598 shares of Preferred Stock in order to permit Incomnet to repurchase such stock at a price representing no actual profit to Mr. Casey and otherwise preventing the issuance of 8.4 million shares of Common Stock to former Preferred Stock holders at an estimated per share price of $.19 which would have been highly dilutive to all Incomnet shareholders.


    - Mr. Casey was seeking reimbursement only for his out-of-pocket expenses and not for his time and efforts or the resulting value delivered to Incomnet and its shareholders for assisting in obtaining financing for Incomnet and ICC.

    - Mr. Casey was instrumental in satisfying the demands of WorldCom and First Bank to prevent those secured creditors from foreclosing on ICC's assets.

    - Mr. Casey has provided other benefits to Incomnet in his capacity as shareholder without compensation (such as guaranteeing the availability of Common Stock through his own holdings if options granted to executive officers of Incomnet and ICC are exercised and additional authorized shares of Common Stock are not available).

    In approving the reimbursement of Mr. Casey's expenses as described above, the Board required the following conditions be met:

    - Reimbursement would be in the form of Incomnet Common Stock.

    - The value of Incomnet Common Stock would be at least $3.00 per share even if Incomnet's Common Stock is trading substantially below $3.00 at the time of the issuance.

    - The issuance of the Incomnet Common Stock to Mr. Casey would be subject to shareholder approval of the reimbursement as well as shareholder approval of an increase in the authorized number of shares of Common Stock.


    Since the number of shares that could be issued to Mr. Casey under this reimbursement proposal is contingent upon the trading price for Incomnet Common Stock shortly before the annual meeting, the exact number of shares to be issued to Mr. Casey cannot now be determined. However, assuming that 5-day trading
average prior to the annual meeting on             , 1999 is the same as the
5-day trading average prior to the record date on             , 1999 (I.E.,
$[      ]), the number of shares that Mr. Casey would receive is [      ] (I.E.,
$[      ] divided by the higher of $3.00 or 10% of $[      ]).



    The Board of Directors unanimously approved of the reimbursement in shares of the $910,912 of expenses incurred by Mr. Casey and recommends that shareholders vote "FOR" the reimbursement proposal in accordance with the above described formula.


VOTE REQUIRED

    The affirmative vote of the holders of a majority of the outstanding shares of Incomnet Common Stock represented and voting at the annual meeting and the affirmative vote of the majority of the required quorum is required to approve the reimbursement in shares to Mr. Casey. The shares owned by Mr. Casey will not be entitled to vote on this proposal.


    In the event shareholders do NOT approve this Proposal No. 7, Mr. Casey intends to request that his unreimbursed Board Change Expenses and Preferred Stock Expenses be reimbursed by Incomnet in cash as required under the Board Change Agreement.

                            INDEPENDENT ACCOUNTANTS


    On January 7, 1999, Incomnet appointed the accounting firm of Ernst & Young LLP ("Ernst & Young") as independent accountants to audit its consolidated financial statements for the fiscal year ended December 31, 1998. On that date, Incomnet also dismissed Stonefield Josephson, Inc. ("Stonefield"), the accounting firm that previously audited Incomnet's financial statements. The decision to change accountants was approved by Incomnet's Board of Directors. Incomnet elected to change auditors to facilitate the attraction of new Board members and key executives and to assist in the evaluation of complex issues related to the restructuring of Incomnet's debt and plans to grow ICC's business.


    Stonefield's reports on Incomnet's financial statements for the past two fiscal years ended December 31, 1997 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, other than on March 12, 1998, Stonefield reported that Incomnet's losses and liabilities in excess of assets as of December 31, 1997 gave rise to substantial doubt about Incomnet's ability to continue as a going concern.


    At the time of the change of auditors, there were no disagreements between Incomnet and Stonefield on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure. Within Incomnet's two most recent fiscal years and any subsequent interim period preceding its dismissal, Stonefield did NOT advise Incomnet that: (i) Incomnet should change its internal controls; (ii) Stonefield could no longer rely on management's representations; (iii) Stonefield was unwilling to be associated with the financial statements prepared by Incomnet's management; (iv) Incomnet needed to expand the scope of Stonefield's audit; or (v) information had come to Stonefield's attention that may materially impact fairness or reliability of a previously issued audit report or underlying financial statements.



    Prior to its engagement as Incomnet's independent accountants, Ernst & Young had audited the financial statements of Rapid Cast, Inc. (now named Optical Dynamics Corporation), currently an 17.4% owned investee of Incomnet, for each of the three years in the period ended December 31, 1997, and of ICC, Incomnet's principal operating subsidiary, for the year ended December 31, 1996. Stonefield, in connection with its audit of the consolidated financial statements of Incomnet, also audited the financial statements of ICC for the year ended December 31, 1996 and Stonefield's report relating to its audit of Incomnet's consolidated financial statements for such year was included in Incomnet's Annual Report on Form 10-K for the year ended December 31, 1996, without reference to, or reliance on, the audit of ICC's financial statements undertaken by Ernst & Young.


    Except for the reports delivered by Ernst & Young in connection with the audits of the financial statements of Rapid Cast, Inc. and ICC described in the preceding paragraph, during Incomnet's two most recent fiscal years and any subsequent interim period prior to engaging Ernst & Young as Incomnet's independent accountants, no written report was provided by Ernst & Young to Incomnet; and Incomnet has not consulted with Ernst & Young in any matter that was considered an important factor to Incomnet in reaching its decision as to the accounting, auditing or financial reporting issue regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or (ii) the type of audit opinion that might be rendered on Incomnet's consolidated financial statements.

    Representatives of Ernst & Young will be present at the meeting to respond to appropriate questions from the shareholders and will be given the opportunity to make a statement should they desire to do so.

                           CERTAIN LEGAL PROCEEDINGS

    Following is a description of certain pending legal proceedings in which Incomnet is a party and one or more of Incomnet's or ICC's former directors and/or officers are adverse to Incomnet.

    No assurance can be given that any of these legal proceedings will not have a material adverse impact on the business, financial condition or results of operation of Incomnet.

    SANDRA GAYLES, ET AL. V. SAM D. SCHWARTZ, ET AL. On October 17, 1995, Incomnet was served with a complaint in a class action lawsuit entitled SANDRA GAYLES, ET AL. V. SAM D. SCHWARTZ AND INCOMNET, INC., Case No. CV 95-0399 AWT
(BQRx), filed in the United States District Court for the Central District of California. As amended, the complaint alleges that Incomnet violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder because Incomnet failed to disclose and falsely denied the existence of a non-public investigation of Incomnet by the Securities and Exchange Commission. The complaint also claims that Incomnet and its President and former Chairman of the Board of Directors, Sam D. Schwartz, violated Sections 10(b), 16(a), 20(a) and 23(a) of the Securities Exchange Act of 1934, and Section 25400 of the California Corporations Code, because they did not disclose until August 1995 purchases and sales of Incomnet's stock made in the open market by an affiliate of Mr. Schwartz between September 1994 and August 1995. The amended complaint seeks compensatory damages, interest, attorneys' fees and costs, and equitable and injunctive relief. On January 11, 1996, the court certified the case as a class action pursuant to the parties' stipulation.



    On June 14, 1999, the court granted final approval of Incomnet's settlement agreement with the class plaintiffs. The terms of the settlement include payment to the plaintiffs of a total of $500,000 ($250,000 of which has already been paid), reimbursement of certain expenses up to a maximum of $100,000 and issuance of a certain number of shares of Incomnet's Common Stock based on a formula. The minimum number of shares of Common Stock that will be issued under the settlement agreement is 1,375,000 shares, assuming a $3 per share trading price at the time the formula is applied. The maximum number of shares of Common Stock that will be issued in accordance with the formula is 4,125,000, assuming a $1 per share trading price at the time the formula is applied. Prior to issuance of the shares in accordance with that settlement agreement, Incomnet's shareholders must approve an amendment to Incomnet's Articles of Incorporation to increase the authorized number of shares of Common Stock. It is expected that the exact number of shares issued pursuant to this settlement will be computed in the fall of 1999 after the court-appointed claims administrator has completed class action claims administration activities.



    In separate litigation pending in California state court, Mr. Schwartz seeks indemnification from Incomnet with respect to any judgments, legal fees or other costs incurred in connection with his defense of this lawsuit. Incomnet intends to vigorously defend itself against Mr. Schwartz's indemnification claims.



    JAMES A. BELTZ, ET AL. V. SAMUEL D. SCHWARTZ, ET AL. On July 22, 1997, Incomnet was named in a lawsuit, JAMES A. BELTZ, ET. AL. V. SAMUEL D. SCHWARTZ, RITA SCHWARTZ, STEPHEN A. CASWELL, JOEL W. GREENBERG, INCOMNET, INC., DAVID BODNER AND MURRAY HUBERFELD, Case No. 97-1678 (MJD/AJB), in the United States District Court for the District of Minnesota. The lawsuit was filed by approximately twenty plaintiffs who were allowed to opt out of the GAYLES class action lawsuit to pursue a lawsuit on their own. The complaint alleges that Mr. Schwartz and the other defendants created a fraudulent scheme to drive up the price of Incomnet's stock in violation of Sections 9, 10(b) and 20(a) of the Securities Exchange Act of 1934, Rule 10b-5 promulgated thereunder, and Minnesota law. The lawsuit alleges losses by the plaintiffs of approximately $1.5 million and seeks unspecified damages. The case is in the discovery phase. Incomnet plans to vigorously defend this lawsuit.



    On or about March 24, 1998, the plaintiffs in this federal suit plus several additional plaintiffs commenced a parallel state court action entitled JAMES A. BELTZ, ET. AL. V. SAMUEL D. SCHWARTZ AND RITA L. SCHWARTZ, STEPHEN A. CASWELL, JOEL W. GREENBERG, INCOMNET, INC., DAVID BODNER, AND MURRAY HUBERFELD, Case No. MC 98-00674, in the State of Minnesota, County of Hennepin. This state lawsuit brings causes of action for violations of Minnesota statutes covering securities fraud, consumer fraud, control person liability and conspiracy to defraud based on the same factual allegations pleaded in the federal suit. Plaintiffs allege losses of over $1.8 million and the lawsuit seeks unspecified damages. On June 9, 1999, the parties attended a court sponsored mediation and settlement conference in this action. Incomnet plans to vigorously defend this lawsuit.

    In separate litigation pending in California state court, Mr. Schwartz and Rita Schwartz seek indemnification from Incomnet with respect to any judgments, legal fees or other costs incurred in their defense of these two lawsuits. Incomnet intends to vigorously defend itself against Mr. and Mrs. Schwartz's indemnification claims.



    SILVA RUN WORLDWIDE LIMITED V. INCOMNET, INC., ET AL. Incomnet was a defendant in a lawsuit entitled SILVA RUN WORLDWIDE LIMITED V. INCOMNET, INC., SAM D. SCHWARTZ, KALIBER MANAGEMENT, INC., BEAR STEARNS & CO., INC., LESLIE SOLMONSON, RONALD F. SEALE, MARINER RESERVE FUND, COMPANIA DI INVESTIMENTO ANTILLANO, COUTTS & CO. AG, SALVATORE M. FRANZELLA, PETER G. EMBIRICOS, AND JOS SCHUETZ, originally filed in the United States District Court for the Southern District of New York. The complaint stated that the plaintiff was a purchaser of Incomnet's stock in July 1995. The complaint alleged that Incomnet and Mr. Schwartz, violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5 promulgated thereunder, and committed common law fraud, as a result of false and misleading statements made by the defendants and undisclosed trading in Incomnet's stock engaged in by Mr. Schwartz and his affiliate. The complaint also alleged that Mr. Schwartz and his affiliate owed a fiduciary duty to the plaintiff that was breached by their conduct. The complaint also alleged other causes of action against other unrelated defendants. Plaintiff claimed economic losses of approximately $2.7 million.



    Incomnet answered the complaint in November 1996 and moved to have it transferred to California. In March 1997, the claims relating to Incomnet, Sam Schwartz and Kaliber Management, Inc. were ordered severed and transferred from the court in New York to the same federal court in California which is hearing the GAYLES class action lawsuit. In November 1998, the California district court dismissed all of the federal claims and all but one of the state law claims on the ground that plaintiff had not opted out of the GAYLES class action lawsuit. As a result of this ruling, Silva Run Worldwide Limited has moved to extend the time by which it may opt out of the class. The court granted this motion and allowed Silva Run Worldwide Limited the opportunity to opt out and continue its action against Incomnet and Mr. Schwartz based upon violations of both federal and state law. Incomnet plans to vigorously defend this lawsuit.



    In separate litigation pending in California state court, Mr. Schwartz seeks indemnification from Incomnet with respect to any judgments, legal fees or other costs incurred in connection with his defense of this lawsuit. Incomnet intends to vigorously defend itself against Mr. Schwartz's indemnification claims.



    INCOMNET, INC. V. SAM D. SCHWARTZ. Incomnet filed a lawsuit against Mr. Schwartz on April 25, 1997, alleging fraud, breach of fiduciary duty, negligence, and breach of contract, and seeking declaratory relief and the imposition of a constructive trust. The lawsuit, entitled INCOMNET, INC. V. SAM
D. SCHWARTZ, Case No. LC 040 840, was filed in the Superior Court of California, Los Angeles County. In the lawsuit, Incomnet alleges that Mr. Schwartz failed to disclose to Incomnet or its Board of Directors that he would obtain a direct financial benefit in connection with certain transactions considered or entered into by Incomnet during the period from 1993 to 1995. Incomnet further alleges that Mr. Schwartz fraudulently induced it to enter into a severance agreement with him on November 27, 1995, and that he breached his fiduciary duty to Incomnet by self dealing, acting in bad faith and concealing material facts. Incomnet seeks payment from Mr. Schwartz of the actual damages incurred by it as a result of Mr. Schwartz's conduct, as well as interest, punitive damages, attorneys' fees and costs, and reimbursement of all payments previously made to Mr. Schwartz pursuant to the severance agreement. Furthermore, Incomnet seeks a declaratory judgment that Mr. Schwartz committed acts or omissions involving known misconduct, the absence of good faith, an improper personal benefit, a reckless disregard of his duties to Incomnet and its shareholders, an inexcusable pattern of inattention, and a violation of Sections 310 and 317 of the California Corporations Code.


    On June 24, 1997, Mr. Schwartz answered Incomnet's lawsuit against him denying the allegations and counterclaiming for (i) enforcement of any payments due under his severance agreement with Incomnet, (ii) indemnification against third party claims, and (iii) payment of the same settlement to him as was paid to certain prior noteholders who purchased convertible notes from Incomnet on February 8, 1995.

Incomnet intends to vigorously prosecute this action and defend against Mr. Schwartz's counterclaims. The lawsuit is in the discovery phase. A trial date is set for February 2, 2000.



    RITA SCHWARTZ V. INCOMNET, INC. On or about December 2, 1997, Rita Schwartz, a former member of the Board of Directors of Incomnet and the wife of Mr. Schwartz, filed the case of RITA SCHWARTZ V. INCOMNET, INC.,Case No. BC 182 151, in the Superior Court of California, Los Angeles County. Mrs. Schwartz seeks reimbursement of the legal expenses which she incurred as a result of an investigation by the Securities and Exchange Commission of Incomnet and as a defendant in the BELTZ opt-out cases, which are ongoing. Mrs. Schwartz claims that because she is a former member of the Board of Directors, she is entitled to reimbursement for her legal fees based upon the Articles of Incorporation of Incomnet. The lawsuit is presently in the discovery phase. Incomnet plans to vigorously defend this lawsuit. A trial date is set for February 2, 2000.



    ROBERT AND NANCY ZIVITZ V. JOEL GREENBERG, ET AL. On August 27, 1998, Nancy Zivitz, a former director of Incomnet, and her husband filed a lawsuit entitled ROBERT AND NANCY ZIVITZ V. JOEL GREENBERG, ET AL, Case No. 98C 5350, in the United States District Court for the Northern District of Illinois, against Mr. Schwartz, his wife Rita Schwartz, a former director of Incomnet, and Joel Greenberg, a former director and officer of Incomnet, in the United States District Court in the Northern District of Illinois. The complaint asserts claims of common law fraud and civil conspiracy based on allegations that defendants conspired to drive up the price of Incomnet stock by making false statements regarding Incomnet and that defendants engaged in insider trading. While Incomnet was not named in the lawsuit, Mr. and Mrs. Schwartz commenced a third party action against Incomnet seeking indemnification with respect to costs incurred in defending the lawsuit. On April 7, 1999, the court, upon Incomnet's motion, dismissed without prejudice Mr. and Mrs. Schwartz's third party action against Incomnet. In declining to exercise its jurisdiction, the court referenced the litigation between the Schwartzes and Incomnet presently pending in California state court. In June 1999, former Incomnet director Joel
W. Greenberg filed a third party action against Incomnet seeking indemnification of legal expenses and costs incurred by him in defending the Zivitz lawsuit. Mr. Greenberg has moved to have his third party action consolidated with the Zivitz action.



    JACOBS V. INCOMNET, INC. On December 23, 1998, Edward Jacobs, former President and Chief Executive Officer of ICC, filed an action against Incomnet in the Superior Court of the State of California, Los Angeles County, entitled EDWARD R. JACOBS V. INCOMNET, INC., Case No. BC 202 857. Mr. Jacobs claims that Incomnet has failed to pay amounts allegedly owed to him pursuant to a settlement agreement with Incomnet, dated November 13, 1996. Mr. Jacobs seeks compensatory damages of $453,000, unspecified consequential damages, interest and attorneys' fees and costs. Incomnet has answered the complaint and has asserted a cross-complaint against Mr. Jacobs. Incomnet intends to continue to vigorously defend this lawsuit.



    LAWSUITS BY TWO FORMER OWNERS OF GENSOURCE CORPORATION. On September 23, 1998, Jerry C. Buckley and Ralph Flygare, two former owners of GenSource Corporation, filed a lawsuit entitled JERRY BUCKLEY, RALPH FLYGARE, ET AL. V. INCOMNET, INC., GENSOURCE CORPORATION AND MARK RICHARDSON. Case No. LC 046 449, in the Superior Court of the State of California, Los Angeles County. In the lawsuit, the plaintiffs alleged that Incomnet defaulted on payments under promissory notes between Incomnet and the plaintiffs and sought damages of approximately $1.2 million. This lawsuit was settled and dismissed as part of the sale of GenSource in March 1999. The sale of GenSource also resolved potential lawsuits by two other former shareholders of GenSource.



    ICC V. JERRY BALLAH, ET AL. On July 21, 1998, ICC sued Jerry Ballah, a former officer, director and consultant, and others in an action entitled NATIONAL TELEPHONE & COMMUNICATIONS, INC. V. JERRY BALLAH, WORLD TECHNOLOGIES MARKETING, INC., ET AL., Case No. 797154, in the Superior Court of California, Orange County. ICC asserts claims against Mr. Ballah and other defendants for breach of contract, misappropriation of trade secrets, unfair competition, intentional interference with contract and related claims in connection with defendants' start-up of a competing business and solicitation of ICC's employees and independent sales representatives and diversion of ICC's telephone customers to businesses owned or controlled by defendants. ICC filed its second amended complaint in February 1999.



    In September 1998, Mr. Ballah answered the original complaint and filed a cross-complaint against ICC alleging that ICC failed to make payments of $250,000 under a consulting agreement with him. Mr. Ballah alleges claims for breach of contract and breach of the implied covenant of good faith and fair dealing and asserts a claim based on work, labor and services rendered. In the same cross-complaint, an affiliate of Mr. Ballah, defendant World Technologies, Inc. ("World Tech"), alleges that ICC breached an agreement under which World Tech would become the exclusive network marketing company for ICC. World Tech also alleges claims of fraud, negligent misrepresentation, and unjust enrichment and seeks an accounting.



    On July 21, 1998, the court entered a stipulated restraining order enjoining the defendants in the lawsuit from, among other things, directly or indirectly attempting to induce any ICC employee or independent sales representative to work or perform services for the defendants. On May 12, 1999, the court declined to grant ICC's motion for preliminary injunction. Incomnet plans to continue to vigorously prosecute this action. A trial date has been set for October 25, 1999.



    JACOBS ARBITRATION. On March 19, 1999, Edward Jacobs, former President and Chief Executive Officer of ICC, commenced an arbitration action against ICC before the American Arbitration Association, seeking relief in the amount of $549,776.92, plus interest and attorneys' fees, based upon an alleged breach of an employment agreement by ICC. ICC has not yet filed an answering statement, and an arbitration date has not yet been set. Incomnet plans to vigorously defend this arbitration proceeding.



    JACOBS V. ICC (LABOR COMMISSION). On August 12, 1998, Edward Jacobs, former President and Chief Executive Officer of ICC, initiated a proceeding against ICC before the Labor Commissioner of the California Department of Industrial Relations, known as EDWARD R. JACOBS V. NATIONAL TELEPHONE & COMMUNICATIONS, INC., Case No. 18-34441-002-182/031. In this Labor Commission proceeding, Mr. Jacobs claimed that he was owed compensation for earned and unused vacation time totaling $106,153.86, plus penalties and attorneys' fees. On June 21, 1999, the parties settled this proceeding. The settlement agreement calls for ICC to pay a total of $80,000 to Mr. Jacobs by December 31, 1999.



    LAWSUIT BY COMMUNICATIONS CONSULTING, INC. On June 23, 1998, Communications Consulting, Inc. ("CCI") filed a lawsuit against National Telephone & Communications, Inc. entitled COMMUNICATIONS CONSULTING INC. V. NATIONAL TELEPHONE & COMMUNICATIONS, INC., Case No. 795910, in the Superior Court of the State of California, Orange County. CCI claims that ICC improperly terminated a consulting agreement between CCI and ICC and owes CCI a sum of $127,037.50, interest and reasonable costs, fees and expenses associated with its lawsuit. The case is in the discovery phase and a trial date is set for August 30, 1999. Incomnet intends to continue to vigorously defend this lawsuit.



    SECURITIES AND EXCHANGE COMMISSION INVESTIGATION. In August 1994, Incomnet was notified by the Pacific Regional Office of the Securities and Exchange Commission that the Commission had initiated an informal inquiry of Incomnet. In September 1994, the Commission issued a formal order of private investigation. The Commission's investigation subsequently focused on press releases issued by Incomnet on January 17 and 18, 1995, and September 6, 1995, and on a report on Form 8-K issued by Incomnet on August 28, 1995, which the Commission alleged contained untrue statements of material fact. On May 14, 1998 Incomnet and two former directors of Incomnet, Stephen A. Caswell and Joel W. Greenberg, entered into an Offer of Settlement and Order with the Commission pursuant to which they agreed, without admitting or denying any wrongdoing, not to violate Section 10(b) and 13(a) of the Securities Exchange Act of 1934 and Rules 10b-5, 12b-2, 13a-11 and 13a-13 promulgated thereunder. No civil penalties or other financial sanctions were imposed on any of the parties. The final administrative order was entered by the SEC on July 30, 1998.

    POTENTIAL LAWSUITS. Approximately 50 members of the class in the GAYLES class action lawsuit against Incomnet have opted out of the class and may file separate lawsuits against Incomnet. If such claims are filed as legal complaints, Incomnet will seek to have them consolidated with other pending lawsuits, if appropriate, or will defend them separately.



    A claim may be asserted against Incomnet by Jerry Ballah with respect to a settlement agreement Incomnet entered into in November 1996. Mr. Jacobs, who was a party to the settlement, has already commenced a lawsuit in connection with the settlement agreement. The amount of the damages that may be asserted by Mr. Ballah is estimated to be approximately $535,000 plus accrued interest, and possible consequential damages. Incomnet intends to vigorously defend any claims that may be made against it or ICC by Mr. Ballah.



    John R. Dennis and JRD, Inc. may commence an action against ICC based upon an alleged breach of a purported agreement by which Mr. Dennis and JRD, Inc. were to provide consulting services to ICC. Absent the existence of such agreement, Mr. Dennis and JRD, Inc. seek recovery based on alleged benefits they claim to have provided to ICC as a result of certain alleged activities. Incomnet believes this case lacks merit and is preparing to respond to any litigation that may be brought.



    In April 1999, Stephen A. Caswell, a former officer of Incomnet, threatened to commence an arbitration against Incomnet with respect to amounts allegedly owed him pursuant to his employment agreement with Incomnet. Incomnet intends to vigorously defend any claims that may be made against it by Mr. Caswell.



    From time to time, Incomnet is also involved in litigation arising from the ordinary course of business, the ultimate resolution of which may or may not have a material adverse effect on the financial condition or results of operations of Incomnet.


                                VOTE OF PROXIES

    All shares represented by duly executed proxies will be voted for the election of the nominees named above as directors unless authority to vote for the proposed slate of directors or any individual director has been withheld. If, for any unforeseen reason, any of such nominees should not be available as a candidate for director, the proxies will be voted in accordance with the authority conferred in the proxy for such other candidate or candidates as may be nominated by the Board of Directors. With respect to Proposals 2 through 4, all such shares will be voted for or against, or not voted, as specified on each proxy. If no choice is indicated, a proxy will be voted FOR Proposals 2 through 4.

               MATTERS NOT DETERMINED AT THE TIME OF SOLICITATION

    The Board is not aware of any other matters to come before the meeting. If any other matter should come before the meeting, then the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                  INFORMATION ABOUT PROPOSALS BY SHAREHOLDERS


    The rules promulgated by the Securities and Exchange Commission under the Exchange Act (the "SEC Shareholder Proposal Rules") entitle an Incomnet shareholder to require Incomnet to include a shareholder proposal in Incomnet's annual meeting proxy materials under certain conditions. The SEC Shareholder Proposal Rules:



    - Impose certain limits on shareholder proposals.



    - Impose certain eligibility and timelessness requirements.



    - Do not require Incomnet to include in Incomnet's proxy any nomination for election to the Board (or any other office with Incomnet); and

    - Impose certain other requirements, including a requirement that the proposing shareholder must have continuously held at least $2,000 in market value or 1% of Incomnet's Common Stock for at least one year before the proposal is submitted.



    If a shareholder wishes to submit a proposal in accordance with the SEC Shareholder Proposed Rules to be included in our year 2000 annual proxy
statement, Incomnet must receive it on or before [            ], 2000 [120 DAYS
PRIOR TO 1ST ANNIVERSARY OF MAILING]. Please address your proposals to Incomnet, Inc., 2801 Main Street, Irvine, California 92614, Attention: Secretary. If Incomnet's Year 2000 annual meeting is changed by more than 30 days from the 1999 annual meeting, then the deadline for shareholder proposals is a reasonable time before Incomnet begins to print and mail its proxy.


                                          By Order of the Board of Directors

                                                        [LOGO]

                                          George P. Blanco
                                          EXECUTIVE VICE PRESIDENT,
                                          CHIEF FINANCIAL OFFICER AND SECRETARY


Dated:        , 1999

                                   APPENDIX A
                                 INCOMNET, INC.
                          EQUITY INCENTIVE STOCK PLAN

                                   SECTION 1
                              PURPOSE; DEFINITIONS

    (a) PURPOSE. The purpose of the Plan is to provide selected eligible employees of, independent sales representatives of, and consultants to, Incomnet, Inc., a California corporation, its subsidiaries and affiliates an opportunity to participate in the Company's future by offering them an opportunity to acquire stock in the Company so as to retain, attract and motivate them.

    (b) DEFINITIONS. For purposes of the Plan, the following terms have the following meanings:

        (i) "Award" means any award under the Plan, including any Option, Restricted Stock, Stock Purchase Right or Performance Share Award.

        (ii) "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Plan participant setting forth the terms and conditions of the Award.

       (iii) "Board" means the Board of Directors of the Company.

        (iv) "Change in Control" has the meaning set forth in Section 9(a).

        (v) "Change in Control Price" has the meaning set forth in Section 9(c).

        (vi) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

       (vii) "Commission" means the Securities and Exchange Commission and any successor agency.

      (viii) "Committee" means the Committee referred to in Section 2, or the Board in its capacity as administrator of the Plan in accordance with
    Section 2.

        (ix) "Company" means Incomnet, Inc., a California corporation.

        (x) "Continuing Director" means at any date a member of the Company's Board of Directors (i) who was a member of the Board on the date of this Plan, or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; PROVIDED, HOWEVER, that there shall be excluded from clause (ii) above any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation or proxies or consents, by or on behalf of a person other than the then current members of the Company's Board of Directors.

        (xi) "Disability" means permanent and total disability as determined by the Committee for purposes of the Plan.

       (xii) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

      (xiii) "Executive Officer" means any officer whose compensation is required to be described under Item 402 of Regulation S-K.

       (xiv) "Fair Market Value" means as of any given date (a) if the Stock is listed on any established stock exchange, the Nasdaq National Market System or the Nasdaq SmallCap Market System, the closing sales price for the Stock or the average of the bid and asked prices if no sales were reported, as quoted on such system or exchange, as reported in the WALL STREET JOURNAL or similar publication; or (b) in the absence of an established market for the Stock, the fair market value of the Stock as determined by the Committee in good faith.

       (xv) "Incentive Stock Option" means any Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

       (xvi) "Nonqualified Stock Option" means any Option that is not an Incentive Stock Option.

      (xvii) "Option" means an option granted under Section 5.

      (xviii) "Performance Period" means the period determined by the Committee under Section 8(a).

      (xvix) "Performance Share" means the equivalent, as of any time such assessment is made, of the Fair Market Value of one share of Stock.

       (xx) "Performance Share Award" means an Award under Section 8.

       (xxi) "Plan" means this Incomnet, Inc. Equity Incentive Plan, as amended from time to time.

      (xxii) "Restricted Stock" means an Award of Stock subject to restrictions, as more fully described in Section 6.

      (xxiii) "Restriction Period" means the period determined by the Committee under Section 6(b).

      (xxiv) "Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act, as amended from time to time, and any successor rule.

      (xxv) "Stock" means the no par value Common Stock of the Company, and any successor security.

      (xxvi) "Stock Purchase Right" means an Award granted under Section 7.

     (xxvii) "Subsidiary" has the meaning set forth in Section 424 of the Code.

     (xxviii) "Tax Date" means the date defined in Section 10(f).

     (xxvix) "Termination" means, for purposes of the Plan, with respect to a participant, that the participant has ceased to be, for any reason, employed by, consulting to, or a sales representative of the Company, a subsidiary or an affiliate; provided, that for purposes of this definition, if so determined by the President of the Company, in his sole discretion, Termination shall not include a change in status from an employee of, to a consultant to, the Company or any subsidiary or affiliate, or vice versa.

                                   SECTION 2
                                 ADMINISTRATION

    (a) COMMITTEE. The Plan shall be administered by the Board or, upon delegation by the Board, by a committee of the Board appointed by the Board that will satisfy Rule 16b-3 and Section 162(m) of the Code, as in effect with respect to the Company from time to time. In connection with the administration of the Plan, the Committee shall have the powers possessed by the Board. The Committee may act only by a majority of its members, except that the Committee may from time to time select another committee or one or more other persons to be responsible so long as such selection comports with the requirements of
Section 162(m) of the Code and Rule 16b-3. The Board at any time may abolish the Committee and revest in the Board the administration of the Plan.

    (b) AUTHORITY. The Committee shall grant Awards to eligible employees and consultants. In particular and without limitation, the Committee, subject to the terms of the Plan, shall:

        (i) select the officers, other key employees, sales representatives and consultants to whom Awards may be granted;

        (ii) determine whether and to what extent Awards are to be granted under the Plan;

       (iii) determine the number of shares to be covered by each Award granted under the Plan;

        (iv) determine the terms and conditions of any Award granted under the Plan and any related loans to be made by the Company, based upon factors determined by the Committee; and

        (v) determine to what extent and under what circumstances any Award payments may be deferred by a participant.

    (c) COMMITTEE DETERMINATIONS BINDING. The Committee may adopt, alter and repeal administrative rules, guidelines and practices governing the Plan as it from time to time shall deem advisable, may interpret the terms and provisions of the Plan, any Award and any Award Agreement and may otherwise supervise the administration of the Plan. Any determination made by the Committee pursuant to the provisions of the Plan with respect to any Award shall be made in its sole discretion at the time of the grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time. All decisions made by the Committee under the Plan shall be binding on all persons, including the Company and Plan participants.

                                   SECTION 3
                             STOCK SUBJECT TO PLAN

    (a) NUMBER OF SHARES. The total number of shares of Stock reserved and available for issuance pursuant to Awards under this Plan shall be 5 million shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares or shares reacquired in private transactions or open market purchases, but all shares issued under the Plan, regardless of source shall be counted against the 5 million-share limitation. If any Option terminates or expires without being exercised in full or if any shares of Stock subject to an Award are forfeited, or if an Award otherwise terminates without a payment being made to the participant in the form of Stock, the shares issuable under such Option or Award shall again be available for issuance in connection with Awards. To the extent an Award is paid in cash, the number of shares of Stock representing, at Fair Market Value on the date of the payment, the value of the cash payment shall not be available for later grant under the Plan. Any Award under this Plan shall be governed by the terms of the Plan and any applicable Award Agreement.

    (b) ADJUSTMENTS. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the aggregate number of shares of Stock reserved for issuance under the Plan, in the number and exercise price of shares subject to outstanding Options, and in the number of shares subject to other outstanding Awards, as may be determined to be appropriate by the Committee, in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number.

                                   SECTION 4
                                  ELIGIBILITY

    Awards may be granted to officers and other employees of, independent sales representatives of, and consultants to, the Company, its subsidiaries and affiliates (excluding members of the Committee and any person who serves only as a director).

                                   SECTION 5
                                 STOCK OPTIONS

    (a) TYPES. Any Option granted under the Plan shall be in such form as the Committee may from time to time approve. The Committee shall have the authority to grant to any participant Incentive Stock Options, Nonqualified Stock Options or both types of Options. Incentive Stock Options may be granted only to employees of the Company, its parent (within the meaning of Section 424(e) of the Code) or Subsidiaries. Any portion of an Option that is not designated as, or does not qualify as, an Incentive Stock Option shall constitute a Nonqualified Stock Option.

    (b) TERMS AND CONDITIONS. Options granted under the Plan shall be subject to the following terms and conditions:

        (i) Option Term. The term of each Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten
    (10) years after the date the Option is granted, and no Nonqualified Stock Option shall be exercisable more than fifteen (15) years after the date the Option is granted. If, at the time the Company grants an Incentive Stock Option, the optionee owns directly or by attribution stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or Subsidiary of the Company, the Incentive Stock Option shall not be exercisable more than five (5) years after the date of grant.

        (ii) Grant Date. The Company may grant Options under the Plan at any time and from time to time before the Plan terminates. The Committee shall specify the date of grant or, if it fails to, the date of grant shall be the date of action taken by the Committee to grant the Option. However, if an Option is approved in anticipation of employment, the date of grant shall be the date the intended optionee is first treated as an employee for payroll purposes.

       (iii) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be equal to at least 85% of the Fair Market Value on the date of grant, and in the case of Incentive Stock Options shall be equal to at least the Fair Market Value on the date of grant; provided, however, that if, at the time the Company grants an Incentive Stock Option, the optionee owns directly or by attribution stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or Subsidiary of the Company, then the exercise price shall be not less than 110% of the Fair Market Value on the date the Incentive Stock Option is granted.

        (iv) Exercisability. Subject to the other provisions of the Plan, an Option shall be exercisable in its entirety at grant or at such times and in such amounts as are specified in the Award Agreement evidencing the Option. The Committee, in its absolute discretion, at any time may waive any limitations respecting the time at which an Option first becomes exercisable in whole or in part.

        (v) Method of Exercise; Payment. To the extent the right to purchase shares has accrued, Options may be exercised, in whole or in part, from time to time, by written notice from the optionee to the Company stating the number of shares being purchased, accompanied by payment of the exercise price for the shares.

        (vi) No Disqualification. Notwithstanding any other provision in the Plan, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under
    Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

                                   SECTION 6
                                RESTRICTED STOCK

    (a) PRICE. The Committee may grant to a participant Restricted Stock in consideration of past services for which such participant has not otherwise been fully compensated or for such other consideration, if any, as determined by the Committee as permitted by law.

    (b) RESTRICTIONS. Subject to the provisions of the Plan and the Award Agreement, during the Restriction Period set by the Committee, commencing with, and not exceeding ten (10) years from, the date of such Award, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. Within these limits, the Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Committee may determine.

    (c) DIVIDENDS. Unless otherwise determined by the Committee, with respect to dividends on shares of Restricted Stock, dividends payable in cash shall be automatically reinvested in additional Restricted Stock, and dividends payable in Stock shall be paid in the form of Restricted Stock.

    (d) TERMINATION. Except to the extent otherwise provided in the Award Agreement and pursuant to Section 6(b), in the event of a Termination during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

                                   SECTION 7
                             STOCK PURCHASE RIGHTS

    (a) PRICE. The Committee may grant Stock Purchase Rights which shall enable the recipients to purchase Stock at a price equal to not less than 85% of its Fair Market Value on the date of grant.

    (b) EXERCISABILITY. Stock Purchase Rights shall be exercisable for a period determined by the Committee not exceeding 30 days from the date of the grant.

                                   SECTION 8.
                               PERFORMANCE SHARES

    (a) AWARDS. The Committee shall determine the nature, length and starting date of the Performance Period for each Performance Share Award, which period shall be at least one (1) year (subject to Section 9) and not more than six (6) years. The consideration payable by a participant with respect to a Performance Share Award shall be an amount determined by the Committee in the exercise of the Committee's discretion at the time of the Award; provided, that the amount of consideration may be zero and may in no event exceed 50% of the Fair Market Value at the time of grant. The Committee shall determine the performance objectives to be used in awarding Performance Shares and the extent to which such Performance Shares have been earned. Performance Periods may overlap and participants may participate simultaneously with respect to Performance Share Awards that are subject to different Performance Periods and different performance factors and criteria. At the beginning of each Performance Period, the Committee shall determine for each Performance Share Award subject to such Performance Period the number of shares of Stock (which may consist of Restricted Stock) to be awarded to the participant at the end of the Performance Period if and to the extent that the relevant measures of performance for such Performance Share Award are met. Such number of shares of Stock may be fixed or may vary in accordance with such performance or other criteria as may be determined by the Committee. The Committee may provide that (i) amounts equivalent to interest at such rates as the Committee may determine, or (ii) amounts equivalent to dividends paid by the Company upon outstanding Stock shall be payable with respect to Performance Share Awards.

    (b) TERMINATION. Except as otherwise provided in the Award Agreement or determined by the Committee, in the event of a Termination during a Performance Period, the participant shall not be entitled to any payment with respect to the Performance Shares subject to the Performance Period.

    (c) FORM OF PAYMENT. Payment shall be made in the form of cash or whole shares of Stock, as the Committee, in its discretion, shall determine.

                                   SECTION 9
                               CHANGE IN CONTROL

    (a) DEFINITION OF "CHANGE IN CONTROL". For purposes of Section 9(b), a "Change in Control" means the occurrence of any one of the following:

        (i) Any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a subsidiary, an affiliate, a Company employee benefit plan, John P. Casey or any of Mr. Casey's affiliates or Ironwood Telecom LLC, a Colorado limited liability company, or any of Ironwood's affiliates, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

        (ii) A change in the members of the Company's Board of Directors such that the Continuing Directors do not constitute a majority of the Company's Board of Directors; or

       (iii) The dissolution or liquidation (partial or total) of the Company or a sale of assets involving 50% or more of the total assets of the Company as reported on the most recent financial statement of the Company filed with the Securities and Exchange Commission, any merger or reorganization of the Company whether or not another entity is the survivor, a transaction pursuant to which the holders, as a group, of all of the shares of the Company outstanding prior to the transaction hold, as a group, less than 66 2/3% of the shares of the Company outstanding after the transaction, or any other event which the Board determines, in its discretion, would materially alter the structure of the Company or its ownership.

    (b)  IMPACT OF EVENT.  In the event of a "Change in Control" as defined in
Section 9(a), but only if and to the extent so specifically determined by the Board in its discretion, which determination may be amended or reversed only by the affirmative vote of a majority of the persons who were directors at the time such determination was made, acceleration and valuation provisions no more favorable to participants than the following may apply:

        (i) Subject to Section 5(b)(vi), any Options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested.

        (ii) The restrictions and limitations applicable to any Restricted Stock and Stock Purchase Rights shall lapse, and such Restricted Stock shall become fully vested.

       (iii) The value (net of any exercise price) of all outstanding Options, Restricted Stock and Stock Purchase Rights, unless otherwise determined by the Committee at or after grant and subject to Rule 16(b)3, shall be cashed out on the basis of the "Change in Control Price", as defined in Section 9(c), as of the date such Change in Control is determined to have occurred or such other date as the Board may determine prior to the Change in Control.

        (iv) Any outstanding Performance Share Awards shall be vested and paid in full as if all performance criteria had been met.

    (c) CHANGE IN CONTROL PRICE. For purposes of this Section 9, "Change in Control Price" means the highest price per share paid in any transaction quoted on the Nasdaq SmallCap Market or other exchange system in which the Company's stock is traded or quoted or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the preceding 60 day period as determined by the Board, except that, in the case of Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Board decides to cash out such Options.

                                   SECTION 10
                               GENERAL PROVISIONS

    (a) AWARD GRANTS. Any Award may be granted either alone or in addition to other Awards granted under the Plan. Subject to the terms and restrictions set forth elsewhere in the Plan, the Committee shall determine the consideration, if any, payable by the participant for any Award and, in addition to those set forth in the Plan, any other terms and conditions of the Awards. The Committee may condition the grant or payment of any Award upon the attainment of specified performance goals or such other factors or criteria, including vesting based on continued employment or consulting, as the Committee shall determine. Performance objectives may vary from participant to participant and among groups of participants and shall be based upon such Company, subsidiary, group or division factors or criteria as the Committee may deem appropriate, including, but not limited to, earnings per share or return on equity. The other provisions of Awards also need not be the same with respect to each recipient. Unless specified otherwise in the Plan or by the Committee, the date of grant of an Award shall be the date of action by the Committee to grant the Award. The Committee may also substitute new Options for previously granted Options, including previously granted Options having higher exercise prices.

    (b) AWARD AGREEMENT. As soon as practicable after the date of an Award grant, the Company and the participant shall enter into a written Award Agreement identifying the date of grant, and specifying the terms and conditions of the Award. Options are not exercisable until after execution of the Award agreement by the Company and the Plan participant, but a delay in execution of the agreement shall not affect the validity of the Option grant.

    (c) CERTIFICATES. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders, legends and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any market in which the Stock is then traded and any applicable federal, state or foreign securities law.

    (d) TERMINATION. Unless otherwise provided in the applicable Award Agreement or by the Committee, in the event of retirement or Termination for any reason other than death or Disability, Awards held at the date of Termination (and only to the extent then exercisable or payable, as the case may be) may be exercised in whole or in part at any time within three (3) months after the date of Termination, or such lesser period specified in the Award Agreement (but in no event after the expiration date of the Award), but not thereafter. If Termination is due to retirement or to death or Disability, Awards held at the date of Termination (and only to the extent then exercisable or payable, as the case may be) may be exercised in whole or in part by the participant in the case of retirement or Disability, by the participant's guardian or legal representative or by the person to whom the Award is transferred by will or the laws of descent and distribution, at any time within one (1) year from the date of Termination or any lesser period specified in the Award Agreement (but in no event after the expiration of the Award).

    (e) DELIVERY OF PURCHASE PRICE. If and only to the extent authorized by the Committee, participants may make all or any portion of any payment due to the Company

        (i) with respect to the consideration payable for an Award,

        (ii) upon exercise of an Award, or

       (iii) with respect to federal, state, local or foreign tax payable in connection with an Award, by delivery of (x) cash, (y) check, or (z) any property other than cash (including a promissory note of the participant or shares of Stock or securities) so long as, if applicable, such property constitutes valid consideration for the Stock under, and otherwise complies with, applicable law. No promissory note under the Plan shall have a term (including extensions) of more than five years or shall be of a principal amount exceeding 90% of the purchase price paid by the borrower.

    (f) TAX WITHHOLDING. Any shares or other securities so withheld or tendered will be valued by the Committee as of the date they are withheld or tendered; provided, however, that Stock shall be valued at Fair Market Value on such date. The value of the shares withheld or tendered may not exceed the required federal, state, local and foreign withholding tax obligations as computed by the Company. Unless the Committee permits otherwise, the participant shall pay to the Company in cash, promptly when the amount of such obligations becomes determinable (the "Tax Date"), all applicable federal, state, local and foreign withholding taxes that the Committee in its discretion determines to result, (i) from the lapse of restrictions imposed upon an Award, (ii) upon exercise of an Award, or (iii) from a transfer or other disposition of shares acquired upon exercise or payment of an Award, or otherwise related to the Award or the shares acquired in connection with an Award.

    A participant who has received an Award or payment under an Award may, to the extent, if any, authorized by the Committee in its discretion, make an election to (x) deliver to the Company a promissory note of the participant on the terms set forth in Section 10(e), or (y) tender any such securities to the Company to pay the amount of tax that the Committee in its discretion determines to be required to be withheld by the Company subject to the following limitations:

        (i) such election shall be irrevocable;

        (ii) such election shall be subject to the disapproval of the Committee;

       (iii) in the case of participants subject to Section 16(b) of the Exchange Act, such tender may not be made within six (6) months of the acquisition of the securities to be tendered to satisfy the tax withholding obligation (except that this limitation shall not apply in the event of death or Disability of such person before the six month period expires); and

        (iv) in the case of participants subject to Section 16(b) of the Exchange Act, such election must be made in any ten day period beginning on the third business day following the date of release for publication of quarterly or annual summary statements of sales and earnings.

    (g) NO TRANSFERABILITY. No Award shall be assignable or otherwise transferable by the participant other than by will or by the laws of descent and distribution. During the life of a participant, an Award shall be exercisable, and any elections with respect to an Award may be made, only by the participant or participant's guardian or legal representative.

    (h) ADJUSTMENT OF AWARDS; WAIVERS. Subject to Section 5(b)(vi), the Committee may adjust the performance goals and measurements applicable to Awards
(i) to take into account changes in law and accounting and tax rules, (ii) to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in order to avoid windfalls or hardships, and (iii) to make such adjustments as the Committee deems necessary or appropriate to reflect any material changes in business conditions. In the event of hardship or other special circumstances of a participant and otherwise in its discretion, the Committee may waive in whole or in part any or all restrictions, conditions, vesting, or forfeiture with respect to any Award granted to such participant.

    (i) NON-COMPETITION. The Committee may condition its discretionary waiver of a forfeiture, the acceleration of vesting at the time of Termination of a participant holding any unexercised or unearned Award, the waiver of restrictions on any Award, or the extension of the expiration period to a period not longer than that provided by the Plan upon such participant's agreement (and compliance with such agreement) to (i) not engage in any business or activity competitive with any business or activity conducted by the Company and (ii) be available for consultations at the request of the Company's management, all on such terms and conditions (including conditions in addition to (i) and (ii)) as the Committee may determine.

    (j) DIVIDENDS. The reinvestment of dividends in additional Stock or Restricted Stock at the time of any dividend payment pursuant to Section 6(c) shall only be permissible if sufficient shares of Stock are available under
Section 3 for such reinvestment (taking into account then outstanding Awards).

    (k) REGULATORY COMPLIANCE. Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Stock upon any securities exchange or for trading in any securities market or under any state or federal law, (ii) the consent or approval of any government or regulatory body or (iii) an agreement by the participant with respect thereto, is necessary or desirable, then such Award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

    (l) RIGHTS AS SHAREHOLDER. Unless the Plan or the Committee expressly specifies otherwise, an optionee shall have no rights as a shareholder with respect to any shares covered by an Award until the stock certificates representing the shares are actually delivered to the optionee. Subject to Sections 3(b) and 6(c), no adjustment shall be made for dividends or other rights for which the record date is prior to the date the certificates are delivered.

    (m) BENEFICIARY DESIGNATION. The Committee, in its discretion, may establish procedures for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid.

    (n) ADDITIONAL PLANS. Nothing contained in the Plan shall prevent the Company, a subsidiary or an affiliate from adopting other or additional compensation arrangements for its employees and consultants.

    (o) NO EMPLOYMENT RIGHTS. The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company, a subsidiary or an affiliate to terminate the employment of any employee at any time.

    (p) RULE 16(B)3. Notwithstanding any provision of the Plan, the Plan shall always be administered, and Awards shall always be granted and exercised, in such a manner as to conform to the provisions of Rule 16(b)3.

    (q) GOVERNING LAW. The Plan and all Awards shall be governed by and construed in accordance with the laws of the State of California.

    (r) USE OF PROCEEDS. All cash proceeds to the Company under the Plan shall constitute general funds of the Company.

    (s) UNFUNDED STATUS OF PLAN. The Plan shall constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

    (t) ASSUMPTION BY SUCCESSOR. The obligations of the Company under the Plan and under any outstanding Award may be assumed by any successor corporation, which for purposes of the Plan shall be included within the meaning of "Company".

    (u) LIMITATION ON AWARD GRANTS TO EXECUTIVE OFFICERS. The Company may not in any one fiscal year grant Awards under the Plan for more than 750,000 shares to any Executive Officer.

                                  SECTION 11.
                           AMENDMENTS AND TERMINATION

    The Board may amend, alter or discontinue the Plan or any Award, but no amendment, alteration or discontinuance shall be made which would impair the rights of a participant under an outstanding Award without the participant's consent. In addition, to the extent required for the Plan (i) to comply with Rule 16b-3, (ii) with respect to grants to Executive Officers to the extent required to qualify Awards as "qualified performance-based compensation" under
Section 162(m) of the Code, or, (iii) with respect to provisions solely as they relate to Incentive Stock Options, to the extent required for the Plan to comply with Section 422 of the Code, the Board may not amend or alter the Plan without the approval of a majority of the voting power of the shares of the Company entitled to vote at a duly held shareholders' meeting or by an action by written consent and, if at a meeting, a quorum of the voting power of the Company is represented in person or by proxy, where such amendment or alteration would:

    (a) except as expressly provided in the Plan, increase the total number of shares reserved for issuance pursuant to Awards under the Plan;

    (b) except as expressly provided in the Plan, change the minimum price terms of Section 5(b)(iii);

    (c) change the class of employees and consultants eligible to participate in the Plan;

    (d) increase the number of Awards to any Executive Officer;

    (e) extend the maximum Option period under Section 5(b)(i); or

    (f) materially increase the benefits accruing to participants under the Plan.

                                  SECTION 12.
                             EFFECTIVE DATE OF PLAN

    The Plan shall be effective on the date it is adopted by the Board but all Awards shall be conditioned upon approval of the Plan (a) at a duly held shareholders' meeting by the affirmative vote of the holders of a majority of the voting power of the shares of the Company entitled to vote and represented in person or by proxy at the meeting, or (b) by an action by written consent of the holders of a majority of the voting power of the shares of the Company entitled to vote.

                                   SECTION 13
                                  TERM OF PLAN

    No Award shall be granted on or after December 31, 2008, but Awards granted prior to December 31, 2008 may extend beyond that date.

                                   APPENDIX B
                                 INCOMNET, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                                   SECTION 1
                                    PURPOSE

    This Incomnet, Inc. Employee Stock Purchase Plan (the "Plan") is designed to encourage and assist employees of Incomnet, Inc. (the "Company") and any Participating Subsidiary, as defined in Section 4, to acquire an equity interest in the Company through the purchase of shares of Company common stock (the "Common Stock").

                                   SECTION 2
                                 ADMINISTRATION

    The Plan shall be administered by the Board of Directors of the Company (or a committee thereof designated by the Board of Directors, which in either case is referred to as the "Board"). The Board may from time to time select a committee or persons (the "Administrator") to be responsible for any matters in implementing the Plan. If no such committee or persons are selected, the Board shall be the Administrator. Subject to the express provisions of the Plan, to the overall supervision of the Board, and to the limitations of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), the Administrator may administer and interpret the Plan in any manner it believes to be desirable, and any such interpretation shall be conclusive and binding on the Company and all persons.

                                   SECTION 3
                                NUMBER OF SHARES

    (a) The total number of shares of Common Stock reserved and available for issuance pursuant to this Plan shall be 1,000,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares reacquired in private transactions or open market purchases, but all shares issued under this Plan and the Foreign Plan shall be counted against the 1,000,000 share limitation.

    (b) In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, offering of rights, or other similar change in the capital structure of the Company, the Board may make such adjustment, if any, as it deems appropriate in the number, kind, and purchase price of the shares available for purchase under the Plan and in the maximum number of shares subject to any option under the Plan.

                                   SECTION 4
                            ELIGIBILITY REQUIREMENTS

    (a) Each employee of the Company and each Participating Subsidiary, except those described in the next paragraph, shall become eligible to participate in the Plan in accordance with Section 5 on the first Enrollment Date on or following commencement of his or her employment by the Company or the Participating Subsidiary or following such period of employment as is designated by the Board from time to time. Participation in the Plan is entirely voluntary.

    (b) The following employees are not eligible to participate in the Plan:

        (i) employees who would, immediately upon enrollment in the Plan, own directly or indirectly (including options or rights to acquire stock possessing) five percent or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company; and

        (ii) employees who are customarily employed by the Company less than 20 hours per week or less than five months in any calendar year.

    (c) "Employee" shall mean any individual who is an employee of the Company or a Participating Subsidiary. Whether an individual qualifies as an Employee shall be determined by the Administrator, in its sole discretion. The Administrator shall be guided by the provisions of Treasury Regulation Section 1.421-7 and Section 3401(c) of the Code and the Treasury Regulations thereunder, with the intent that the Plan cover all "employees" within the meaning of those provisions other than those who are not eligible to participate in the Plan. Unless the Administrator makes a contrary determination, the Employees of the Company shall, for all purposes of this Plan, be those individuals who are carried as employees of the Company or a Participating Subsidiary for regular payroll purposes. Any inquiries regarding eligibility to participate in the Plan shall be directed to the Administrator, whose decision will be final.

    (d) "Subsidiary" shall mean any corporation described in Section 424(e) or
(f) of the Code. "Participating Subsidiary" shall mean a subsidiary which has been designated by the Administrator as covered by the Plan.

                                   SECTION 5
                                   ENROLLMENT

    Any eligible employee may enroll or re-enroll in the Plan each year as of the first trading day of (i) July 1999, (ii) the third month following such month, and (iii) each yearly anniversary of such months (E.G., any January, April, July and October), or such other dates as may be established by the Board from time to time (the "Enrollment Dates"). In order to enroll, an eligible employee must complete, sign, and submit to the Company an enrollment form. Any enrollment form received by the designee of the Administrator by the 15th day of the month preceding an Enrollment Date (or by the day preceding the Enrollment Date in the case of employees hired after such 15th day), or such other date established by the Administrator from time to time, will be effective on that Enrollment Date. For purposes of the Plan, a "trading day" is any day on which regular trading occurs on any established stock exchange or market system on which the Common Stock is traded.

                                   SECTION 6
                         GRANT OF OPTION ON ENROLLMENT

    (a) Enrollment or re-enrollment by a participant in the Plan on an Enrollment Date will constitute the grant by the Company to the participant of an option to purchase shares of Common Stock from the Company under the Plan. Any participant whose option expires and who has not withdrawn from the Plan will automatically be re-enrolled in the Plan and granted a new option on the Enrollment Date immediately following the date on which the option expires. Furthermore, except as may otherwise be determined by the Administrator, each Participant who has not withdrawn from the Plan will automatically be re-enrolled in the Plan and granted a new option on any Enrollment Date on which the fair market value per share of the Company's Common Stock is lower than the fair market value per share on the Enrollment Date for such Participant's existing option.

    (b) Except as provided in Section 9, each option granted under the Plan shall have the following terms:

        (i) each option granted under the Plan will have a term of not more than 24 months or such shorter option period as may be established by the Board from time to time; notwithstanding the foregoing, however, (x) whether or not all shares have been purchased thereunder, the option will expire on the earlier to occur of (A) the completion of the purchase of shares on the last Purchase Date occurring within 24 months after the Enrollment Date for such option, or such shorter option period as may be established by the Board before an Enrollment Date for all options to be granted on such date, or (B) the date on which the employee's participation in the Plan terminates for any reason and (y) options granted under the Plan shall have a term of three months unless extended by the Board, effective on the Enrollment Date following such extension;

        (ii) payment for shares purchased under the option will be made only through payroll withholding in accordance with Section 7;

       (iii) purchase of shares upon exercise of the option will be effected only on the Purchase Dates established in accordance with Section 8;

        (iv) the price per share under the option will be determined as provided in Section 8;

        (v) the number of shares available for purchase under an option will, unless otherwise established by the Board before an Enrollment Date for all options to be granted on such date, be determined by dividing $25,000 by the fair market value of a share of Common Stock on the Enrollment Date and by multiplying the result by the number of calendar years included in whole or in part in the period from grant to expiration of the option;

        (vi) the option (taken together with all other options then outstanding under this and all other similar stock purchase plans of the Company and any subsidiary of the Company, collectively "Options") will in no event give the participant the right to purchase shares at a rate per calendar year which accrues in excess of $25,000 of fair market value of such shares, determined at the applicable Enrollment Date; and

       (vii) the option will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Administrator from time to time.

                                   SECTION 7
                  PAYROLL AND TAX WITHHOLDING; USE BY COMPANY

    (a) Each participant shall elect to have amounts withheld from his or her compensation paid by the Company during the option period, at a rate equal to any whole percentage up to 15 percent, or such other maximum percentage as the Board may establish from time to time before an Enrollment Date. Compensation includes regular salary payments, commissions, overtime pay and any other compensation as may be determined from time to time by the Board of Directors, but excludes all other payments including, without limitation, long-term disability or workers compensation payments, car allowances, employee referral bonuses, relocation payments, expense reimbursements (including but not limited to travel, entertainment, and moving expenses), salary gross-up payments, and non-cash recognition awards. The participant shall designate a rate of withholding in his or her enrollment form and may elect to increase or decrease the rate of contribution effective as of any Enrollment Date, by delivery to the Company, not later than the 15th day of the month preceding such Enrollment Date, of a written notice indicating the revised withholding rate.

    (b) Payroll withholdings shall be credited to an account maintained for purposes of the Plan on behalf of each participant, as soon as administratively feasible after the withholding occurs. The Company shall be entitled to use the withholdings for any corporate purpose, shall have no obligation to pay interest on withholdings to any participant, and shall not be obligated to segregate withholdings.

    (c) Upon disposition of shares acquired by exercise of an option, the participant shall pay, or make provision adequate to the Company for payment of, all federal, state, and other tax (and similar) withholdings that the Company determines, in its discretion, are required due to the disposition, including any such withholding that the Company determines in its discretion is necessary to allow the Company to claim tax deductions or other benefits in connection with the disposition. A participant shall make such similar provisions for payment that the Company determines, in its discretion, are required due to the exercise of an option, including such provisions as are necessary to allow the Company to claim tax deductions or other benefits in connection with the exercise of the option.

                                   SECTION 8
                               PURCHASE OF SHARES

    (a) On the last trading day of each month immediately preceding a month containing an Enrollment Date, or on such other days as may be established by the Board from time to time, prior to an Enrollment Date for all options to be granted on an Enrollment Date (each a "Purchase Date"), the Company shall apply the funds then credited to each participant's payroll withholdings account to the purchase of whole shares of Common Stock. The cost to the participant for the shares purchased under any option shall be not less than 85 percent of the lower of:

        (i) the fair market value of the Common Stock on the Enrollment Date for such option; or

        (ii) the fair market value of the Common Stock on that Purchase Date. The "fair market value" of the Common Stock on a date shall be (a) if the Common Stock is listed on any established stock exchange, the Nasdaq National Market System or the Nasdaq SmallCap Market System, the closing sales price for the Stock or the average of the bid and asked prices if no sales were reported, as quoted on such system or exchange, as reported in the WALL STREET JOURNAL or similar publication; or (b) in the absence of an established market for the Common Stock, the fair market value of the Common Stock as determined by the Board in good faith, or the fair market value on such date as determined by the Administrator if shares of Common Stock are not so traded, quoted or reported.

    (b) Any funds in an amount less than the cost of one share of Common Stock left in a participant's payroll withholdings account on a Purchase Date shall be carried forward in such account for application on the next Purchase Date, and any additional amount shall be distributed to the participant.

    (c) If at any Purchase Date, the shares available under the Plan are less than the number all participants would otherwise be entitled to purchase on such date, purchases shall be reduced proportionately to eliminate the deficit. Any funds that cannot be applied to the purchase of shares due to such a reduction shall be refunded to participants as soon as administratively feasible.

                                   SECTION 9
                            WITHDRAWAL FROM THE PLAN

    A participant may withdraw from the Plan in full (but not in part) at any time, effective after written notice thereof is received by the Company. All funds credited to a participant's payroll withholdings account shall be distributed to him or her without interest within 60 days after notice of withdrawal is received by the Company. Any eligible employee who has withdrawn from the Plan may enroll in the Plan again on any subsequent Enrollment Date in accordance with the provisions of Section 5.

                                   SECTION 10
                           TERMINATION OF EMPLOYMENT

    Participation in the Plan terminates immediately when a participant ceases to be employed by the Company for any reason whatsoever (including death or disability) or otherwise becomes ineligible to participate in the Plan. As soon as administratively feasible after termination, the Company shall pay to the participant or his or her beneficiary or legal representative, all amounts credited to the participant's payroll withholdings account; provided, however, that if a participant ceases to be employed by the Company because of the commencement of employment with a Subsidiary of the Company that is not a Participating Subsidiary, funds then credited to such participant's payroll withholdings account shall be applied to the purchase of whole shares of Common Stock at the next Purchase Date, and any funds remaining after such purchase shall be paid to the participant.

                                   SECTION 11
                           DESIGNATION OF BENEFICIARY

    (a) Each participant may designate one or more beneficiaries in the event of death and may, in his or her sole discretion, change such designation at any time. Any such designation shall be effective upon receipt in written form by the Company and shall control over any disposition by will or otherwise.

    (b) As soon as administratively feasible after the death of a participant, amounts credited to his or her account shall be paid in cash to the designated beneficiaries or, in the absence of a designation, to the executor, administrator, or other legal representative of the participant's estate. Such payment shall relieve the Company of further liability with respect to the Plan on account of the deceased participant. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the participant has given express contrary written instructions.

                                   SECTION 12
                                   ASSIGNMENT

    (a) The rights of a participant under the Plan shall not be assignable by such participant, by operation of law or otherwise. No participant may create a lien on any funds, securities, rights, or other property held by the Company for the account of the participant under the Plan, except to the extent that there has been a designation of beneficiaries in accordance with the Plan, and except to the extent permitted by the laws of descent and distribution if beneficiaries have not been designated.

    (b) A participant's right to purchase shares under the Plan shall be exercisable only during the participant's lifetime and only by him or her, except that a participant may direct the Company in the enrollment form to issue share certificates to the participant and his or her spouse in community property, to the participant jointly with one or more other persons with right of survivorship, or to certain forms of trusts approved by the Administrator.

                                   SECTION 13
                           ADMINISTRATIVE ASSISTANCE

    If the Administrator in its discretion so elects, it may retain a brokerage firm, bank, or other financial institution to assist in the purchase of shares, delivery of reports, or other administrative aspects of the Plan. If the Administrator so elects, each participant shall be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a participant under the Plan shall be held in the account in the name in which the share certificate would otherwise be issued pursuant to Section 12(b).

                                   SECTION 14
                                     COSTS

    All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such participant by the Company. Any brokerage fees for the purchase of shares by a participant shall be paid by the Company, but brokerage fees for the resale of shares by a participant shall be borne by the participant.

                                   SECTION 15
                          EQUAL RIGHTS AND PRIVILEGES

    All eligible employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 of the Code and the related Treasury Regulations. Any provision of the Plan which is inconsistent with Section 423 of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423. This Section 15 shall take precedence over all other provisions of the Plan.

                                   SECTION 16
                                 APPLICABLE LAW

    The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

                                   SECTION 17
                          MODIFICATION AND TERMINATION

    (a) The Board may amend, alter, or terminate the Plan at any time, including amendments to outstanding options. No amendment shall be effective unless within 12 months after it is adopted by the Board, it is approved by the holders of a majority of the votes cast at a duly held shareholders' meeting at which a quorum of the voting power of the Company is represented in person or by proxy, if such amendment would:

        (i) increase the number of shares reserved for purchase under the Plan;
    or

        (ii) require shareholder approval in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

    (b) In the event the Plan is terminated, the Board may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase shares shall be returned to the participants as soon as administratively feasible.

    (c) In the event of the sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, or the dissolution or liquidation of the Company, the Board shall provide for the assumption or substitution of each option under the Plan by the successor or surviving corporation, or a parent or subsidiary thereof, unless the Board decides to take such other action as it deems appropriate, including, without limitation, providing for the termination of the Plan and providing for a Purchase Date to occur on the trading day immediately preceding the date of such termination.

                                   SECTION 18
                             RIGHTS AS AN EMPLOYEE

    Nothing in the Plan shall be construed to give any person the right to remain in the employ of the Company or to affect the Company's right to terminate the employment of any person at any time with or without cause.

                                   SECTION 19
               RIGHTS AS A SHAREHOLDER; DELIVERY OF CERTIFICATES

    Unless otherwise determined by the Board, certificates evidencing shares purchased on any Purchase Date shall be delivered to participants as soon as administratively feasible. Participants shall be treated as the owners of their shares effective as of the Purchase Date. If approved by the Administrator in its discretion, the Company instead of delivery of share certificates (i) deliver a certificate (or equivalent) to a broker for crediting to the Participant's account, or (ii) make a notation in the Participant's favor of non-certificated shares on the Company's stock records.

                                   SECTION 20
                     SIX-MONTH NONTRANSFERABILITY OF SHARES

    Unless otherwise determined by the Board, shares purchased under the Plan shall be nontransferable except by operation of law or bequest for a period of six months from the date of issue. Any certificate delivered to a Participant shall be so legended. Such legended certificate may be exchanged for an unlegended certificate after the expiration of such six-month period.

[INCOMNET LOGO]                                                    PROXY
                                 INCOMNET, INC.

               ANNUAL MEETING OF SHAREHOLDERS -- ___________, 1999
                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                                  OF DIRECTORS.

         The undersigned shareholders of Incomnet, Inc. hereby acknowledge receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated ____________, 1999 and hereby appoints George Blanco and Stephen Garcia and each of them as proxies and attorneys-in-fact for the undersigned, with full power of substitution, to act and to vote all the shares of Common Stock and Series C Preferred Stock of Incomnet, Inc. held of record by the undersigned on July 19, 1999 at the annual meeting of shareholders to be held on ___________, ____________, 1999, or any postponement or adjournment thereof and to vote all shares of Common Stock or Series C Preferred Stock at the Annual Meeting that the undersigned would be entitled to vote if personally present, on the matters set forth below:

IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE
                                    REVERSE SIDE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES AND FOR PROPOSALS 2 THROUGH 7.




                                                                         For All
                                                  For       Withhold     Except
1. PROPOSAL NO. 1 - Election of Directors:        |_|         |_|          |_|
   John P. Casey, Denis Richard, R. Scott
   Eisenberg, John P. Hill, Jr., Dr. Howard P.
   Silverman and Michael A. Stein
   --------------------------------------
   Except nominee(s) written above

                                                  For       Against     Abstain
2. PROPOSAL NO. 2 - To increase the number of     |_|         |_|         |_|
   --------------
   authorized shares of Incomnet's Common Stock
   to 100 million shares

3. PROPOSAL NO. 3-- To approve the conversion of  |_|         |_|         |_|
   --------------
   $16.8 million of debt owed to Ironwood into a
   new class of convertible preferred stock


4. PROPOSAL NO. 4-- To approve the agreement      |_|         |_|         |_|
   --------------
   to offer $15 million worth of a new class of
   Incomnet convertible preferred stock

5. PROPOSAL NO. 5 - To approve Incomnet's         |_|         |_|         |_|
   Equity Incentive Stock Plan

6. PROPOSAL NO. 6 - To approve Incomnet's         |_|         |_|         |_|
   Employee Stock Purchase Plan

7. PROPOSAL NO. 7-- To approve reimbursement      |_|         |_|         |_|
   --------------
   in stock to John P. Casey of expenses totaling
   $910,192

In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL DIRECTOR NOMINEES UNDER ITEM 1 AND FOR PROPOSALS 2 THROUGH 7.

Dated: _________________, 1999
--------------------------------------------------------------------------------
                                    Signature
--------------------------------------------------------------------------------
                                    Signature
--------------------------------------------------------------------------------

Please sign exactly as your name or name appear on the reverse side. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.